UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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kenvue

Proxy Statement

2024

Children's
TYLENOL
COLD + COUGH + SORE THROAT
Ages 4-11 Years
Bubblegum
Johnson's
baby
cotton buds
200 buds
ZYRTEC
ALLERGY
Neutrogena
MINERAL UV-TINT
FACE LIQUID
30
TYLENOL
BAND-AID
FLEXIBLE FABRIC
30
NEOSPORIN
Benadryl
ALLERGY
48 TABLETS
Johnson's
baby
shampoo
Aveeno
Daily Moisturizing
BODY LOTION
Intensely Nourishes Dry Skin
FRAGRANCE FREE
TYLENOL
Extra Strength
Neutrogena

Message from our Chair of the Board Larry J. Merlo Chair, Board of Directors
Kenvue Shareholders,
On behalf of the Kenvue Board of Directors, it is my pleasure to invite you to our first Annual Meeting of Shareholders — just over a year after Kenvue completed its initial public offering and launched as the world’s largest pure-play consumer health company by revenue.
While Kenvue is a new standalone business, the Company is leveraging its more than 135-year heritage of consumer insights and science-backed innovation as it lives into its Purpose: Realize the extraordinary power of everyday care. We are fortunate to have a foundation built on the Company’s differentiated portfolio of iconic brands that are recommended by healthcare professionals and trusted by generations of consumers around the world.
Looking back at 2023, it was a momentous year with the Company’s initial public offering in May and final separation from Johnson & Johnson in August. I am proud of the accomplishments of the Board, the Kenvue Leadership Team and the entire Kenvue team as they focused on establishing a strong operating infrastructure and achieved strong revenue growth, gross margin expansion and robust cash generation for the full year. In line with our commitment to return cash to shareholders, the Board was also pleased to initiate a quarterly cash dividend, underscoring our confidence in the strength of Kenvue’s iconic portfolio to drive sustainable, profitable growth and durable cash flow generation over the long term.
Building a Fit-for-Purpose Board of Directors
Kenvue combines the power of science with meaningful human insights and digital-first capabilities, empowering consumers to live healthier lives every day. As Kenvue was being formed, I had the opportunity to establish a strong group of directors, and I could not be more pleased with the other ten directors serving with me. They bring a diverse combination of experiences, skills and perspectives to oversee the execution of the Company's strategy and guide Kenvue forward. Working closely with Thibaut, we identified and recruited directors who not only have a proven track record in executive leadership and public company board experience but also bring to our Boardroom fit-for-purpose knowledge and expertise directly relevant to Kenvue’s business, including with respect to consumer goods and healthcare, global operations, finance, cyber and technology, marketing, supply chain, and human capital management. Over the course of the past year, each Board member has clearly demonstrated a deep commitment, passion, and ability to serve our business, shareholders, and all of our stakeholders.
Our Corporate Governance Philosophies
My fellow directors and I take our role as stewards of your investment seriously, and we established a robust governance structure accordingly. We prioritized independent oversight with an independent Board Chair, a majority-independent Board, and only independent directors serving on each of our Audit, Compensation & Human Capital and Nominating, Governance & Sustainability Committees.

2024 Proxy Statement	i

To more effectively enable Board oversight, the Committees leverage private sessions with Kenvue senior leaders, and the Board and Committees engage in executive sessions at every meeting. The Board also engages independent advisors where appropriate. Further, we adopted robust processes for overseeing enterprise risks that allow us to exercise rigorous oversight over the development and execution of the Company’s strategy.
As you will read in this proxy statement, we have carefully constructed a new executive compensation program for 2024 designed to drive long-term shareholder value, guided by the following principles: (i) incentivize executives to achieve strategic and financial objectives; (ii) design incentive programs to hold executives accountable for impact and align our executives’ financial interests with those of our shareholders; and (iii) provide competitive compensation considering our talent strategy, performance and external talent landscape.
Healthy Lives Mission
Early in our tenure as a Board, we oversaw the development of our Healthy Lives Mission, the Company's environmental, social, and governance strategy, and continue to oversee its implementation. Kenvue's Healthy Lives Mission strives to nurture healthy people, enrich a healthy planet, and maintain healthy practice, and our Board has supported the Company in setting goals and commitments to hold Kenvue accountable for the progress it aims to make.
We are proud to have a world-class and diverse team that truly reflects the consumers and customers we serve. The Kenvue Leadership Team counts nine different nationalities amongst its members and has a strong gender balance with 54% women representation. Additionally, six of our 11 directors are women and/or ethnically/racially diverse. In overseeing the Company’s human capital management strategy, the Board is committed to fostering a diverse, equitable, and inclusive atmosphere throughout the Company, where our people feel empowered and supported to contribute to Kenvue's performance and accelerate their own development.
Continuing to Deliver on Our Purpose
Looking ahead to 2024, Kenvue has a thoughtfully designed strategy that will enable the delivery of sustainable, profitable long-term growth. We look forward to continuing to work with Thibaut and the Kenvue Leadership Team as they focus on reaching more consumers, freeing up resources to invest further behind Kenvue’s brands, and fostering a culture of performance and impact.
Engaging with Our Shareholders
The Board is committed to maintaining meaningful shareholder engagement. Over the past year, under the Board’s oversight, Kenvue management has reached out to our largest institutional shareholders, held discussions with those who accepted our offer of a meeting, and relayed valuable feedback from these discussions to the Board on key matters, including corporate governance, executive compensation and sustainability.
We look forward to an ongoing dialogue as Kenvue continues its journey.
On behalf of the Board, I would like to thank you for your support and investment in Kenvue. With strong leadership focused on execution of the Company’s strategy, along with the talent and energy of the approximately 22,000 Kenvuers around the world, we see tremendous opportunities for the Company in 2024 and for many years to come.
Sincerely,
Larry J. Merlo
Chair, Board of Directors

ii	2024 Proxy Statement

Notice of 2024 Annual Meeting of Shareholders
Fellow Kenvue Shareholders:
You are cordially invited to the 2024 Annual Meeting of Shareholders of Kenvue Inc. (the “Annual Meeting”), where shareholders will vote on the matters below either by proxy or by voting online during the Annual Meeting.

Date and Time Thursday, May 23, 2024 9:00 a.m. Eastern Time	Location Online at www.virtualshareholdermeeting.com/KVUE2024	Record Date March 25, 2024

Items of Business
1	Elect the 11 director nominees named in the proxy statement.
2	Approve, on a non-binding advisory basis, the compensation of our named executive officers.
3	Approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.
4	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.
5	Consider any other business as may properly come before the Annual Meeting.
Your Vote is Important - Vote Right Away
Your vote is important. Ensure that your shares are represented at the meeting by voting in one of the following ways:
We encourage you to read the accompanying proxy statement with care and to vote and submit your proxy as soon as possible by using one of the methods described above, even if you intend to attend the Annual Meeting.
Edward J. Reed
Vice President, Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Shareholders to be Held on May 23, 2024: The proxy statement and our 2023 Annual Report to Shareholders are available at www.proxyvote.com. We mailed a Notice of Internet Availability to our shareholders (other than those who previously requested paper copies) on or about April 10, 2024.

2024 Proxy Statement	1

Realize the Extraordinary Power of Everyday Care
About our Business
With $15.4 billion in Net sales in 2023, Kenvue is the world’s largest pure-play consumer health company by revenue and holds a unique position at the intersection of healthcare and consumer goods. By combining the power of science with meaningful human insights and a digital-first approach, we empower consumers to live healthier lives every day.
Built on more than a century of heritage and trusted by generations, our differentiated portfolio of iconic brands—including Tylenol®, Neutrogena®, Listerine®, Johnson’s®, BAND-AID® Brand Adhesive Bandages, Aveeno®, Zyrtec®, and Nicorette® —is backed by science and recommended by healthcare professionals, which further reinforces our consumers’ connections to our brands.
We operate in three attractive segments: Self Care, Skin Health & Beauty, and Essential Health, allowing us to connect with consumers globally—in their daily rituals and the moments that matter most. Within these segments, our well-known portfolio represents a combination of global and regional brands, many of which hold leading positions in their respective categories. Since their inception, the goal of our brands has been to make a positive and enduring impact on the daily health of our consumers.
We operate on a global scale with our broad product portfolio sold and distributed in more than 165 countries in 2023. Our global footprint is well balanced geographically, with approximately half of our 2023 Net sales generated outside North America.
At Kenvue, we believe in the extraordinary power of everyday care, and our approximately 22,000 Kenvuers work every day to put that power in consumers’ hands and earn a place in their hearts and homes.

Our 15 priority brands

2	2024 Proxy Statement

2024 Proxy Statement	3

Proxy Statement Roadmap

Agenda Item		Board Recommendation

Proposal 1	Election of Directors	For Each Nominee See Page 10

Proposal 2	Approve, on a Non-Binding Advisory Basis, the Compensation of our Named Executive Officers	For See Page 35

Proposal 3	Approve, on a Non-Binding Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers	One year See Page 74

Proposal 4	Ratify the Appointment of the Company’s Independent Registered Public Accounting Firm	For See Page 75

4	2024 Proxy Statement

Proxy Statement Summary
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) for use at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Kenvue Inc. (“Kenvue”, “we”, “us”, “our” or the “Company”). Please review the entire proxy statement and our 2023 Annual Report to Shareholders before voting. The voting items expected to be proposed at the meeting are listed above, along with the Board’s voting recommendations.
2023 Performance Highlights & Separation from Johnson & Johnson
2023 was a transformational year for our business and we are proud of our accomplishments. We started the year as a wholly owned subsidiary of Johnson & Johnson (“J&J”) and by September we were the largest independent pure-play consumer health company by revenue. In May 2023, we completed the initial public offering (the “IPO”) of approximately 10.4% of our outstanding common stock and began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “KVUE”. In August 2023, J&J completed the disposition of an additional 80.1% of the outstanding common stock of Kenvue, completing our separation from J&J and our transition to being a fully independent, publicly traded company (the “Separation”). As of the date of this proxy statement, J&J continues to own approximately 9.5% of our outstanding common stock.
We achieved a tremendous amount in 2023 in addition to successfully standing up Kenvue as an independent, publicly traded company. We delivered on our long-term value creation algorithm, which is centered around profitable growth, durable cash flow generation and disciplined capital allocation. We also delivered on our commitment to return capital to our shareholders through the initiation of our quarterly dividend program.
Highlights of our 2023 performance include:
(1)Free cash flow and Adjusted net income are non-GAAP financial measures; see the Appendix for definitions of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP measures.

2024 Proxy Statement	5

Proxy Statement Summary
2024 Director Nominees Snapshot (Page 10)
The following table provides summary information about each director nominee. Detailed information about each director’s background, skills and expertise can be found in “Proposal 1 - Election of Directors” beginning on page 10.

Richard E. Allison, Jr. Former CEO and Director of Domino’s Pizza, Inc. –Independent Director •Audit Committee •Compensation & Human Capital Committee	Peter M. Fasolo, Ph.D. EVP, Chief Human Resources Officer of Johnson & Johnson	Tamara S. Franklin Former Chief Digital, Data and Analytics Officer of Marsh LLC –Independent Director •Audit Committee •Nominating, Governance & Sustainability Committee	Seemantini Godbole EVP, Chief Digital and Information Officer of Lowe’s Companies Inc. –Independent Director •Audit Committee •Nominating, Governance & Sustainability Committee

Melanie L. Healey Former Group President of The Procter & Gamble Company –Independent Director •Nominating, Governance & Sustainability Committee (Chair)	Betsy D. Holden Former Co-CEO of Kraft Foods Inc. –Independent Director •Compensation & Human Capital Committee (Chair)	Larry J. Merlo Chair of the Board Former President and CEO of CVS Health –Independent Director •Compensation & Human Capital Committee •Nominating, Governance & Sustainability Committee	Thibaut Mongon Chief Executive Officer

Vasant Prabhu Former Vice Chairman and Chief Financial Officer of Visa Inc. –Independent Director •Audit Committee (Chair)	Michael E. Sneed Former EVP, Corporate Affairs & Chief Communications Officer of Johnson & Johnson	Joseph J. Wolk EVP, Chief Financial Officer of Johnson & Johnson

Overall Diversity

Independence

Gender Diversity

Racial and Ethnic Diversity

Director Ages

Overall Diverse (Gender and/or Racial/Ethnic)

Independent

Women

Racially/Ethnically Diverse

50-54	55-59
60-64	65-69

6	2024 Proxy Statement

Proxy Statement Summary

Board Composition & Independence
•Independent Board Chair with significant responsibilities
•Majority independent Board with 7 of 11 directors being independent
•Balanced Board with a large breadth of diverse skills, experiences, and areas of expertise
•Independent Committees with only independent directors serving on our Audit, Compensation & Human Capital, and Nominating, Governance & Sustainability Committees
•Independent Executive Sessions with only independent directors at every regularly scheduled Board and Committee meeting
•Diverse Board with 6 of 11 directors identifying as women and/or ethnically/racially diverse

Robust Board Oversight
•Rigorous oversight of the development and execution of the Company’s strategic plans
•Robust process for overseeing key enterprise risks, including cybersecurity and ESG-related risks
•Strong Board and management succession planning process
•Robust Board and Committee oversight of our sustainability strategy, policies, programs and commitments

Shareholder Rights & Engagement
•Annual elections of all directors (no staggered board) •Simple majority voting standard for all uncontested elections •Single voting class •Active year-round shareholder engagement

Strong Governance Practices
•Annual Board & Committee evaluations
•Robust director and executive officer Code of Business Conduct & Ethics
•Restrictions on overboarding
•Mandatory retirement for directors
•Significant stock ownership guidelines for directors (5x annual cash retainer)
•Policy of no hedging, pledging or short-selling Kenvue stock for executives and directors

2024 Proxy Statement	7

Proxy Statement Summary
Executive Compensation Highlights (page 35)
Kenvue’s executive compensation program is designed to align behaviors with short- and long-term financial and operational results that drive long-term shareholder value. Our programs are built on the following principles:
•Incentivize executives to achieve our strategic and financial objectives;
•Design incentive programs to hold executives accountable for impact and align our executives' financial interests with our shareholders' long-term interests; and
•Provide competitive compensation considering Kenvue's talent strategy, performance, and external talent landscape.
Our 2024 annual incentive plan for executive officers will be based 70% on company performance and 30% on individual performance, with the following performance measures used to evaluate company performance:

Measure(1)	Weighting (% of Financial)	How it aligns with our strategic priorities
Organic net sales		Incentivizes the delivery of top-line growth, which is a key driver of value creation in the consumer staples industry
Adjusted gross profit margin		Incentivizes margin-accretive top-line growth
Adjusted net income		Incentivizes profit generation in support of robust free cash flows
Free cash flow		Incentivizes robust free cash flow generation to enable execution of Kenvue's capital allocation strategy
(1)These are non-GAAP financial measures. For purposes of measuring incentive performance, these measures exclude certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and other corporate adjustments. See the Appendix for a definition of each measure.
Annual long-term incentive awards granted to our executive officers in 2024 consist of 50% Performance Share Units ("PSUs"), 30% options and 20% Restricted Share Units ("RSUs"). PSUs will vest following the end of the three-year performance period, subject to continued service and achievement with respect to the following performance measures:

PSU Performance Measure(1)	Weighting	How it aligns with our strategic priorities
Organic net sales(2)
Incentivizes the delivery of top-line growth; given Net sales is a key driver of value creation in the consumer staples industry, we include it in both our 2024 annual incentive plan and 2024 PSU design

Adjusted diluted earnings per share(2)		Incentivizes profit generation in support of robust free cash flows
Relative TSR	Modifier	Incentivizes market-leading long-term value creation, above that of our performance peers
(1)Organic net sales and Adjusted diluted earnings per share are non-GAAP financial measures. For purposes of measuring incentive performance, these measures exclude certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and other corporate adjustments. See the Appendix for a definition each measure.
(2)Measured as a compound annual growth rate (“CAGR”).
In 2023, our executive compensation program prior to our Separation was determined by the Compensation and Benefits Committee of J&J's Board of Directors, while Kenvue's Compensation & Human Capital Committee determined our executive compensation program following the Separation. Both sets of determinations are necessary to understand our 2023 executive compensation program. Additional details about the decisions made by J&J's Compensation & Benefits Committee and by Kenvue's Compensation & Human Capital Committee are provided in the Compensation Discussion & Analysis and related disclosure.

8	2024 Proxy Statement

Proxy Statement Summary
Environmental, Social & Governance Highlights
Kenvue’s Healthy Lives Mission, our environmental, social and governance (“ESG”) strategy, strives to advance the well-being of people and our planet. In 2023, as a newly independent public company, we focused on developing an ESG strategy that was specific to Kenvue and that reflected Kenvue’s key ESG impacts, risks and opportunities. We conducted extensive peer and best-practice benchmarking, identified ESG trends and macro-economic forces that have the potential to impact our business, analyzed leading ESG reporting frameworks, engaged with internal and external stakeholders, conducted an ESG double materiality assessment, and worked cross-functionally with leaders across the organization to identify the key ESG-related impacts, risks and opportunities that underpin our Healthy Lives Mission.
Kenvue’s Healthy Lives Mission is our call for everyday care in action and is supported by three pillars: nurture Healthy People, enrich a Healthy Planet and maintain Healthy Practice. Within these three pillars, we are focused on nine priority areas for which we have established measurable goals and commitments to hold ourselves accountable and to demonstrate progress. We will provide more details about our progress against these goals and commitments when we publish our 2024 Healthy Lives Mission Report, which will be available on our website at Kenvue.com/our-commitments. References to our 2024 Healthy Lives Mission Report are for informational purposes only and neither the 2024 Healthy Lives Mission Report nor the other information on our website is incorporated by reference into this proxy statement.
Shareholder Engagement Highlights (Page 28)
We are committed to fostering ongoing, open and constructive communication with our shareholders. Following our Separation from J&J in August 2023, we launched an outreach program under our Board’s oversight to seek shareholder input and feedback on corporate governance, executive compensation, sustainability and other matters. We reached out to our largest institutional holders, representing approximately 40% of our common stock outstanding, and held discussions with all shareholders who accepted our offer of a meeting, representing approximately 25% of our common stock outstanding.

2024 Proxy Statement	9

Proposal

1 Election of Directors

The Board has nominated the 11 individuals listed below for election as directors at this Annual Meeting to serve until the next annual meeting and until their respective successors are duly elected and qualified, or until such director's earlier death, resignation, disqualification or removal. All director nominees are currently serving as Kenvue directors.

Each director nominee has agreed to be named as a nominee in this proxy statement and to serve as a director if elected. We have no reason to believe that any nominee will be unable to serve as a director. However, if any nominee should become unable to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

To be elected, a director must receive the affirmative vote of the majority of the votes cast. This means that a director will be elected if the number of votes cast "FOR" the director exceeds the number of votes cast "AGAINST" the director.

Our directors are elected annually by a majority of the votes cast to enhance their accountability to shareholders. Under our Director Resignation Policy for Incumbent Directors in Uncontested Elections, if an incumbent director is not reelected in an uncontested election, the director must promptly offer their resignation to the Board. In such a scenario, the Nominating, Governance & Sustainability Committee of our Board will recommend to the Board whether to accept or reject the resignation, and the Board will decide whether to accept or reject the resignation within 90 days following the certification of the shareholder vote. The Board's decision will be disclosed in a Form 8-K filing within four business days of the decision.

The Board of Directors unanimously recommends that shareholders vote FOR each director nominee.

10	2024 Proxy Statement

Proposal 1 - Election of Directors
Director Nomination Process
The Nominating, Governance & Sustainability Committee is responsible for recommending qualified candidates for nomination by the full Board, consistent with the criteria approved by the Board and set forth in our Principles of Corporate Governance. The Nominating, Governance & Sustainability Committee regularly, and at least annually, evaluates the composition of our Board to determine the current and future skills and experiences needed to effectively oversee the Company and its strategic direction. Each of our current Board members joined our public company Board in May 2023, in connection with our IPO and Separation from J&J.
The Board and Nominating, Governance & Sustainability Committee believe that all directors should display the attributes necessary to be effective directors: the highest ethical character, executive leadership experience, sound judgment, the time necessary to discharge their duties and a commitment to enhancing long-term shareholder value. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Nominating, Governance & Sustainability Committee considers each nominee’s independence, professional accomplishments, and diversity, striving to ensure the Board is a diverse body reflecting differences in experience, background, skills, race, ethnicity, gender, and other unique characteristics. These criteria are articulated in the Principles of Corporate Governance available at investors.kenvue.com/governance. For incumbent directors, the Nominating Governance & Sustainability Committee also considers each director’s historic overall contributions to the Board, including level of attendance, level of participation, and contributions to the Board’s responsibilities.
In identifying prospective director candidates to serve on the Board, the Nominating, Governance & Sustainability Committee considers suggestions from many sources, including shareholders. All recommendations, together with appropriate biographical information, should be submitted to the Office of the Corporate Secretary at our principal office address as set forth in the section “Communications with our Board” below. Candidates proposed by shareholders are evaluated by the Nominating, Governance & Sustainability Committee in the same manner as other potential candidates.

1	Source candidate pool from
•Board members •Management •Shareholders •Third-party search firm

2	In-depth review by the Nominating, Governance & Sustainability Committee guided by criteria in Principles of Corporate Governance

•Consider skills matrix
•Screen qualifications
•Consider diversity, including race, gender, experience and other characteristics
•Review independence and potential conflicts
•Meet with director candidates

3	Nominating, Governance & Sustainability Committee recommends candidates to the Board

4	Board reviews candidates and selects director nominees

2024 Proxy Statement	11

Proposal 1 - Election of Directors
Board Skills, Experience and Composition Highlights
Our Board believes that a well-rounded, diverse Board is essential for effective Board oversight and for driving long-term value for our shareholders. Collectively, our Board has deep knowledge of the consumer and healthcare industries, executive leadership and public company board experience, and a broad range of skills, including global operations, financial, cyber and technology, marketing, supply chain and human capital management expertise. Additionally, six out of eleven directors are women and/or ethnically/racially diverse. The following charts, along with our director biographies, highlight the key backgrounds, experiences, skills and diverse characteristics represented by our Board, collectively, and by each director nominee, individually. These attributes have been specifically identified by the Nominating, Governance & Sustainability Committee as being important in creating a diverse and well-rounded Board.
Board Skills & Experiences

Corporate Governance	Human Capital Management & Sustainability

A deep understanding of corporate governance enhances independent Board oversight and supports our goals of accountability, transparency and protection of shareholder interests
Directors with experience relating to human capital management and sustainability support our culture, business and growth strategy and strengthen the Board’s oversight of these critical matters and related risks

Cybersecurity & Data Privacy	Industry (Consumer Packaged Goods, Healthcare or Complimentary field)

Expertise in cybersecurity and data privacy enables an understanding of the threat landscape, mitigation of cyber-risk and evaluation of preparedness to lead through a potential cyber crisis	Experience in the industry in which we operate is key to the Board's ability to understand consumer needs and identify potential changes in consumer trends and buying habits

Digital Technology	Marketing & Sales

Digital technology experience improves oversight of the selection and implementation of new technologies to enhance the Company’s efficiency and productivity
Marketing and sales experience—particularly in retail markets—helps the Board provide valuable insights on developing new markets and growing current markets and is critical to evaluating our strategy to drive growth

Executive Leadership, Business Operations and Strategy	R&D & Innovation

Experience as a CEO or senior executive empowers directors to provide impactful insights into our business growth strategies and business operating plans
Scientific knowledge and expertise in researching and developing innovative products enables Board oversight of our innovation pipeline and enables us to more effectively develop new products to meet the evolving needs of our consumers

Finance	Risk Management

A strong understanding of finance facilitates robust oversight of our financial reporting and evaluation of our performance	Deep experience in enterprise risk management empowers our Board to fulfill its critical risk oversight responsibilities

Global & International	Supply Chain

With approximately half of our Net sales generated outside of North America, international experience in global markets allows our Board to provide critical perspectives for our global growth strategy	Experience in supply chain enables our Board to contribute valuable insights into supply-chain strategy and execution and provide guidance and solutions to supply-chain challenges

Government, Regulatory & Public Policy

Government, regulatory and public policy experience enhances our Board's oversight of our product portfolio in an ever-evolving regulatory landscape

12	2024 Proxy Statement

Proposal 1 - Election of Directors
Director Snapshot

Overall Diversity

Independence

Gender Diversity

Racial and Ethnic Diversity

Director Ages

Overall Diverse (Gender and/or Racially/Ethnically Diverse)

Independent

Women

Racially/Ethnically Diverse

50-54	55-59
60-64	65-69
Director Nominees

Age: 57 Independent Director since: May 2023 Committees: •Audit •Compensation & Human Capital
Richard E. Allison, Jr.
Core Competencies
Mr. Allison brings to our Board of Directors extensive experience in executive leadership and a deep understanding of global operations, business strategy, consumer businesses, operational management and market development that are crucial in steering global brands.
Career Highlights
Mr. Allison has served as director of Kenvue since May 2023. Mr. Allison served as Chief Executive Officer and as a board member of Domino’s Pizza, Inc., the largest pizza company in the world based on global retail sales, from 2018 to 2022. He joined Domino's in March 2011 as Executive Vice President of International and then served as President, Domino's International from October 2014 to July 2018. During the period that Mr. Allison led the international division and served as Chief Executive Officer, Domino's expanded by more than 20 countries and grew by more than 8,000 stores. Prior to joining Domino’s, Mr. Allison worked at Bain & Company, Inc. for more than 13 years, serving as a partner from 2004 to 2010, and as co-leader of Bain’s restaurant practice.
He currently serves as a board member for Starbucks Corporation.
Mr. Allison holds a B.S. in Business Administration from the University of North Carolina at Chapel Hill and an MBA from the University of North Carolina’s Kenan-Flagler Business School, where he serves as chair of the Board of Advisors.

Key Areas of Expertise

	Executive Leadership, Business Operations and Strategy	Risk Management	Finance

	Global & International	Supply Chain	Corporate Governance

2024 Proxy Statement	13

Proposal 1 - Election of Directors

Age: 61 Director since: May 2023
Peter M. Fasolo, Ph.D.
Core Competencies
Dr. Fasolo brings to Kenvue’s Board of Directors a deep understanding of the consumer health business through his senior leadership positions at Johnson & Johnson as well as extensive experience in business transformation and human capital management, including global talent, recruiting, diversity and inclusion, compensation, benefits and employee relations.
Career Highlights
Dr. Fasolo has served as a director of Kenvue since May 2023. Dr. Fasolo has served as Executive Vice President, Chief Human Resources Officer of Johnson & Johnson since 2016. Dr. Fasolo first joined Johnson & Johnson in 2004 as Worldwide Vice President, Human Resources in the MedTech segment and subsequently held numerous senior leadership roles, including as Vice President, Global Human Resources and Vice President, Global Talent Management.
Dr. Fasolo also served as Chief Talent Officer for the North America portfolio companies of Kohlberg Kravis Roberts & Co and spent 13 years with Bristol-Myers Squibb in executive-level human resource roles in the pharmaceutical, medical devices and consumer segments.
Dr. Fasolo currently serves on the boards of the Human Resources Policy Association, Tufts University and Save the Children and is a Fellow of the National Academy of Human Resources. He served as a board member for HireRight Holdings Corporation from 2018 to 2023.
Dr. Fasolo holds a B.A. in Psychology from Providence College, an M.A. in Industrial Psychology from Fairleigh Dickinson University and a Ph.D. in Organizational Behavior from the University of Delaware.

Key Areas of Expertise

	Executive Leadership, Business Operations and Strategy	Human Capital Management & Sustainability	Industry

	Risk Management	Corporate Governance	Global & International

Age: 57 Independent Director since: May 2023 Committees: •Audit •Nominating, Governance & Sustainability
Tamara S. Franklin
Core Competencies
Ms. Franklin brings to Kenvue’s Board of Directors proven expertise in leading digital transformation initiatives across technology, data and analytics workstreams in large multinational organizations, complemented by her deep understanding of executive leadership and business strategy.
Career Highlights
Ms. Franklin has served as a director of Kenvue since May 2023. Ms. Franklin served as Chief Digital, Data and Analytics Officer of Marsh LLC from 2020 to 2023. She previously served as Chief Digital Officer and Vice President, Media and Entertainment, North America for International Business Machines Corporation and Executive Vice President, Digital for Scripps Networks Interactive, Inc. Ms. Franklin has significant experience leading digital businesses, including previous leadership roles at Motorola, Inc. and Turner Broadcasting System, Inc.
She currently serves as a board member for Genpact Limited, a global professional services firm that specializes in digital-led business transformations.
She also serves on the boards of Dream Academy and the Arts Council of Princeton.
Ms. Franklin holds a B.A. in English from Yale University and an MBA from Harvard University.

Key Areas of Expertise

	Executive Leadership, Business Operations and Strategy	Digital Technology	Cybersecurity & Data Privacy

	Finance	Human Capital Management & Sustainability	Government, Regulation & Public Policy

14	2024 Proxy Statement

Proposal 1 - Election of Directors

Age: 54 Independent Director since: May 2023 Committees: •Audit •Nominating, Governance & Sustainability
Seemantini Godbole
Core Competencies
Ms. Godbole brings to Kenvue’s Board of Directors significant expertise in retail and consumer dynamics, as well as insights into global e-commerce, digital transformation, cybersecurity and technology strategies and has proven expertise in growing digital businesses through technology-enabled innovations.
Career Highlights
Ms. Godbole has served as a director of Kenvue since May 2023. Ms. Godbole serves as Executive Vice President, Chief Digital and Information Officer of Lowe’s Companies, Inc. where she leads the enterprise-wide global technology team focused on engineering, product, data and analytics, online, and innovation to enable technology transformation. She is responsible for technology strategy, product road maps and development, and technology operations across all channels, including digital, while also overseeing the overall business and the customer experience on Lowes.com.
Ms. Godbole has more than 25 years of global technology experience. Before joining Lowe’s, she served as senior vice president, digital and marketing technology at Target Corp., where she oversaw the company’s global e-commerce, enterprise marketing and loyalty technology strategy and operations. Prior to Target, Ms. Godbole held multiple senior technology leadership roles at Sabre and Travelocity. Ms. Godbole serves on Apparo’s CXO Tech Council
Ms. Godbole holds a Bachelor of Engineering in Electrical and Electronics Engineering from the National Institute of Technology in Nagpur, India and an M.S. in Computer Science from Texas Tech University.

Key Areas of Expertise

	Executive Leadership, Business Operations and Strategy	Cybersecurity & Data Privacy	R&D & Innovation

	Digital Technology	Supply Chain	Finance

Age: 63 Independent Director since: May 2023 Committees: •Nominating, Governance & Sustainability (Chair)
Melanie L. Healey
Core Competencies
Ms. Healey brings to Kenvue’s Board of Directors extensive experience in the consumer goods industry, valuable strategic insights, including with respect to trends in brand building, marketing, distribution and international operations, and significant corporate governance expertise, including through her service as a director for several large public companies.
Career Highlights
Ms. Healey has served as a director of Kenvue since May 2023. Ms. Healey served as a Group President of The Procter & Gamble Company from 2007 to 2015. In her 25 years at Procter & Gamble, she held several senior leadership positions, including Group President and Advisor to the Chairman and Chief Executive Officer, Group President of the North America Region, and Group President of the Global Health Care, Feminine Care and Adult Care Sector. Ms. Healey has more than 30 years of experience at multinational consumer goods companies, including Procter & Gamble, Johnson & Johnson and S.C. Johnson & Sons, and nearly two decades of experience outside the United States.
She currently serves as a board member for Hilton Worldwide Holdings Inc., PPG Industries, Inc. and Verizon Communications Inc. She served as a board member for Target Corporation from 2015 to 2023.
Ms. Healey holds a B.S. in Business Administration from the University of Richmond.

Key Areas of Expertise

	Executive Leadership, Business Operations and Strategy	Corporate Governance	Global & International

	Human Capital Management & Sustainability	Industry	Risk Management

2024 Proxy Statement	15

Proposal 1 - Election of Directors

Age: 68 Independent Director since: May 2023 Committees: •Compensation & Human Capital (Chair)
Betsy D. Holden
Core Competencies
Ms. Holden brings to Kenvue’s Board of Directors a deep understanding of executive leadership, human capital management and corporate governance, including through her experiences as a chief executive officer, director and advisor for large public companies, complemented by an extensive knowledge of international business and strategy, including with respect to brand marketing, sales and digital development.
Career Highlights
Ms. Holden has served as a director of Kenvue since May 2023. Ms. Holden served as a Senior Advisor to McKinsey & Company from 2007 to 2020. She previously held several leadership roles at Kraft Foods, including Co-Chief Executive Officer of Kraft Foods Inc., President, Global Marketing and Category Development of Kraft Foods Inc. and President and Chief Executive Officer of Kraft Foods North America. Ms. Holden has served on ten public boards over the last 25 years, including Diageo Plc (2009 to 2018) and Time, Inc. (2014 to 2018).
She currently serves as a board member for Dentsply Sirona Inc., NNN REIT, Inc., Western Union Company and several private portfolio companies of Paine Schwartz Partners, a private equity firm focused on sustainable agriculture and food products for which she sits on the Food Chain Advisory Board. She also serves on the Global Advisory Board of Northwestern University’s Kellogg School of Management. Ms. Holden served on Duke University’s Board of Trustees (2011-2023) and the Executive Committee (2015-2023).
Ms. Holden holds a B.A. in Education from Duke University as well as an M.A. in Teaching and an MBA, each from Northwestern University.

Key Areas of Expertise

	Executive Leadership, Business Operations and Strategy	Corporate Governance	Human Capital Management & Sustainability

	Marketing & Sales	Global & International	Industry

Independent Board Chair Age: 68 Director since: May 2023 Committees: •Compensation & Human Capital •Nominating, Governance & Sustainability •Executive (Chair)
Larry J. Merlo
Core Competencies
Mr. Merlo brings to Kenvue’s Board of Directors significant experience as a chief executive officer, director and advisor, with an in-depth knowledge of health and consumer trends, including in the areas of digital development, marketing, retail sales, science and technology.
Career Highlights
Mr. Merlo has served as Chair of Kenvue Board of Directors since May 2023. Mr. Merlo served as President and CEO of CVS Health from 2011 to 2021. Mr. Merlo previously held positions of increasing responsibility over his more than 40 years at CVS Health and its subsidiaries, including Chief Operating Officer of CVS Health, President of CVS Pharmacy and Executive Vice President–Stores.
Mr. Merlo previously served as a Board member for CVS Health, America’s Health Insurance Plans (AHIP), National Association of Chain Drug Stores (NACDS), the Partnership for Rhode Island and Business Roundtable. He serves on the University of Pittsburgh Board of Trustees, where he is currently Chair of the Budget Committee, and a member of the Compensation Committee and was formerly Chair of the Research & Innovation Committee. He also serves as an advisor to Korn Ferry and Charlesbank Capital Partners.
Mr. Merlo holds a B.S. from the University of Pittsburgh School of Pharmacy.

Key Areas of Expertise

	Executive Leadership, Business Operations and Strategy	Corporate Governance	Industry

	Marketing & Sales	Human Capital Management & Sustainability	Supply Chain

16	2024 Proxy Statement

Proposal 1 - Election of Directors

Chief Executive Officer and Director Age: 54 Public Company Director since: May 2023 Committees: •Executive
Thibaut Mongon
Core Competencies
Mr. Mongon brings to Kenvue’s Board of Directors a deep understanding of the consumer health business and commitment to innovation, complemented by extensive international experience, a consumer-centric mindset and considerable expertise in business strategy.
Career Highlights
Mr. Mongon has served as Chief Executive Officer and director of Kenvue as a public company since May 2023. Mr. Mongon joined Johnson & Johnson in 2000 as Director of Marketing for the Vision Care group in France and subsequently held positions of increasing responsibility until he transitioned to the Pharmaceutical sector in 2012, as the Global Commercial Strategy Leader for the Neuroscience therapeutic area. Mr. Mongon joined the Consumer Health sector of Johnson & Johnson in 2014 as Company Group Chairman Asia-Pacific and was promoted to Executive Vice President and Worldwide Chairman, Consumer Health at Johnson & Johnson in 2019. Prior to joining Johnson & Johnson, Mr. Mongon worked for Bormioli in Italy and Danone in France.
Mr. Mongon currently serves on the Board of Directors of The Consumer Goods Forum and is a member of the Business Roundtable.
Mr. Mongon holds a degree in Marketing from KEDGE Business School and an MBA from INSEAD.

Key Areas of Expertise

	Executive Leadership, Business Operations and Strategy	Industry	Marketing & Sales

	Global & International	R&D & Innovation	Risk Management

Age: 64 Independent Director since: May 2023 Committees: •Audit (Chair)
Vasant Prabhu
Core Competencies
Mr. Prabhu brings to Kenvue’s Board of Directors his vast experience as a chief financial officer of a number of large public companies and a sophisticated understanding of complex accounting principles and judgments, financial results, internal controls and financial reporting rules, regulations, processes and investor relations.
Career Highlights
Mr. Prabhu has served as a director of Kenvue since May 2023. Mr. Prabhu served as Vice Chairman of Visa Inc. from 2019 and as Chief Financial Officer from 2015, retiring in 2023. He previously served as Chief Financial Officer for NBCUniversal Media, LLC, Chief Financial Officer and Vice Chairman of Starwood Hotels and Resorts Worldwide, Inc. and Executive Vice President and Chief Financial Officer of Safeway, Inc. He has also held senior leadership roles at The McGraw-Hill Companies, Inc., PepsiCo, Inc. and Booz Allen Hamilton.
Mr. Prabhu currently serves as a board member for Delta Air Lines, Inc. and a Trustee of the Brookings Institution, and he served as a board member for Mattel, Inc. from 2007 to 2020, where he was Chair of the Audit Committee.
Mr. Prabhu holds a Bachelor of Technology in Mechanical Engineering from the Indian Institute of Technology and an MBA from the University of Chicago.

Key Areas of Expertise

	Executive Leadership, Business Operations and Strategy	Finance	Risk Management

	Global & International	Corporate Governance	Government, Regulation & Public Policy

2024 Proxy Statement	17

Proposal 1 - Election of Directors

Age: 65 Director since: May 2023
Michael E. Sneed
Core Competencies
Mr. Sneed brings to Kenvue’s Board of Directors a deep understanding of the consumer health business through his senior leadership positions at Johnson & Johnson as well as extensive strategic and operational expertise leading global marketing, communication, design and philanthropy functions.
Career Highlights
Mr. Sneed has served as a director of Kenvue since May 2023. Mr. Sneed served as Executive Vice President, Global Corporate Affairs and Chief Communication Officer of Johnson & Johnson from 2018 to 2022. He also served as a member of Johnson & Johnson’s Executive Committee during that time. Mr. Sneed originally joined Johnson & Johnson in 1983 and previously held a variety of senior leadership roles, including Vice President, Global Corporate Affairs and Chief Communications Officer, Company Group Chairman, Vision Care Franchise and Company Group Chairman, Consumer North America.
He currently serves as a board member for Wayfair Inc. He also serves on the boards of Thomas Jefferson University, the Robert Wood Johnson Foundation and WHYY, a public media organization serving Philadelphia, Pennsylvania and the surrounding region.
Mr. Sneed holds a B.A. in Economics and Psychology from Macalester College and an MBA from the Tuck School of Business at Dartmouth College.

Key Areas of Expertise

	Executive Leadership, Business Operations and Strategy	Industry	Government, Regulation & Public Policy

	Marketing & Sales	Global & International	Human Capital Management & Sustainability

Age: 57 Director since: May 2023
Joseph J. Wolk
Core Competencies
Mr. Wolk brings to Kenvue’s Board of Directors a deep understanding of the consumer health business through his senior leadership positions at Johnson & Johnson, broad expertise in management, strategy, finance and operations, substantial experience in the healthcare industry and a strong commitment to business innovation, talent development and purpose-based leadership.
Career Highlights
Mr. Wolk has served as a director of Kenvue since May 2023. Mr. Wolk has served as Executive Vice President, Chief Financial Officer of Johnson & Johnson since 2018. He also serves as a member of Johnson & Johnson’s Executive Committee. Mr. Wolk previously held a variety of senior leadership roles in several sectors and functions during his tenure at Johnson & Johnson, including Vice President of Investor Relations, Vice President of Finance for the Pharmaceuticals Group, Vice President of Finance for the Medical Devices Global Supply Chain and Chief Financial Officer of the North America Pharmaceuticals Group. He is also the executive sponsor of Johnson & Johnson’s Impact Venture Fund and Veterans Leadership Council and champions Johnson & Johnson’s Finance Leadership Development Program.
He serves on the St. Joseph’s University Board of Trustees and is a member of the Stanford Medicine Board of Fellows, the CNBC Global CFO Council and the Wall Street Journal CFO Network.
Mr. Wolk holds a B.S. in Finance from St. Joseph’s University and a J.D. from Temple University School of Law and is also a Certified Public Accountant (CPA).

Key Areas of Expertise

	Executive Leadership, Business Operations and Strategy	Finance	Industry

	Global & International	Supply Chain	Risk Management

18	2024 Proxy Statement

Corporate Governance
Board Culture & Governance Practices
Each of our directors joined our public company Board in May 2023 in connection with our IPO and Separation from J&J. As the Board was formed, our directors, guided by Kenvue’s Purpose and Values, aligned on our Board’s core purpose — to unleash short- and long-term value creation for Kenvue and all its stakeholders — and adopted a Board Culture Charter to define the role of our directors, the strategic priorities of the Board, operating norms for the Board and management, and general rules of engagement, in each case thoughtfully designed to further that core purpose. The Board Culture Charter was developed in collaboration with management, with input gathered from each individual director and from the Board as a whole. The Board Culture Charter helped our Board quickly establish a culture of open dialogue, enable effective information flow, and facilitate communication and constructive feedback among the members of the Board and management.
Additionally, our Board has adopted our Principles of Corporate Governance that, together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Committee charters, provide a framework for the Board’s corporate governance practices. These governance documents are available on our website at investors.Kenvue.com/governance. The Principles of Corporate Governance cover a wide range of topics, including the duties and responsibilities of the Board; director qualifications; resignation and mandatory retirement policies; director compensation; share ownership guidelines; succession planning; evaluation of the CEO; director orientation and continuing education; Board and Committee performance evaluations; and Chair succession planning. The Principles of Corporate Governance are reviewed annually by the Nominating Governance & Sustainability Committee to ensure that our governance practices remain appropriate and continue to meet the needs of Kenvue and our shareholders.
Our Board is steadfast in its belief that the ethical character, integrity and values of our directors and senior management remain the most important safeguards to corporate governance. The Board has adopted a robust Code of Business Conduct & Ethics for Board members and executive officers, which is available on our website at investors.Kenvue.com/governance. This commitment to ethics and integrity is also reflected in Kenvue’s Purpose and Values.
Our Kenvue Purpose
Our Kenvue Values

2024 Proxy Statement	19

Corporate Governance

Board Leadership Structure	Independent Board Leadership Structure

Our Board has determined that having an independent director serve as Chair of the Board is in the best interests of our shareholders at this time and supports effective risk oversight. Larry J. Merlo has served as our independent Board Chair since the establishment of our public company Board in May 2023.
Our Board believes that its leadership structure creates an appropriate balance between strong and consistent leadership and effective independent oversight of the Company. As a newly public company, the Board felt it was appropriate to separate the roles of Chair and CEO to give Mr. Mongon an opportunity to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing Mr. Merlo to focus on leading the Board and facilitating the Board’s independent oversight. In his role as Chair, Mr. Merlo:
•Monitors and provides feedback to management on the quality and quantity of information provided by management to the Board;
•Participates in setting, and approves, the agenda for each Board meeting;
•Calls meetings of the Board and independent directors and presides at all Board meetings and executive sessions of independent directors;
•Presides at all shareholder meetings;
•Communicates with the CEO after each executive session of the independent directors to provide feedback and effectuate the decisions and recommendations of the independent directors;
•Acts as liaison between the independent directors and the CEO and management on a regular basis and on sensitive/critical issues;
•Leads the annual performance evaluation of the CEO;
•Oversees the annual evaluation of the Board;
•Oversees CEO succession planning, in consultation with the Compensation & Human Capital Committee; and
•Represents the Board in communications with shareholders or other stakeholders, including meeting with shareholders, as needed.

Larry J. Merlo Independent Chair of the Board

Independent Committee Chairs

Melanie L. Healey Chair of the Nominating, Governance & Sustainability Committee

Betsy D. Holden Chair of the Compensation & Human Capital Committee

Vasant Prabhu Chair of the Audit Committee
Considering the extensive duties of our Board Chair, under our Principles of Corporate Governance, our Chair may not serve as chair, lead director, or CEO at another public company, unless approved by the full Board.
Our Amended and Restated Bylaws and Principles of Corporate Governance provide our Board with flexibility to separate or combine the roles of the CEO and Chair when and if it believes it is advisable and in the best interest of Kenvue shareholders to do so. Our fully independent Nominating, Governance & Sustainability Committee evaluates our leadership structure on an annual basis, including whether the roles of the CEO and Chair should be held by one individual or should be separated and whether the Chair of the Board should be an independent director. The annual review includes a discussion of the effectiveness of the current board leadership structure, the qualifications and experience of the Chair and any Board and shareholder feedback on the structure. The Nominating, Governance & Sustainability Committee and Board believe that our current leadership structure is in the best interest of the Company and its shareholders at this time.

20	2024 Proxy Statement

Corporate Governance
Director Independence
Our Board assesses the independence of each director at least annually and has determined that all directors, with the exception of Messrs. Mongon, Sneed and Wolk and Dr. Fasolo, qualify as “independent” in accordance with the listing standards of NYSE and the heightened requirements under our “Standards of Independence” in our Principles of Corporate Governance. To be considered independent, the Board must determine that a director meets the independence requirements of the NYSE, does not have any appearance of a conflict, and does not have any direct or indirect material relationship with Kenvue.
Highlights of our Board’s independence include:
Messrs. Sneed and Wolk and Dr. Fasolo are not independent in light of their relationship to our former parent, J&J. Dr. Fasolo and Mr. Wolk are executives of J&J and served in those roles at the time of Separation. Mr. Sneed was an executive officer of J&J until April 2022. Mr. Mongon is not independent because he serves as our Chief Executive Officer. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and with J&J and all other facts and circumstances our Board deemed relevant.
Board Meeting Attendance
The Board held eight meetings in 2023 (from the date of our IPO in May 2023 through the end of fiscal year 2023). Each director attended at least 75% of the total number of 2023 meetings of the Board and of each Committee on which he or she served. We encourage, but do not require, all director nominees to attend our Annual Meeting.

2024 Proxy Statement	21

Corporate Governance
Committees of the Board
The Board has a standing Audit Committee, Compensation & Human Capital Committee, Nominating, Governance & Sustainability Committee and Executive Committee. The Board has adopted a written charter for each Committee and these charters are available on Kenvue’s website at investors.kenvue.com/governance.

Audit Committee Vasant Prabhu (Chair) Richard E. Allison, Jr. Tamara S. Franklin Seemantini Godbole Meetings Held in 2023: 9
Responsibilities:
•Overseeing financial management, accounting and reporting processes and practices;
•Appointing, retaining, compensating and evaluating our independent auditor;
•Overseeing Kenvue’s internal audit organization, reviewing its annual plan and reviewing results of its audits;
•Overseeing the quality and adequacy of Kenvue’s internal accounting controls over financial reporting;
•Reviewing and monitoring Kenvue’s financial reporting compliance and practices, including Kenvue’s disclosure controls and procedures; and
•Discussing with management the policies and processes used to assess and manage Kenvue’s exposure to risk, including assisting the Board in overseeing Kenvue’s policies and risk management programs related to financial management and disclosure, accounting, financials reporting and tax and treasury.
The Board has determined that all Audit Committee members are considered independent under the heightened NYSE independence standards and that Mr. Prabhu is an “audit committee financial expert” as that term is defined under SEC rules.

Compensation & Human Capital Committee Betsy D. Holden (Chair) Richard E. Allison, Jr. Larry J. Merlo Meetings Held in 2023: 6
Responsibilities:
•Establishing Kenvue’s executive compensation philosophy and principles;
•Reviewing and approving the compensation for the Chief Executive Officer and other executive officers;
•Setting the composition of the group of peer companies used for comparison of executive compensation;
•Overseeing Kenvue's long-term incentive plan;
•Overseeing the design and management of the various savings as well as health and benefit plans that cover Kenvue’s employees;
•Reviewing key talent metrics for Kenvue’s overall workforce, including metrics related to diversity, equity and inclusion;
•Reviewing succession plans and talent development relating to the positions of the CEO and other positions on the Kenvue Leadership Team; and
•Reviewing the compensation for Kenvue’s non-employee directors and recommending compensation for approval by the full Board.
The Board has determined that all Compensation & Human Capital Committee members are considered independent under the heightened NYSE independence standards.

22	2024 Proxy Statement

Corporate Governance

Nominating, Governance & Sustainability Committee Melanie L. Healey (Chair) Tamara S. Franklin Seemantini Godbole Larry J. Merlo Meetings Held in 2023: 4
Responsibilities:
•Overseeing matters of corporate governance, including the evaluation of the policies and practices of the Board;
•Reviewing potential candidates for the Board and recommending director nominees to the Board for approval;
•Evaluating any questions of possible conflicts of interest for the Board members;
•Overseeing compliance with applicable laws, regulations and the Company’s policies and risk management programs related to product safety, product quality, environmental regulations, privacy and cybersecurity;
•Supporting and assisting the Kenvue Board in overseeing Kenvue’s sustainability strategy, policies, programs and commitments and receiving regular updates from management regarding such activities;
•Reviewing and recommending director orientation and continuing education programs for the Board members;
•Overseeing the process for performance evaluations of the Board and its Committees;
•Overseeing compliance with Kenvue’s Code of Business Conduct & Ethics for Board members and executive officers; and
•Evaluating the Board leadership structure on an annual basis.
The Board has determined that each of the members of the Nominating, Governance & Sustainability Committee is independent under the rules of the NYSE.

Executive Committee Larry J. Merlo (Chair) Thibaut Mongon Meetings Held in 2023: 0	Responsibilities: •Empowered to exercise the authority of the Board between meetings in accordance with and subject to the limitations set forth in its written charter.

2024 Proxy Statement	23

Corporate Governance
Board and Committee Evaluations
Our Board, Audit Committee, Compensation & Human Capital Committee, and Nominating, Governance & Sustainability Committee conduct self-evaluations annually to help ensure effective performance and to identify opportunities for improvement. In addition, our Executive Committee will conduct a self-evaluation as directed by the Board or in its discretion. As described in more detail above in “Board Culture & Governance Practices”, our Board has developed and adopted a framework for board operations, our Board Culture Charter, which helps inform our Board and Committee evaluations. The evaluations are intended to facilitate an examination and discussion by the entire Board and each Committee of its effectiveness as a group in fulfilling its requirements and other responsibilities and to assess if the Board and Committees are living into the values and principles of our Board Culture Charter. The Nominating, Governance & Sustainability Committee is responsible for developing and overseeing the process for conducting evaluations.
We conducted our first Board and Committee evaluations in late 2023, within eight months of our IPO and the establishment of our current Board, as follows:

1	Scope and format of evaluations
As a first step, the Nominating, Governance & Sustainability Committee developed our evaluation process, including the questionnaires used by the Board and each Committee. The Nominating, Governance & Sustainability Committee recommended to the Board, and the Board approved, the 2023 Board and Committee self-evaluation process.

2	Self-evaluation
Once the format and content of the evaluation was approved, the self-evaluations were conducted under the oversight of the Nominating, Governance & Sustainability Committee, and for each Committee, led by the respective Committee Chair. As part of the evaluation, each director received questionnaires related to the full Board and their relevant Committees that asked them to consider various topics related to Board and Committee effectiveness and responsibilities, as well as satisfaction with the schedule, agendas, materials and discussion topics. Each director prepared responses to the questionnaires for discussion.

3	Review sessions
The directors discussed their responses to the questionnaires in executive sessions of each Committee, as well as in an executive session of the full Board. The discussions were led by the respective Chair of each Committee and the Chair of the Board. Directors discussed areas of strength and opportunities, with a view towards taking action to address any issues presented.

4	Ongoing Board feedback
In addition to the annual self-evaluations, the Board evaluates its oversight of our business on an ongoing basis, and, in accordance with our Board Culture Charter, regularly provides feedback to management. During executive sessions, the independent directors raise and consider agenda topics that they believe deserve additional focus and topics to be addressed in future meetings. The Chair provides feedback to the CEO after each executive session of independent directors to effectuate the decisions and recommendations of the independent directors.
The Nominating, Governance & Sustainability Committee will continue to refine and oversee our processes for Board and Committee self-evaluations annually.

24	2024 Proxy Statement

Corporate Governance
Board Oversight Responsibilities
Oversight of Strategy
Overseeing the Company’s short- and long-term corporate strategy is one of the Board’s primary areas of focus. Our directors’ expertise in strategy development and significant experience in the consumer packaged goods and healthcare industries are critical to the effective evaluation and oversight of our company strategy. The Board has developed robust practices to execute its oversight responsibilities.
•At the beginning of each fiscal year, the Board conducts an extensive review of the Company's annual and long-term strategic plans, financial targets, and plans for achieving those targets. Over the course of the year, the Board receives regular updates on the Company’s financial performance against the financial targets and its progress towards its strategic objectives.
•Board meeting agendas throughout the year include significant time allocated to review and discuss our long-term strategy, including risks, market trends, and key areas of opportunity. These discussions help the Board ensure that we are making progress toward our long-term strategic goals and gives the Board the opportunity to provide thoughtful and candid feedback about our strategic direction.
•The Board reviews and provides thoughtful insights on our capital allocation strategy, including any capital returns to shareholders through dividends or share repurchase plans and any significant capital investments.
•Independent directors hold regularly scheduled executive sessions without management present to discuss Company performance and review long-term strategy. These meetings are led by the independent Chair of the Board.
•The Board considers feedback from our shareholders to ensure that our short- and long-term strategies are appropriately designed to promote sustainable, profitable growth.
•The Board consults with external advisors to understand outside perspectives on the risks and opportunities facing our Company.
Oversight of Risk Management
The Board recognizes that sound risk management is integral to the achievement of our strategic objectives. The Board is responsible for the oversight of enterprise-level risk and for ensuring that management has processes in place to appropriately identify and manage risk. The Board exercises its risk oversight throughout the year, both at the full-Board level and through its Committees, which are comprised solely of independent directors. While the Board and its Committees oversee key risk areas, management is charged with the day-to-day management of risk.
We have developed internal processes that facilitate the identification and management of risks and regular communication with the Board. These processes include a robust enterprise risk management (“ERM”) framework that is designed to identify, assess and monitor risks that may have a significant impact on our business. The ERM framework informs our strategic planning activities through a collaborative risk management environment that proactively identifies and prioritizes our strategic, preventable, and external risks (including new or changing regulations). The ERM framework enables a clear understanding of the top risks and the exposure they have to our performance and strategic decisions. The ERM framework is reviewed annually as part of a risk assessment that is presented to our Board. The ERM framework is available on our website at investors.kenvue.com/governance.

2024 Proxy Statement	25

Corporate Governance
Our ERM framework describes the roles and responsibilities of the Integrated Risk Management Council, a cross-functional group of senior enterprise risk leaders, which meets regularly to review and discuss significant risk facing our business. Our Integrated Risk Management Council proactively identifies, assesses and prioritizes key or emerging risks, which are then escalated to senior management as needed and reported to the relevant Committee or our Board. Our approach to risk management is integrated across all levels of the organization as follows:

26	2024 Proxy Statement

Corporate Governance
Oversight of Cybersecurity
Given the importance of cybersecurity to our business and our stakeholders, our Board and Nominating, Governance & Sustainability Committee are actively engaged in the oversight of our cybersecurity program. Our process for assessing, identifying and managing material risks from cybersecurity threats is integrated into our broader ERM framework. The ERM framework is reviewed annually as part of a risk assessment that is presented to our Board. Our cybersecurity organization continually evaluates and addresses cybersecurity risk in alignment with our business objectives. We employ automation, and we also engage our internal audit function and a range of external consultants and other expert third parties in connection with the evaluation and management of cybersecurity risk and the maturation of our cybersecurity program.
The Nominating, Governance & Sustainability Committee is responsible for assisting the Board with respect to oversight of privacy and cybersecurity risks. The Nominating, Governance & Sustainability Committee receives reports from, and meets at least twice a year and as needed with, the Chief Information Security Officer (“CISO”) and the Chief Privacy Officer. The CISO and Chief Privacy Officer inform the Nominating, Governance & Sustainability Committee, which in turn informs our Board, of risks from cybersecurity threats during such meetings. The Nominating, Governance & Sustainability Committee reports to our full Board following each of its regularly scheduled meetings at a minimum and reviews with our Board significant issues or concerns that arise at Nominating, Governance & Sustainability Committee meetings.
Oversight of Human Capital and Succession Planning
The Board considers effective employee recruitment, development, engagement, and succession planning to be critical to executing on our strategy and ensuring our competitive success over the long-term. The Board reviews the Company’s human capital strategy, in support of its business strategy, at least annually and frequently discusses talent issues at its meetings.
The Compensation & Human Capital Committee provides oversight on a variety of human capital management topics, including diversity and inclusion and pay equity. Management regularly updates the Compensation & Human Capital Committee on key talent indicators for the overall workforce, including recruiting, talent development, and employee engagement metrics to ensure that Kenvue is appropriately mitigating the risk of loss or disengagement of critical talent. The Compensation & Human Capital Committee also regularly reviews employee surveys to assess our success in developing and fostering a culture that is aligned with our Purpose and Values and focused on driving performance, impact and accountability. The Compensation & Human Capital Committee reports to our full Board following each of its regularly scheduled meetings and reviews with our Board significant issues or concerns that arise at Compensation & Human Capital Committee meetings.
Additionally, the Board oversees CEO succession planning. Annually, the Board reviews succession plans for the CEO including an assessment of senior executives, their potential as successors to the CEO and any development plans for such executives. The Board also considers succession plans for other critical senior executive roles, such as the CEO’s direct reports. In support of our commitment to talent development, throughout the year, high-potential leaders are given exposure and visibility to Board members through formal presentations and at informal events. This engagement gives the Board insight into the Company’s talent pool and our leaders’ succession plans.
Oversight of our ESG Strategy
Our full Board is ultimately responsible for oversight of our ESG impacts, risks and opportunities and ensuring our ESG priorities and commitments are integrated into the Company’s long-term strategy. On an annual basis, the full Board receives an in-depth update on the Company’s ESG strategy, which we call our “Healthy Lives Mission”. After each regularly scheduled Committee meeting, the Committees report to the full Board with updates on their areas of designated ESG oversight responsibilities. For example, the Nominating, Governance and Sustainability Committee oversees and provides updates to the Board on governance and climate-related strategies and risks, and the Compensation & Human Capital Committee oversees and provides updates to the Board on human capital management and diversity, equity & inclusion strategies and risks.

2024 Proxy Statement	27

Corporate Governance
Additionally, we have established a cross-functional ESG Steering Committee, which is comprised of functional subject matter experts and leaders across our organization that meet regularly to help us effectively execute against our ESG priorities. The ESG Steering Committee tracks our key initiatives and reports our progress quarterly to the Kenvue Leadership Team. Twice a year, we share our progress with the Nominating, Governance & Sustainability Committee.
Shareholder Engagement
We are committed to fostering ongoing, open and constructive communication with our shareholders. Following our Separation from J&J in August 2023, we launched an outreach program under the Board’s oversight to seek shareholder input and feedback on corporate governance, executive compensation, sustainability and other matters. Within our first four months as a fully independent public company, we reached out to our largest institutional holders, representing approximately 40% of our common stock outstanding, and held discussions with all shareholders who accepted our offer of a meeting, representing approximately 25% of our common stock outstanding.
These engagements included senior company leaders and subject matter experts in areas of corporate governance, executive compensation, sustainability and investor relations. In these discussions we received valuable insights and feedback, which were relayed to the Board and relevant Committees and helped inform their discussions.
Key themes discussed with our shareholders included:
We intend to maintain a year-round shareholder engagement program under the Board’s oversight to further enhance and deepen our relationship with our shareholders.
Other Governance Policies
Continuing Director Education
The Board considers it important that all directors be well informed about the Company and the Company’s industry, as well as about relevant legal, regulatory and governance matters. Accordingly, the Company reimburses directors for reasonable amounts incurred to join professional organizations for public company directors, to attend director or governance conferences or programs, or to pursue other opportunities for director education. In addition, the Nominating, Governance & Sustainability Committee reviews and recommends, as appropriate, director orientation and continuing education programs for members of the Board.
Overboarding Policy
Our overboarding policy establishes that a director who serves as a chief executive officer (or other executive officer) should not serve on more than one outside public company board (other than their home board), including Kenvue, without the prior approval of the Board. Other directors should not serve on more than four public company boards (including the Kenvue Board) without the prior approval of the Board.

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Corporate Governance
Term Limits and Mandatory Retirement
We do not believe that our directors should be subject to term limits. Due to the complexity of the business of the Company, we value the increasing insight which a director is able to develop over a period of time. However, renomination to the Board is based on an assessment of each director’s performance and contribution and is not automatic.
The Board has set a mandatory retirement age of 75 for directors. The Board may approve a waiver to this mandatory retirement age if it deems such waiver to be in the best interests of the Company.
Communications with our Board
Shareholders or other interested parties may contact our Board or one or more of our directors with issues or questions about Kenvue by mailing correspondence to our Corporate Secretary at our Skillman headquarters at 199 Grandview Road, Skillman, NJ, 08558. The Corporate Secretary will review incoming communications directed to our Board and, if appropriate, will forward such communications to the appropriate member(s) of our Board or, if none is specified, to our Board Chair. We will generally not forward a communication that is primarily commercial in nature, is improper, profane or offensive, or is a request for general information about Kenvue.

2024 Proxy Statement	29

Director Compensation
We provide competitive compensation to our non-employee directors that enables us to attract and retain high quality directors and fosters their ownership of Kenvue equity, which further aligns their interests with those of our shareholders. Our Compensation & Human Capital Committee annually reviews compensation levels for non-employee directors, informed by a summary of director compensation trends and a competitive analysis of peer company director compensation levels and practices, prepared by its independent compensation consultant. The Compensation & Human Capital Committee makes recommendations to the Board on the compensation of non-employee directors.
Our 2023 non-employee director compensation program consisted of the following:
•an annual cash retainer for each non-employee director of $100,000;
•an annual grant of deferred stock units (“DSUs”) for each non-employee director with a grant value of $180,000 (rounded down to the nearest whole DSU);
•an additional annual cash retainer for the chairs of the Audit, Compensation & Human Capital, and Nominating, Governance & Sustainability Committees of $30,000, $25,000 and $25,000, respectively; and
•an additional annual retainer for the non-executive Chair of the Kenvue Board of $200,000, paid 50% in cash and 50% in additional DSUs.
Cash retainers are paid in equal quarterly installments and DSUs will generally be granted on the date of our annual shareholder meeting. The first such grant occurred shortly following the completion of our Separation from J&J. Non-employee directors are also permitted to elect to convert their cash retainers, beginning with their retainers in respect of fiscal year 2024, into additional DSUs.
DSUs immediately vest upon grant and will be payable in Kenvue shares at the time the non-employee director leaves the Board, except for DSUs granted in 2023, which will be payable in cash or shares at the time the non-employee director leaves the Board, as determined by the Compensation & Human Capital Committee. Non-employee directors who join the Board between annual meetings will have their annual cash retainers and DSU grant for the term prorated. Cash retainers for 2023 were prorated from the date each director joined our Board as a non-employee director.
Directors who are also employees of Kenvue or any of Kenvue’s subsidiaries or affiliates do not receive any additional compensation for their service as directors.
DSUs are administered under the Kenvue Inc. Amended and Restated Deferred Fee Plan for Directors, which generally provides for the terms described above, that dividend equivalents will be credited to DSUs in the form of additional DSUs and that directors may elect to receive payment in respect of DSUs in a lump sum or in five or ten annual installments following their departure from the Board.
Consulting Agreement
On October 1, 2022, J&J entered into a consulting agreement with Larry J. Merlo in anticipation of him serving as Chair of the Kenvue Board following our IPO. Under the consulting agreement, Mr. Merlo was entitled to a monthly fee of $8,500 in exchange for his performance of certain consulting services to J&J relating to our IPO. Payments under the consulting agreement terminated once Mr. Merlo’s appointment to the Kenvue Board became effective in May 2023, and Mr. Merlo now receives only the non-employee director compensation described above.

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Director Compensation
2023 Director Compensation Table

Name	Fees Earned or Paid in		All Other Compensation ($)(3)	Total ($)
	Cash ($)(1)	Stock Award ($)(2)
Larry J. Merlo	130,769	279,991	61,419	472,179
Richard E. Allison, Jr.	65,384	179,984	—	245,368
Peter M. Fasolo	35,989	179,984	—	215,973
Tamara S. Franklin	65,384	179,984	—	245,368
Seemantini Godbole	65,384	179,984	—	245,368
Melanie L. Healey	81,730	179,984	—	261,714
Betsy D. Holden	81,730	179,984	—	261,714
Vasant Prabhu	86,428	179,984	—	266,412
Michael E Sneed	65,384	179,984	—	245,368
Joseph J. Wolk	35,989	179,984	—	215,973
(1)Includes annual retainer for each director and additional retainers for directors who serve as the independent Chair or chair a Committee. Annual retainers were prorated from the date each director joined our Board as a non-employee director. Dr. Fasolo and Mr. Wolk did not receive any compensation while we were a subsidiary of J&J. Their annual retainers were prorated from the date of our Separation.
(2)Includes the grant date fair value of 7,620 DSUs granted to each director as their annual award, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For Mr. Merlo, includes the grant date fair value of an additional 4,234 DSUs, granted for his service as independent Chair. The number of DSUs granted was calculated based on Kenvue’s closing stock price on the date of grant.
(3)Reflects the fees paid to Mr. Merlo from January 1, 2023 through May 7, 2023, pursuant to his consulting agreement.
Stock Ownership Guidelines
The Board has implemented stock ownership guidelines pursuant to which each non-employee director must, no later than the fifth anniversary of his or her election or appointment to the Board, hold shares of Kenvue common stock or its economic equivalent (including DSUs) with a market value of at least five times the annual cash retainer (or $500,000). All Kenvue directors are still within the five-year timeframe for compliance.
The Board or relevant Committee will review Kenvue’s non-employee director compensation program and stock ownership guidelines annually.
Policy Against Hedging, Pledging and Short-Selling
In accordance with our Insider Trading Policy, directors of Kenvue are prohibited from pledging, entering into hedging arrangements, short-selling or transacting in derivative instruments linked to the performance of Kenvue’s stock.

2024 Proxy Statement	31

Executive Officers
The following table sets forth the name, age and position of the individuals who serve as our executive officers, followed by a biography of each executive officer.

Name	Age	Position
Thibaut Mongon	54	Chief Executive Officer and Director
Luani Alvarado	58	Chief People Officer
Charmaine England	52	Chief Growth Officer
Carlton Lawson	55	Group President, EMEA & Latin America
Jan Meurer	52	Group President, North America
Matthew Orlando	48	General Counsel
Paul Ruh	57	Chief Financial Officer
Meredith (Meri) Stevens	61	Chief Operations Officer
Bernardo Tavares	56	Chief Technology & Data Officer
Caroline Tillett	52	Chief Scientific Officer
Ellie Bing Xie	55	Group President, Asia Pacific
Thibaut Mongon The biography of Mr. Mongon is set forth under the section entitled “—Director Nominees.”
Luani Alvarado has served as Chief People Officer of Kenvue and as a member of the Kenvue Leadership Team since May 2023. Ms. Alvarado previously served as Global Leader, Human Resources, Consumer Health at Johnson & Johnson, where she was a member of the Consumer Health Leadership Team and the Human Resources Executive Committee. Ms. Alvarado joined Johnson & Johnson in 2005 and held various human resources leadership positions during her tenure at Johnson & Johnson. Prior to joining the Consumer Health sector, she served as Global Head of HR for Johnson & Johnson External Innovation, Global Head of HR for Medical Devices, Global Head of HR for Orthopaedics, Johnson & Johnson Chief Talent Officer and Global Head of HR for Ethicon. Prior to joining Johnson & Johnson, Ms. Alvarado worked in human resources at Bristol-Myers Squibb and Dow Chemical. Ms. Alvarado holds a Graduate degree in Human Resources & Strategic Management focused on Organizational Development and Change Management and a B.S. in Business Administration, each from Catholic University of Santos, São Paulo in Brazil.
Charmaine England has served as Chief Growth Officer of Kenvue and as a member of the Kenvue Leadership Team since January 2024. Prior to this position, she was Area Managing Director for the United Kingdom & Northern Europe at Kenvue from May 2023. Ms. England previously served as Area Managing Director for the United Kingdom & Northern Europe at Johnson & Johnson, and before that as Managing Director, Pacific. Ms. England brings two decades of experience as a Managing Director and global senior executive. Prior to joining Johnson & Johnson in 2019, Ms. England was the Executive General Manager – Contract Manufacture at Pact Group Holdings and held senior roles at Unilever and Lion (Kirin). Ms. England holds a Bachelor’s degree in Business Administration from the University of Newcastle in Australia.
Carlton Lawson has served as Group President, Europe, Middle East and Africa & Latin America of Kenvue since January 2024 and as a member of the Kenvue Leadership Team since May 2023. Prior to this position, he was Group President, Europe, Middle East and Africa at Kenvue from May 2023. Mr. Lawson previously served as Company Group Chairman, Europe, Middle East and Africa, Consumer Health at Johnson & Johnson, where he was a member of the Consumer Health Leadership Team. Mr. Lawson rejoined Johnson & Johnson in 2019 as the Area Managing Director, Northern Europe, Consumer Health, after having worked in the Consumer Health sector at Johnson & Johnson earlier in his career. Mr. Lawson has more than 30 years of experience working at leading healthcare organizations. Prior to rejoining Johnson & Johnson, Mr. Lawson served as Head of Global Categories and as Area Managing Director, Northern Europe, both at GSK Consumer Health, and as Marketing Director for Pfizer’s Consumer Healthcare business in the United Kingdom and Ireland. Mr. Lawson started his career in Warner Lambert’s Consumer Healthcare division. Mr. Lawson holds a B.Sc. in Geography from The University of Manchester in the United Kingdom.

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Executive Officers
Jan Meurer has served as Group President, North America of Kenvue since January 2024 and as a member of the Kenvue Leadership since May 2023. Prior to this position, he was Chief Growth Officer of Kenvue from May 2023. Mr. Meurer previously served as Global Head of Strategy, Consumer Health at Johnson & Johnson, where he was a member of the Consumer Health Leadership Team. Mr. Meurer previously served as President, Johnson & Johnson Southeast Asia and as Area Managing Director Central Europe, Consumer Health at Johnson & Johnson, and has over 25 years of experience building global consumer brands. Prior to joining Johnson & Johnson in 2015, Mr. Meurer held senior positions at Procter & Gamble, PGT Healthcare and Siemens Technologies. Mr. Meurer served on the board of directors of the US-ASEAN Business Council; the Global Self-Care Federation; the Association of the European Self-Care Industry; the German Cosmetic, Toiletry, Perfumery and Detergent Association; and the German Brands Association. Mr. Meurer holds a degree in Business Administration from the University of Passau in Germany and studied in the United States as a Rotary Scholar.
Matthew Orlando has served as General Counsel of Kenvue and as a member of the Kenvue Leadership Team since May 2023. Mr. Orlando previously served as General Counsel, Consumer Health at Johnson & Johnson, where he was a member of the Consumer Health Leadership Team, the Law Department Executive Committee and the General Counsel Global Functions Leadership Team. Mr. Orlando previously served as Corporate Secretary and Worldwide Vice President, Corporate Governance at Johnson & Johnson and has held a variety of legal leadership positions at Johnson & Johnson, including serving as General Counsel, Global Consumer Medical Devices and as a member of the Law Department Management Committee. Prior to joining Johnson & Johnson in 2007, Mr. Orlando worked for UCB in Brussels as well as law firms in Australia. Mr. Orlando holds a law degree and a finance degree from Murdoch University in Australia and is admitted to practice law in both Australia and the United States.
Paul Ruh has served as Chief Financial Officer of Kenvue and as a member of the Kenvue Leadership Team since May 2023. Mr. Ruh previously served as Chief Financial Officer, Consumer Health at Johnson & Johnson, where he was a member of the Consumer Health Leadership Team. Mr. Ruh has more than 30 years of experience building global consumer brands. Prior to joining Johnson & Johnson in 2017, Mr. Ruh worked at PepsiCo, where he started as Director of Strategy and Planning and proceeded to hold several financial leadership positions, including CFO of Latin America, CFO of Pepsi Beverages America and CFO of PepsiCo Foodservice. Prior to joining PepsiCo, Mr. Ruh worked at McKinsey & Company as a member of the Corporate Finance Practice in Mexico City and Santiago de Chile and as a manager at Procter & Gamble in Financial Analysis, Product Supply Finance and Treasury in Mexico City. Mr. Ruh holds an MBA from the MIT Sloan School of Management and a B.S. in Engineering from Ibero-American University in Mexico City.
Meredith (Meri) Stevens has served as Chief Operations Officer of Kenvue and as a member of the Kenvue Leadership Team since May 2023. Ms. Stevens previously served as Worldwide Vice President, Consumer Health Supply Chain and Delivery at Johnson & Johnson, where she was a member of the Consumer Health Leadership Team. Ms. Stevens previously led Supply Chain Strategy and Deployment at Johnson & Johnson and has more than 30 years of operations experience gained through a series of senior leadership positions with global corporations. Prior to joining Johnson & Johnson in 2015, Ms. Stevens served as Chief Supply Chain Officer at Newell Rubbermaid and held operations and procurement leadership positions at Tyco, Bertelsmann, Knoll and General Electric. Ms. Stevens currently serves on the Advisory Board of the Smithsonian Science Education Center. Ms. Stevens holds a B.S. in Mechanical and Electrical Engineering and an M.S. in Industrial Management, both from Rensselaer Polytechnic Institute.
Bernardo Tavares has served as Chief Technology & Data Officer of Kenvue and as a member of the Kenvue Leadership Team since May 2023. Mr. Tavares previously served as Chief Information Officer, Consumer Health at Johnson & Johnson, where he was a member of the Consumer Health Leadership Team and the Technology Leadership Team. Mr. Tavares previously led the Consumer Health IT organization in Latin America and the Consumer Health and Consumer Medical Devices IT Portfolio and Project Office worldwide at Johnson & Johnson. Prior to joining Johnson & Johnson in 2012, Mr. Tavares held several IT leadership positions at Unilever and IBM. Mr. Tavares is currently a Data Research Advisory Board member for MIT Center for Information Systems Research and a member of the Hispanic Information Technology Executive Council. Mr. Tavares holds an Electrical Engineering degree from University of São Paulo in Brazil with a specialization in Management from Fundação Getulio Vargas in Brazil.

2024 Proxy Statement	33

Executive Officers
Caroline Tillett has served as Chief Scientific Officer of Kenvue and as a member of the Kenvue Leadership Team since May 2023. Dr. Tillett previously served as Global Head, R&D, Consumer Health at Johnson & Johnson. Dr. Tillett has more than 20 years of experience in the consumer health industry. Prior to joining Johnson & Johnson in 2019, Dr. Tillett served as Vice President of Consumer R&D at GSK and held leading roles in the formation of consumer health joint ventures between GSK and Novartis and GSK and Pfizer. Dr. Tillett holds a B.Sc. in Applied Chemistry and a Ph.D. in Organic Chemistry from Kingston University in the United Kingdom, UK.
Ellie Bing Xie has served as Group President, Asia Pacific of Kenvue and as a member of the Kenvue Leadership Team since May 2023. Ms. Xie previously served as Company Group Chairman, Asia Pacific, Consumer Health at Johnson & Johnson, where she was a member of the Consumer Health Leadership Team. Ms. Xie joined Johnson & Johnson in 2015 as President, Consumer Health China and has more than 20 years of experience in areas such as brand management, market operation development, talent development, profit and loss responsibilities and general management. Prior to joining Johnson & Johnson, Ms. Xie worked at Kellogg Company, Eastman Kodak, Gillette and Procter & Gamble. Ms. Xie was named to Fortune China’s Most Powerful Women list in 2021 and Forbes China’s Top 100 Businesswomen list from 2016 through 2019. Ms. Xie holds a Bachelor of International Economics from Fudan University in China and a Master of Economics degree from the University of Illinois.

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Executive Compensation

2024 Proxy Statement	35

Executive Compensation
Compensation Discussion & Analysis
Introduction
In August 2023, we completed our Separation and became a fully independent, publicly traded company. Due to the mid-year timing of our Separation from J&J, many of the decisions impacting our 2023 named executive officer (“NEO”) compensation were made by the Compensation & Benefits Committee of J&J’s Board of Directors (the “J&J CBC”) and were grounded in J&J’s compensation philosophies and policies. This CD&A includes information regarding historical programs and compensation decisions made by the J&J CBC prior to our Separation, as well as decisions made by the Compensation & Human Capital Committee of our Board of Directors (the “Kenvue CHCC”) after the Separation.
2023 Named Executive Officers

Thibaut Mongon	Paul Ruh	Ellie Bing Xie	Carlton Lawson	Meredith Stevens
Chief Executive Officer	Chief Financial Officer	Group President, Asia Pacific	Group President, Europe, Middle East, Africa & Latin America(1)	Chief Operations Officer
(1)Mr. Lawson added responsibility for Latin America starting January 1, 2024.
This Compensation Discussion & Analysis is organized into six sections:

1.	2.	3.	4.	5.	6.
2023 Highlights	Compensation Philosophy and Design	2023 Named Executive Officer Compensation	2024 Incentive Compensation	Executive Compensation Decision-Making	Additional Compensation Policies & Practices

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Executive Compensation
2023 Highlights
Fiscal Year 2023 Performance Highlights
2023 was a transformational year for our business as we stood up Kenvue as an independent public company. In May 2023, we completed our IPO and in August 2023, we successfully completed our Separation from J&J, becoming the largest pure-play consumer health company by revenue.
Our Leadership Team played an integral role in completing the Separation and in developing the infrastructure required to operate effectively as a standalone public company. Simultaneously, our Leadership Team delivered on our long-term value creation algorithm, centered around profitable growth, durable cash generation, and disciplined capital allocation — all despite a dynamic macroeconomic backdrop and cost headwinds. We also delivered on our commitment to return capital to our shareholders through the initiation of our quarterly dividend. Highlights of our 2023 performance include:
(1)Free cash flow and Adjusted net income are non-GAAP financial measures; see the Appendix for definitions of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP measures.

2024 Proxy Statement	37

Executive Compensation
Key 2023 Compensation Decisions
Our 2023 executive compensation structure, both before and after the Separation, consisted of three core compensation elements: base salary, annual incentive, and long-term incentive awards. Prior to the Separation, the J&J CBC set each element of our NEOs’ 2023 compensation, which reflected J&J’s compensation philosophy and program design. After our Separation, the Kenvue CHCC evaluated each compensation element individually while also considering the appropriate total compensation mix. Following its review, the Kenvue CHCC took certain actions to align NEO compensation and our compensation programs more closely with Kenvue’s approach to compensation. An overview of the compensation decisions made before and after the Separation are highlighted below.

Pre-Separation 2023 Compensation Decisions the J&J CBC	Post-Separation 2023 Compensation Decisions by the Kenvue CHCC

Annual Compensation Decisions:
•Established 2023 base salaries for NEOs, considering their post-Separation roles.
•Determined 2023 annual incentive design, including financial and strategic measures and performance goals for 2023.
•Granted annual long-term incentive awards in February 2023, generally based on each executive’s role and performance in 2022. February 2023 long-term incentive awards did not consider NEOs’ roles in 2023.
Separation-Related Compensation Decisions:
•In 2022, approved one-time Engagement Awards to certain key employees who were critical to the continued success of the business and the Separation, including each of our NEOs.
•Determined the conversion treatment of unvested J&J equity awards, and vested but unexercised options, at the time of the Separation.

Annual Compensation Decisions:
•Adopted an incentive compensation recovery policy in accordance with NYSE requirements and a separate, broader misconduct-related compensation recoupment policy.
•Approved a long-term incentive grant in December 2023 to provide our NEOs with competitive total compensation for 2023, given that the February 2023 long-term incentive grant provided by J&J did not consider each NEO’s 2023 role and responsibilities.
•Approved the performance achievement level for the 2023 annual incentive program, including certain adjustments related to the Separation.
Separation-Related Compensation Decisions:
•Approved one-time Founder Shares awards for all employees, including our NEOs, to provide all employees with an equity stake in the newly formed company. NEOs’ Founder Shares align executives’ financial interests with our shareholders’ interests, and were entirely performance-based in the form of PSUs and options (each weighted 50%).

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Executive Compensation
Compensation Philosophy and Design
Executive Compensation Guiding Principles
Kenvue’s executive compensation programs are designed to deliver short- and long-term financial, strategic, and operational results that drive long-term shareholder value. Our programs are built on the following guiding principles:
•Incentivize executives to achieve our strategic and financial objectives;
•Hold executives accountable for impact and align our executives’ financial interests with our shareholders' long-term interests; and
•Provide competitive compensation considering Kenvue’s talent strategy, performance, and external talent landscape.
Executive Compensation Elements
There are three core elements to the Kenvue executive compensation program:

Element	Base Salary	Annual Incentive	Long-Term Incentives

Purpose	Provide market-competitive fixed pay that recognizes job responsibilities	Motivate executives to attain near-term priorities that are consistent with our long-term strategic goals	Motivate executives to attain long-term goals, and directly align executives with shareholder interests

Vehicle	Cash	Cash	Mix of PSUs, options and RSUs

In addition to these core elements of compensation, executives participate in limited perquisites and standard employee benefits as discussed in more detail below.
Peer Groups
Prior to the Separation, the J&J CBC developed a Compensation Peer Group to help set compensation levels for our executive officers. The Compensation Peer Group consisted of the following 19 companies:
J&J CBC-Approved Compensation Peer Group (informed pre-Separation decisions on 2023 Kenvue NEO compensation)

Bausch Health Companies Inc.	The Estée Lauder Companies Inc.	The Kraft Heinz Company
Campbell Soup Company	General Mills, Inc.	Mondelēz International, Inc.
Church & Dwight Co., Inc.	The Hershey Company	Perrigo Co Plc
The Clorox Company	The J. M. Smucker Company	Teva Pharmaceutical Industries Ltd.
The Coca-Cola Company	Kellanova (formerly Kellogg Co)	Viatris Inc.
Colgate-Palmolive Company	Keurig Dr Pepper Inc.
Coty Inc.	Kimberly-Clark Corporation

2024 Proxy Statement	39

Executive Compensation
Kenvue Compensation Peer Group (informed post-Separation 2023 and 2024 decisions)
Following the Separation, the Kenvue CHCC reviewed and refined the Compensation Peer Group, with input from its independent compensation consultant. The Kenvue CHCC used the following selection criteria to determine our Compensation Peer Group:
•Industry: branded consumer products;
•Size: generally within a range of 0.3x to 3.0x of our revenue; and
•Geography: U.S. publicly traded companies with global operations.
Based on the above criteria and relevant business dynamics, the Kenvue CHCC added two consumer goods companies (Conagra Brands and Hormel Foods) and removed four companies (Bausch Health, Coty, Teva, and Viatris) compared to the previous Compensation Peer Group. The Kenvue CHCC uses the below Compensation Peer Group to evaluate our pay levels and pay mix to ensure that our compensation programs are competitive.
At the time of approval, Kenvue ranked at the 54th percentile on revenue of the Compensation Peer Group. The Kenvue CHCC also considers data from WTW's Executive Compensation Survey that is utilized by its independent compensation consultant, Semler Brossy Consulting Group ("Semler Brossy"), in its market benchmarking of executive officer pay levels.
Kenvue Performance Peer Group (will inform Kenvue's relative TSR)
The Kenvue CHCC also established a second peer group to assess Kenvue’s relative TSR, a measure applicable to post-Separation PSUs, to compare Kenvue's relative performance against a broader array of consumer companies. In addition to the companies in the Compensation Peer Group, this peer group includes thirteen additional consumer companies that have been excluded from the Compensation Peer Group for reasons of revenue, product mix, or their headquarters being located outside the United States.

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Executive Compensation
Key Executive Compensation Practices
Kenvue’s executive compensation programs include features that reinforce our guiding principles and reflect our commitment to robust corporate governance.

2024 Proxy Statement	41

Executive Compensation
2023 Named Executive Officer Compensation
2023 Total Direct Compensation Summary
The table below shows 2023 total direct compensation for NEOs. The Long-Term Incentive below is comprised of the February 2023 grants approved by the J&J CBC and the December 2023 grants approved by the Kenvue CHCC. The table below excludes the Separation-related Engagement Awards and Founder Shares that were granted by the J&J CBC and the Kenvue CHCC, respectively, because they are one-time awards that will not be considered when setting future grant-date target compensation values for NEOs.

Officer	Salary ($)	Target Annual Incentive (% Salary)	Target Annual Incentive ($)	Long-Term Incentive ($)(2)	Total Direct Compensation ($)
T. Mongon	1,250,000	170%	2,125,000	7,450,000	10,825,000
P. Ruh	680,000	100%	680,000	2,039,100	3,399,100
E. Xie	595,000	85%	505,750	1,744,240	2,844,990
C. Lawson(1)	665,120	85%	565,352	1,925,894	3,156,366
M. Stevens	595,000	85%	505,750	1,879,976	2,980,726
(1)Mr. Lawson’s salary is denominated in Swiss Francs and is CHF 559,300 in local currency. For the purpose of establishing his variable incentive compensation, his salary was converted into USD at the fiscal year-end exchange rate of 1.00 CHF = 1.1892 USD.
(2)Reflects grant date value assuming target performance. Comprised of February 2023 and December 2023 grants, as follows:

Officer	February 2023 Long- term Incentive Award ($)	December 2023 Long- term Incentive Award ($)	Total Long-Term Incentive Award ($)
T. Mongon	5,250,000	2,200,000	7,450,000
P. Ruh	809,100	1,230,000	2,039,100
E. Xie	1,284,240	460,000	1,744,240
C. Lawson	1,405,894	520,000	1,925,894
M. Stevens	999,976	880,000	1,879,976
Separation-Related Compensation
The table below shows the following: (1) Separation-related Engagement Awards granted by the J&J CBC, the first tranche of which was earned in 2023, and (2) Founder Shares that were granted by the Kenvue CHCC in 2023. These are one-time awards that will not be considered when setting future grant-date target compensation values for NEOs. Separation-related compensation is described in more detail below in the section "—Separation-Related Compensation Decisions”.

Officer	Cash Engagement Award - First Tranche Earned in 2023 ($)	Founder Shares Granted in Oct 2023 ($)	Total Separation- Related Compensation ($)
T. Mongon	1,500,000	6,796,875	8,296,875
P. Ruh	1,000,000	1,530,000	2,530,000
E. Xie	750,000	1,271,813	2,021,813
C. Lawson	750,000	1,301,784	2,051,784
M. Stevens	750,000	1,271,813	2,021,813

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Executive Compensation
Base Salary
2023 base salaries for our NEOs were approved by the J&J CBC, consistent with J&J’s compensation philosophy, which took into account performance, market data, responsibilities and experience. Salary rates were effective January 1, 2023, and contemplated roles within Kenvue as a standalone public company. The Kenvue CHCC reviewed but did not adjust base salaries during 2023.

Officer	2023 Salary
T. Mongon	$1,250,000
P. Ruh	$680,000
E. Xie	$595,000
C. Lawson(1)	$665,120
M. Stevens	$595,000
(1)Salary for Mr. Lawson has been converted from CHF to USD based on the fiscal year-end exchange rate of 1 CHF to 1.1892 USD.
Annual Incentive
This section describes our 2023 annual incentive program design. The Kenvue CHCC has adopted a different annual incentive program design for 2024 that is described in more detail below in the section titled "—2024 Incentive Program Design".
In early 2023, prior to the Separation, the J&J CBC established the 2023 incentive plan design for our NEOs, informed by our business priorities and market practices. Under the 2023 annual incentive plan, payouts were based on actual performance against pre-established financial goals (70% weighting) and strategic measures (30% weighting). In the case of NEOs other than the CEO, actual payouts were also subject to a modifier based on individual performance. Maximum payout under the annual incentive plan was capped at 200% of target.

CEO only:			All Other Executive Officers:

Target Annual Incentive ($)	Kenvue Compensation Factor 0-200%	Final Annual Incentive Payout 0-200% of Target	Target Annual Incentive ($)	Kenvue Compensation Factor 0-200%	Individual Compensation Factor 0-170%	Final Annual Incentive Payout 0-200% of Target

	Financial 70% Strategic 30%			Financial 70% Strategic 30%
Capped at 200% Overall			Capped at 200% Overall
Following completion of the Separation, the Kenvue CHCC reviewed the annual incentive plan that was previously approved by J&J and acknowledged the following:
•There would be no changes to the incentive opportunities for NEOs.
•The Adjusted operational net income measure, as originally defined by J&J, was not sufficiently aligned with Kenvue’s operating performance, as it excluded the costs of certain global functions necessary to operate as a standalone public company. Accordingly, the Kenvue CHCC determined to include these costs in the Adjusted operational net income measure. See “— Kenvue Compensation Factor”.
•Adjustments would be made, as reflected in the table below, to ensure like-for-like comparisons to the 2023 annual incentive plan targets approved by the J&J CBC.

2024 Proxy Statement	43

Executive Compensation

Adjustment Category	Rationale

Separation and stand-up costs
•Transition, stand-up and the incremental costs to operate as a standalone company that were not reflected in the J&J CBC-approved performance targets
•Other non-recurring carve-out adjustments and costs associated with the transformation into a standalone company that were not reflected in the J&J CBC-approved performance targets

Tax-related items	•Differences in the effective tax rate between operating as the Consumer Health business of J&J as contemplated in the J&J CBC-approved performance targets, and operating as a standalone company

Kenvue Compensation Factor
Financial performance measures account for 70% of the Kenvue Compensation Factor. The remaining 30% of the Kenvue Compensation Factor is based on a scorecard that considers qualitative and quantitative strategic goals.
Financial Performance
2023 was a transformational year as we stood up Kenvue as an independent publicly traded company and delivered on our long-term value creation algorithm centered around profitable growth, durable cash flow generation and disciplined capital allocation. In 2023, we achieved broad-based growth across all three segments, all four regions, and all eight product categories. Additionally, we generated strong free cash flow which we partially utilized to initiate our quarterly dividend.
The table below sets out the 2023 annual incentive plan measures, weightings and goals, and the corresponding achievements reflecting the adjustments summarized above.

Measure	Weighting (% of Financial)	Threshold (50% of Target Payout)	Target (100% of Target Payout)	Maximum (200% of Target Payout)	Payout %

Operational sales ($M)(1)					118%

Adjusted operational net income ($M)(2)					55%(2)

Free cash flow ($M)(3)					153%

Aggregate Financial Score					109%
(1)Operational sales is a non-GAAP financial measure used for purposes of the annual incentive plan. Operational sales means our reported GAAP Net sales for the fiscal year ended December 31, 2023, excluding the impact of changes in foreign currency exchange rates compared to the original target.
(2)Adjusted operational net income is a non-GAAP financial measure used for purposes of the annual incentive plan. Adjusted operational net income means net income adjusted to exclude special items as identified in our reported non-GAAP Adjusted net income measure and stand-up costs that were not reflected in the performance goals approved by the J&J CBC.
Adjusted operational net income, as originally defined by the J&J CBC, excluded the impact of expenses related to certain global functions because Kenvue was a wholly owned subsidiary when J&J established these metrics. If we excluded the impact of expenses related to certain global functions, as originally defined by the J&J CBC, the threshold, target and maximum goals in millions would have been $3,103; $3,266; and $3,429, respectively; Kenvue's 2023 Adjusted operational net income would have been $3,360, equivalent to achievement at 157%.
(3)Free cash flow is a non-GAAP financial measure. Free cash flow for purposes of the 2023 annual incentive plan means our externally reported non-GAAP Free cash flow for the fiscal year ended December 31, 2023, adjusted to account for Separation and stand-up costs that were not reflected in the performance goals approved by the J&J CBC.

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Executive Compensation
Strategic Performance
In 2023 our NEOs played an integral role in executing the IPO, completing the Separation and successfully developing the infrastructure required to operate as a standalone public company. Our NEOs led successful improvements in supply chain resiliency and efficiency, fueling margin expansion and better positioning Kenvue for sustainable, profitable long-term growth. Additionally, our NEOs delivered strong results in key people pillars, drove high levels of employee engagement and empowered our new organization with Kenvue's Purpose and Values.
The J&J CBC approved our strategic scorecard with three areas of strategic focus— Execution, People and Separation— along with associated qualitative and quantitative goals. The strategic scorecard is 30% of our Kenvue Compensation Factor.
The table below summarizes the Kenvue CHCC’s assessment of performance for the year.

Strategic Focus Area	2023 Accomplishments

Execution	•Exceeded our 2023 goal regarding on-time in-full delivery •Partially met our goal to increase the percentage of Net sales through online channels •Achieved all quality, safety & compliance objectives

People	•Met our 2023 goal on overall engagement in our annual employee engagement survey •Exceeded our 2023 goal on inclusion in our annual employee engagement survey

Separation	•Met our goal to operate effectively as company-in-a-company prior to Separation •Exceeded our goal of planned Transition Service Agreement exits •Completed 100% of planned deferred market transitions

Aggregate Strategic Score	100% of target
Approved Kenvue Compensation Factor
The CHCC approved a Kenvue Compensation Factor for executive officers of 95%, as follows:

Calculated Kenvue Compensation Factor	The calculated score based on the weightings below was 106% of target: •the aggregate Financial score of 109% was weighted at 70% •the aggregate Strategic score of 100% was weighted at 30%

Approved Kenvue Compensation Factor for NEOs
95% of target
In consideration of Kenvue's competitive position in 2023, management recommended, and the Kenvue CHCC, following its own review and assessment, approved a downward modification of the Kenvue Compensation Factor from 106% to 95% for our executive officers, including each of our NEOs.

2024 Proxy Statement	45

Executive Compensation
Individual Performance
For NEOs other than our CEO, an individual performance multiplier was applied to the Kenvue Compensation Factor to determine the 2023 annual incentive outcome. Individual performance was assessed based on a combination of what goals the NEO achieved and how the goals were achieved, with goals related to both business performance and leadership qualities considered.
Mr. Mongon proposed Individual Compensation Factors considering each NEO's contribution to Kenvue's overall performance and the achievements summarized below. The Kenvue CHCC reviewed these individual performance assessments and approved final Individual Compensation Factors.

Officer	Key Results

Paul Ruh Chief Financial Officer
In addition to his contribution to our Company’s overall performance, Mr. Ruh:
•Contributed significantly to the financial Separation
•Oversaw the execution of the operational Separation, with all Separation activities planned for 2023 delivered on plan/ahead of plan
•Maintained financial discipline before, during and after Separation

Ellie Bing Xie Group President, Asia Pacific
In addition to her contribution to our Company’s overall performance, Ms. Xie:
•Delivered regional financial performance ahead of plan across key metrics including Gross profit, Net income, and Free cash flow[1]. Net sales performance was below plan
•Oversaw the strong execution of Separation activities in the region
•Executed successful revenue growth management and cost efficiency initiatives in a dynamic external environment

Carlton Lawson Group President, Europe, Middle East, Africa & Latin America
In addition to his contribution to our Company’s overall performance, Mr. Lawson:
•Delivered regional financial performance ahead of plan across key metrics including Net sales, Gross profit, Net income, and Free cash flow[1]
•Oversaw the strong execution of Separation activities in the region
•Executed successful revenue growth management and cost efficiency initiatives in a dynamic external environment

Meredith Stevens Chief Operations Officer
In addition to her contribution to our Company’s overall performance, Ms. Stevens:
•Led significant improvements in areas of operational importance, including cost reductions, supply chain effectiveness, inventory management and establishment of the procurement function
•Oversaw accelerated progress against Transition Service Agreements and Transition Manufacturing agreements with no business interruptions
•Returned service levels in line with pre-pandemic levels

In addition, all NEOs delivered strong results in key people pillars, including engagement, inclusion, people leadership, and critical talent retention.

(1)Free cash flow is a non-GAAP financial measure; see the Appendix for a definition of this metric for purposes of measuring incentive performance.

46	2024 Proxy Statement

Executive Compensation
Earned Annual Incentives
Based on the performance achievements described above, the following annual incentives were earned by our NEOs for 2023 performance.

Officer	Target Annual Incentive		Performance Factor (% of Target)		Earned Annual Incentive (a x b x c)
	Percentage of Salary	Value (a)	Business Performance (b)	Individual Performance (c)
T. Mongon	170%	$2,125,000	95%	N/A	$2,018,750
P. Ruh	100%	$680,000	95%	100%	$646,000
E. Xie	85%	$505,750	95%	80%	$384,370
C. Lawson(1)	85%	$565,352	95%	120%	$644,501
M. Stevens	85%	$505,750	95%	100%	$480,463
(1)To determine Mr. Lawson's target annual incentive, his salary has been converted from CHF to USD based on the fiscal year-end exchange rate of 1 CHF to 1.1892 USD.
Annual Long-Term Incentive Grants
Our long-term incentive plan is intended to motivate the attainment of our long-term goals and provide direct alignment to the experience of shareholders through the link to stock price performance. In 2023, awards were granted as a combination of PSUs, stock options and RSUs, which we believe balances our complementary priorities of driving financial performance, creating shareholder value and motivating and retaining executive officers.
As a result of our Separation, our executive officers received a portion of their annual long-term incentive grant in February 2023 and the remainder in December 2023. In February 2023, consistent with its standard equity grant practice, J&J granted equity awards to our NEOs based on each NEO’s role and performance in 2022. For our NEOs, this meant that the February 2023 long-term incentive award values did not reflect the 2023 long-term incentive target values for their roles at Kenvue, which commenced on January 1, 2023, and included significantly increased responsibilities.
Therefore, the Kenvue CHCC approved an incremental long-term incentive grant in December 2023 to provide competitive total compensation for 2023 to our executive officers. The Kenvue CHCC worked with its independent compensation consultant to determine the award size. The combined value of these grants provided market-competitive long-term incentives to our NEOs.
The table below shows the total grant-date target long-term incentive values of the February 2023 and December 2023 awards.

Officer	February 2023 Value ($)	December 2023 Value ($)	Total ($)
T. Mongon	5,250,000	2,200,000	7,450,000
P. Ruh	809,100	1,230,000	2,039,100
E. Xie	1,284,240	460,000	1,744,240
C. Lawson	1,405,894	520,000	1,925,894
M. Stevens	999,976	880,000	1,879,976
The long-term incentive mixes for the two grants were as follows:
•February 2023:
•Mr. Mongon, as a J&J executive officer, received a combination of J&J PSUs (60%), stock options (30%) and RSUs (10%)
•Other NEOs received a combination of J&J PSUs (50%), stock options (30%) and RSUs (20%)
•These awards were converted from J&J PSUs, RSUs and stock options into Kenvue RSUs and stock options at Separation as described in more detail below in the section titled "—Conversion of J&J Long-Term Incentive Awards".
•December 2023: All NEOs received a combination of Kenvue PSUs (50%), stock options (30%) and RSUs (20%)

2024 Proxy Statement	47

Executive Compensation
The table below shows key features of the February and December 2023 long-term incentive grants.
Key Features at Grant

PSUs

•Awards vest subject to performance goals based on J&J three-year cumulative adjusted operational EPS (50%) and three-year compound annual TSR relative to peers (50%)
•PSUs were converted to RSUs at Separation
•Awards vest fully after three years
•No dividends or dividend equivalents

•Awards vest subject to Kenvue TSR relative to the Kenvue Performance Peer Group over a three-year performance period from December 1, 2023 to November 30, 2026
•See "Payout Table for the December 2023 PSU Awards" below for details
•Awards vest fully after three years
•Dividend equivalents accrue and are reinvested in additional PSUs

Stock Options

•Awards granted with a strike price equal to the market price on the date of grant and have a 10-year term •Awards vest in equal tranches annually over three years

RSUs

•Awards vest in equal tranches annually over three years •No dividends or dividend equivalents	•Awards vest in equal tranches annually over three years •Dividend equivalents accrue and are reinvested in additional RSUs

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Executive Compensation
Payout Table for the December 2023 PSU Awards:

Performance	Relative TSR Rank vs. Performance Peers(1)	Payout (% of Target)(2)	Payout (% of Target) if TSR is Negative Over Performance Period
Maximum	80th percentile or better	200%	100%
Target	55th percentile	100%	100%
Threshold	30th percentile	50%	50%
Below Threshold	Below the 30th percentile	0%	0%
(1)Kenvue Performance Peer Group detailed above under the section “—Executive Compensation Decision Making Process – Kenvue Performance Peer Group”.
(2)Performance will be interpolated between threshold and target, and between target and maximum on a straight-line basis.
Separation-Related Compensation Decisions
Cash Engagement Awards (Approved by J&J)
Prior to the IPO, in 2022, the J&J CBC and J&J management approved one-time Engagement Awards to certain key employees who were critical to the continued success of our business and the Separation, including each of our NEOs. Engagement Awards were granted in the form of cash awards payable in two equal installments, the first shortly following the Separation and the second approximately six months later. Payment was contingent on the following:
•Successful execution of the Separation
•Kenvue achieving certain financial objectives
•The execution and non-revocation of a release of claims
•Continued employment unless terminated by Kenvue without cause
•Satisfactory individual performance
All criteria were met for payment of the Engagement Awards. The first tranche was earned in 2023 and the second tranche, which for each NEO is the same amount as the first tranche, was earned in 2024.

Officer	First Tranche At Separation (Sep 2023)($)
T. Mongon	1,500,000
P. Ruh	1,000,000
E. Xie	750,000
C. Lawson	750,000
M. Stevens	750,000

2024 Proxy Statement	49

Executive Compensation
Conversion of J&J Long-Term Incentive Awards (Approved by the J&J CBC)
Prior to Separation, the J&J CBC approved the methodology for converting unvested (and for stock options, vested but unexercised) J&J long-term incentive awards into Kenvue long-term incentive awards with guidance from its independent compensation consultant, and after considering market practices. The conversion methodology was applied consistently for all J&J long-term incentive awards held by Kenvue employees and pursuant to the terms of the Employee Matters Agreement entered into by J&J and Kenvue on May 3, 2023.
Unvested stock options and RSUs, as well as vested but unexercised stock options, were converted in a manner that preserved their value immediately preceding the Separation, while also maintaining the original award terms and vesting schedules.
J&J PSUs were converted into Kenvue RSUs using the methodology listed below:

J&J PSU Performance Period	Treatment

2021 – 2023
•Converted into Kenvue RSUs based on actual J&J performance for the first two years of the performance period based on the previously approved goals of cumulative adjusted operational EPS (50%) and relative TSR (CAGR) (50%) through December 31, 2022
•Awards vested in February 2024 pursuant to the original three-year vesting period

2022 – 2024 and 2023 – 2025
•Converted into Kenvue RSUs using the target number of PSUs, with no adjustment for performance
•Conversion preserved the value immediately preceding the Separation
•Awards will continue to be subject to the original three-year vesting period

Founder Shares (Approved by the Kenvue CHCC)
Following the Separation, the Kenvue CHCC approved the grant of Founder Shares to all active employees, including our NEOs. The Kenvue CHCC considered market practices of other companies that have gone through similar separation transactions. These awards were approved to:
•Align management with shareholders’ interests through performance-based equity awards;
•Provide incentives to management to create long-term and sustained enterprise value; and
•Enhance engagement and create a sense of ownership.
Founder Shares granted to executives were entirely performance-based, with 50% of the target award value granted in the form of PSUs and 50% in the form of stock options, as described below.

Officer	Founder Shares Award Value(1)(USD)
T. Mongon	$6,796,875
P. Ruh	$1,530,000
E. Xie	$1,271,813
C. Lawson	$1,301,784
M. Stevens	$1,271,813
(1)Reflects grant date value assuming target performance.
Stock options will fully vest three years from the date of grant, with no interim vesting. Stock options have a ten-year term and an exercise price equal to the market value of our stock on the grant date.

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Executive Compensation
Vesting of the Founder Shares PSU awards is contingent upon our TSR performance relative to the Kenvue Performance Peer Group over a three-year performance period from October 1, 2023 to September 30, 2026. The target level of payout will be achieved if Kenvue’s relative TSR is at the 55th percentile of the Kenvue Performance Peer Group.
If Kenvue’s absolute TSR over the three-year performance period is negative, the payout will be capped at target.

Performance	Relative TSR Rank vs. Performance Peers(1)	Payout (% of Target)(2)	Payout (% of Target) if TSR is Negative Over Performance Period
Maximum	80th percentile or better	200%	100%
Target	55th percentile	100%	100%
Threshold	30th percentile	50%	50%
Below Threshold	Below the 30th percentile	0%	0%
(1)Kenvue Performance Peer Group detailed above under the section “Executive Compensation Decision Making Process – Kenvue Performance Peer Group”.
(2)Performance will be interpolated between threshold and target, and between target and maximum on a straight-line basis.

2024 Proxy Statement	51

Executive Compensation
2024 Incentive Compensation
2024 Pay Mix
The Kenvue CHCC approved a 2024 pay program for the NEOs that is heavily performance-oriented and aligned with our strategic priorities and shareholders' interests. The target pay mixes for 2024 for the CEO and other NEOs are as follows.
CEO Pay Mix
Other NEO Average Pay Mix
The Kenvue CHCC approved 2024 incentive program designs that align the incentive framework, incentive vehicles, and performance measures with our compensation principles and strategic priorities taking into account external practices and shareholders’ interests. Our 2024 incentive framework is intended to encourage and reward profitable growth and efficient cash generation.
2024 Annual Incentive Plan Design
Our 2024 annual incentive plan for executive officers will be based 70% on company performance and 30% on individual performance.
The following performance measures will be used to evaluate the company performance portion of the annual incentive plan:

Measure(1)	Weighting (% of Financial)	How it aligns with our strategic priorities
Organic net sales		Incentivizes the delivery of top-line growth, which is a key driver of value creation in the consumer staples industry
Adjusted gross profit margin		Incentivizes margin-accretive top-line growth
Adjusted net income		Incentivizes profit generation in support of robust free cash flows
Free cash flow		Incentivizes robust free cash flow generation to enable execution of Kenvue's capital allocation strategy
(1)These are non-GAAP financial measures. For purposes of measuring incentive performance, these measures exclude certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and other corporate adjustments. See the Appendix for a definition of each measure.

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Executive Compensation
Additionally, 30% of the annual incentive plan for executive officers will be based on individual performance, which will include goals reflecting each executive’s immediate areas of accountability and impact in the context of the Company’s strategic priorities, including operational, people-related, and, as applicable, regional financial performance goals.
2024 Long-Term Incentive Award Design
Annual long-term incentive awards granted to our executive officers in 2024 consist of 50% PSUs, 30% options and 20% RSUs. Options and RSUs will vest in equal tranches on the first, second and third anniversaries of the grant date, subject to each executive’s continued service through each vesting date. PSUs will vest following the end of the three-year performance period on December 31, 2026, subject to continued service through the date the Kenvue CHCC certifies performance under the PSUs and achievement with respect to the following performance measures:

PSU Performance Measure(1)	Weighting	How it aligns with our strategic priorities
Organic net sales(2)
Incentivizes the delivery of top-line growth; given Net sales is a key driver of value creation in the consumer staples industry, we include it in both our 2024 annual incentive plan and 2024 PSU design

Adjusted diluted earnings per share(2)		Incentivizes profit generation in support of robust free cash flows
Relative TSR	Modifier	Incentivizes market-leading long-term value creation, above that of our performance peers
(1)Organic net sales and Adjusted diluted earnings per share are non-GAAP financial measures. For purposes of measuring incentive performance, these measures exclude certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and other corporate adjustments. See the Appendix for a definition of each measure.
(2)Measured as a compound annual growth rate (“CAGR”).
The initial payout range of the PSUs is 0% to 200% depending on the achievement of Organic net sales CAGR and Adjusted diluted earnings per share CAGR. The payout is then subject to a modification based on relative TSR, as shown below.

Relative TSR Ranking	Applied Modifier

<25th percentile against performance peer group	0.75
25th - 75th percentiles against performance peer group	1
>75th percentile against performance peer group	1.25

The maximum payout is capped at 200% of target. Dividend equivalents accrue for PSUs and RSUs and will be reinvested in additional PSUs and RSUs, respectively.

2024 Proxy Statement	53

Executive Compensation
Executive Compensation Decision-Making
Role of the Kenvue Compensation & Human Capital Committee
The Kenvue CHCC was established in 2023 in connection with the IPO. The Kenvue CHCC assists our Board in discharging its responsibilities relating to the compensation of our executive officers and directors. Specifically, the Kenvue CHCC:
•Sets Kenvue’s executive compensation philosophy;
•Reviews and approves the amount of compensation, goals and objectives for our CEO, and in consultation with our CEO, for our other executive officers;
•Sets the composition of the compensation and performance peer groups;
•Approves long-term incentive grants to executive officers;
•Oversees risk management of our compensation programs, policies, and practices, including an annual review of our programs;
•Reviews succession plans and talent development relating to the positions of the CEO and other positions on the Leadership Team; and
•Reviews key talent metrics for Kenvue's overall workforce—including metrics related to diversity, equity, and inclusion—as well as oversees and periodically reviews Kenvue's human capital management and employee health and safety policies and strategies.
Role of the Independent Compensation Consultant
In connection with the IPO, the Kenvue CHCC appointed Semler Brossy to serve as its independent compensation consultant. Semler Brossy provides services related to our executive compensation program, including reviewing and advising on:
•Our compensation and performance peer groups;
•Compensation setting for our executive officers, including market benchmarking of pay levels;
•Market competitive practices among peers and their relevance for Kenvue as they relate to incentive design and incentive goals;
•Form and amount of executive perquisites;
•Governance-related items including stock ownership guidelines, compensation clawback policies, and treatment of equity upon termination; and
•Compensation setting for our Board, including market benchmarking of pay levels.
Semler Brossy reports directly to the Kenvue CHCC. As part of the appointment process, the Kenvue CHCC reviewed the independence of Semler under NYSE and SEC rules and concluded that Semler Brossy is independent. In reaching this conclusion, the Kenvue CHCC considered factors relevant to the consultant’s independence, including the six factors set forth in the NYSE listing standards.
Role of Management
Management assists the Kenvue CHCC in discharging its duties by providing information on corporate and individual performance as well as management’s perspective on certain compensation and human capital management matters. The Kenvue CHCC solicits and reviews our CEO’s recommendations with respect to the compensation of our executive officers (other than the CEO). Additionally, the Kenvue CHCC considers relevant market data, roles and responsibilities and individual performance. Our CEO recuses himself from all discussions and recommendations regarding his own compensation and is not present when his compensation is determined by the independent Kenvue CHCC.

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Executive Compensation
Role of Shareholders
We view shareholder feedback as an important part of the compensation-setting process. In the fall of 2023, shortly after the Separation, we initiated our shareholder outreach program. We believe that it is important to proactively engage with our shareholders throughout the year to learn their perspectives on significant issues, including executive compensation. The Kenvue CHCC values the views of our shareholders as expressed through our shareholder outreach program and looks forward to feedback shared through that outreach program as well as the say-on-pay advisory vote. The Kenvue CHCC will continue to consider shareholder feedback and the results of the say-on-pay vote when making future compensation decisions.
Additional Compensation Policies & Practices
Benefits and Perquisites
Our NEOs participate in the same employee benefits plans provided to all other non-union employees of Kenvue located in the same country. In addition, in 2023, they received the following limited benefits and perquisites:
•Mr. Mongon was provided the use of company cars and drivers for commuting and other personal transportation. Mr. Mongon also received limited home security system services. These benefits are intended to enhance productivity, minimize distractions and ensure his safety.
•Mr. Lawson received selected benefits in connection with his relocation to Switzerland at J&J’s request. He received an annual housing allowance, and reimbursement of other expenses he incurred in connection with such relocation, including for supplemental health insurance. Mr. Lawson was entitled to a company car in accordance with Kenvue’s policies for employees located in Switzerland.
Stock Ownership Guidelines
Kenvue has adopted stock ownership guidelines applicable to executive officers.

Individual Subject to Guidelines	Minimum Required Level of Ownership
Chief Executive Officer	Six times base salary
Other Executive Officers	Three times base salary
The ownership level specified by the guidelines must be achieved by each executive officer within five years of the date the guidelines were adopted or, if later, within five years of first becoming an executive officer.
All executive officers are still within the five-year timeframe for compliance.

2024 Proxy Statement	55

Executive Compensation
Compensation Clawback Policies
Kenvue maintains two compensation recoupment policies intended to encourage robust risk management and provide protections for shareholders. The “Incentive Compensation Recovery Policy” complies with the NYSE requirements applicable to Kenvue, while the “Compensation Recoupment Policy for Significant Misconduct” affords broader recoupment in the event of misconduct. High-level summaries of both policies are provided below:

	Incentive Compensation Recovery Policy	Compensation Recoupment Policy for Significant Misconduct

Covered Employees	•Section 16 officers	•Section 16 officers •The top approximately 1,400 employees of Kenvue and its subsidiaries, who were determined to be in a position where significant misconduct would harm Kenvue

Covered Compensation	•Incentive compensation in excess of what would have been paid based on the restated financials	•All incentive compensation, which includes annual- and long-term incentives awarded, granted or paid, over a defined three-year period

Triggering Events	•Financial restatements
•Significant misconduct, regardless of whether a restatement is involved
•This includes commission of an act of fraud, embezzlement, gross negligence, self-dealing, or intentional misconduct; violations of law or a commission of an act involving moral turpitude; or violation of a material company policy

Kenvue CHCC Authority	•Administering the policy •Determining the method of recoupment	•Administering the policy •Determining whether to pursue a recoupment •In the event of a recoupment, determining both the amount to recoup and the method of recoupment
In addition, our equity award agreements provide for forfeiture and/or recoupment of all or a portion of the equity award if the employee fails to comply with any non-competition and non-solicitation agreements with us.
Limited Employment Agreements
As is customary for all employees in Switzerland, Mr. Lawson is subject to an employment agreement that sets forth his position, working conditions, compensation and benefits and certain continued salary payments if Mr. Lawson is prevented from working through no fault of his own (e.g., accident or illness). None of our other executive officers is subject to an employment agreement.
Severance Arrangements
We provide an executive severance program to promote orderly succession for key roles. We also believe that the executive severance program serves as an incentive for our executive officers to remain employed and focused on their responsibilities during the threat or negotiation of a transaction that may involve a change of control of the Company. This helps preserve our value and the potential benefit to be received by our shareholders in such a transaction. See additional details below under the section titled “—Potential Payments upon Termination or Change of Control”.

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Executive Compensation
Company-Sponsored Employee Benefits
We provide senior U.S. employees with the Kenvue Excess Savings Plan, a non-qualified deferred compensation plan. The Kenvue Excess Savings Plan accepted a transfer of account balances from J&J with respect to our employees, including our executive officers, who participated in J&J’s Excess Savings Plan. Following the Separation, our executive officers who are eligible to participate in our 401(k) savings plan remain eligible to participate in the Kenvue Excess Savings Plan. See additional details below under the section “Non-qualified Deferred Compensation”.
Compensation Risk Management
Kenvue is committed to effective risk management, which includes the operation of compensation programs that appropriately balance risk and reward. This commitment is underpinned by a number of policies and practices that are intended to encourage our executives to act like long-term shareholders. These policies and practices include robust ownership requirements, compensation recoupment policies, robust trading prohibitions to mitigate conflicts of interest, and protection of Company interests during and following separation of employment. We will conduct our first compensation risk assessment as a standalone public company in 2024.
Anti-Hedging and Anti-Pledging Policies
In accordance with our Insider Trading Policy, our executive officers are prohibited from pledging, entering into hedging arrangements, short-selling or transacting in derivative instruments linked to the performance of Kenvue’s stock.
Equity Grant Process
The Kenvue CHCC adopted equity grant guidelines which outline the process and procedure for granting long-term incentive awards, including stock options. Unless otherwise approved by the Kenvue CHCC, annual long-term incentive awards are granted at a predetermined time each year, following a regularly scheduled Kenvue CHCC meeting in the first quarter. Long-term incentive awards for new hires or special awards for recognition or retention purposes are generally made on the first trading day of the applicable month. Additionally, equity grants to executive officers will not be made within four days before or one day after the release of material non-public information. The grant date of any award is no earlier than the date on which such award is approved.
Compensation & Human Capital Committee Report
The Compensation & Human Capital Committee of the Board has reviewed and discussed the Compensation Discussion & Analysis with Company management and its independent compensation consultant. Accordingly, the Committee recommended to the Board that this Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Betsy D. Holden (Chair)
Richard E. Allison, Jr.
Larry J. Merlo

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Executive Compensation
Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the compensation of our NEOs for 2023, 2022 and 2021, as applicable. Such compensation was paid or granted by J&J prior to the Separation and by Kenvue after the Separation.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Thibaut Mongon Chief Executive Officer	2023	1,243,750	1,500,000	9,298,884	5,633,435	2,018,750	—	27,774	19,722,593
	2022	917,308	—	3,681,233	1,436,969	798,000	62,000	196,900	7,092,410
	2021	871,154	—	3,962,962	1,449,005	1,185,129	230,000	206,210	7,904,460
Paul Ruh Chief Financial Officer	2023	666,923	1,000,000	2,450,206	1,376,728	646,000	—	14,619	6,154,476
	2022	569,715	—	711,666	281,985	269,352	29,000	23,379	1,885,097
	2021	504,377	—	749,700	270,007	393,262	111,000	22,697	2,051,043
Ellie Bing Xie Group President, Asia Pacific	2023	593,848	750,000	1,989,965	1,159,166	384,370	—	1,211,574	6,088,923
	2022	532,008	—	900,634	356,890	345,140	12,000	1,024,212	3,170,884
	2021	473,631	—	763,229	278,705	477,391	111,000	745,957	2,849,913
Carlton Lawson Group President, Europe, Middle East and Africa(8)	2023	665,120	750,000	2,140,379	1,228,661	644,501	279,000	215,441	5,923,102
	2022	535,500	—	926,115	366,973	434,654	—	185,802	2,449,044

Meredith Stevens Chief Operations Officer	2023	593,556	750,000	2,143,274	1,199,893	480,463	—	14,483	5,181,669
	2022	517,115	—	765,611	303,337	321,923	114,000	23,270	2,045,256
	2021	499,369	—	803,634	291,595	436,964	143,000	22,472	2,197,034
(1)Reflects base salaries paid during the applicable year.
(2)Bonus amounts for 2023 reflect first tranche of Engagement Awards, which were approved by J&J's Compensation & Benefits Committee in connection with the Separation. See “Separation-Related Compensation” in the Compensation Discussion & Analysis for further details.
(3)Amounts reported for 2023 represent the aggregate grant date fair value of annual PSU grants, annual RSU grants and Founder Shares PSU grants awarded to the NEOs in fiscal year 2023. Grant date fair value is calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values can be found in Note 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
All J&J PSU and RSU awards that were outstanding at the time of the Separation were converted into Kenvue RSUs in accordance with the Employee Matters Agreement in a manner that preserved the award's value. This conversion of the awards was considered a modification for accounting purposes and resulted in additional compensation expense for Kenvue but did not result in additional value for any of the relevant executives. For additional details, see Note 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
The values reported in the table for PSUs assume a future payout at the target level. If performance is achieved at the maximum level resulting in maximum payout, the aggregate value of the awards would be: Mr. Mongon, $10,537,727; Mr. Ruh, $3,297,495; Ms. Xie, $2,032,639; Mr. Lawson, $2,142,449; and Ms. Stevens, $2,561,609. If performance is achieved below the threshold level, the aggregate value of the awards for each of our NEOs would be zero. A discussion of the assumptions used in calculating these values can be found in Note 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
J&J PSUs granted prior to the Separation were converted into Kenvue RSUs at target. While it is not possible for these awards to pay out at maximum due to their conversion into RSUs at target, the aggregate maximum value of the J&J PSUs at the time of grant would have been: Mr. Mongon, $6,130,218; Mr. Ruh, $787,399; Ms. Xie, $1,249,619; Mr. Lawson, $1,368,077; and Ms. Stevens, $972,926.

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(4)Amounts reported for 2023 represent the aggregate grant date fair value of annual stock option grants and Founder Shares stock option grants awarded to the NEOs in fiscal year 2023 and do not reflect the value of shares actually received or which may be received in the future with respect to such stock options. Grant date fair value is calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values can be found in Note 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
All J&J stock option awards that were outstanding at the time of the Separation were converted into Kenvue option awards in a manner that preserved the award's value. This conversion of the awards was considered a modification for accounting purposes and resulted in additional compensation expense for Kenvue but did not result in additional value for any of the relevant executives. For additional details see Note 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(5)Amounts reported represent the annual cash incentive paid to our NEOs. For more information on the determination of these amounts based on achievement of 2023 and individual performance, please see the Compensation Discussion & Analysis.
(6)Amounts reported reflect the annual increase in the present value of accrued pension benefits.
This column excludes 2023 pension benefits under any of J&J's pension plans and non-qualified deferred compensation plans that remained at J&J and for which we did not assume any liability.
(7)All Other Compensation includes: perquisites and other personal benefits; and employer contributions to our 401(k) Savings Plan, as applicable.

	Perquisites and Other Personal Benefits
Name	International Assignment & Localization Benefits ($)	Other ($)	Registrant Contributions to Defined Contribution Plans ($)	Total ($)
Thibaut Mongon	—	13,016	14,758	27,774
Paul Ruh	—	—	14,619	14,619
Ellie Bing Xie	1,201,328	—	10,246	1,211,574
Carlton Lawson	183,332	32,108	—	215,441
Meredith Stevens	—	—	14,483	14,483
Details for the amounts set forth in the Perquisites and Other Personal Benefits columns are as follows:
•Thibaut Mongon: $13,016, which includes personal use of company car and driver, home security-related costs, company-paid life insurance premiums, and reimbursement of one round-trip flight for business-related spousal travel.
•Ellie Bing Xie: $1,201,328, which consists of expenses paid pursuant to the Company’s standard global mobility program in connection with her international assignment to Singapore at our request. In line with market practice, these benefits are generally available to all global mobility employees. Specifically, this amount consists of (1) $1,131,474 related to tax equalization, tax preparation and housing and (2) $69,854 related to items such as transportation and cost of living adjustments. The amounts described in (1) and (2) are inclusive of reimbursement of taxes incurred in connection with such benefits.
•Carlton Lawson: $215,441, related to his relocation and localization to Switzerland, including $122,725 for his contractual housing allowance; $60,607 related to relocation expenses, supplemental health insurance and tax preparation services; and $32,108 for a company car allowance, in accordance with Kenvue’s policies for employees located in Switzerland.
(8)Cash amounts for Mr. Lawson have been converted from CHF to USD based on the fiscal year-end exchange rate of 1 CHF to 1.1892 USD. Position reflects Mr. Lawson's title during 2023.

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Executive Compensation
Grants of Plan-Based Awards
The following table provides information regarding grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2023. The table includes equity awards granted by J&J prior to the Separation. The amounts reflected in the table for equity awards granted by J&J prior to the Separation represent the number of shares underlying the applicable award and, where applicable, the exercise price of the applicable award, in each case, after giving effect to the conversion of J&J equity into Kenvue equity in connection with the Separation. The grant date fair value represents the value on the “Grant Date” indicated in the table below, when such awards were originally granted as J&J equity awards.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (10)($)
Name	Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thibaut Mongon	Annual Incentive(1)			1,062,500	2,125,000	4,250,000	—	—	—	—	—	—	—
	2023 - 2025 PSUs(2)	2/13/2023	2/13/2023	—	—	—	78,209	156,417	312,834	—	—	—	3,065,109
	RSUs(3)	2/13/2023	2/13/2023	—	—	—	—	—	—	25,314	—	—	524,926
	Stock Options(4)	2/13/2023	2/13/2023	—	—	—	—	—	—	—	418,970	21.97	1,575,000
	Founder PSUs(5)	10/2/2023	8/25/2023	—	—	—	—	167,245	334,490	—	—	—	3,883,429
	Founder Stock Options(6)	10/2/2023	8/25/2023	—	—	—	—	—	—	—	880,424	20.32	3,398,437
	Dec 2023 PSUs(7)	12/7/2023	12/4/2023	—	—	—	—	52,859	105,718	—	—	—	1,385,434
	Dec 2023 RSUs(8)	12/7/2023	12/4/2023	—	—	—	—	—	—	21,143	—	—	439,986
	Dec 2023 Stock Options(9)	12/7/2023	12/4/2023	—	—	—	—	—	—	—	194,117	20.81	659,998
Paul Ruh	Annual Incentive(1)			340,000	680,000	1,360,000	—	—	—	—	—	—	—
	2023 - 2025 PSUs(2)	2/13/2023	2/13/2023	—	—	—	10,046	20,091	40,182	—	—	—	393,700
	RSUs(3)	2/13/2023	2/13/2023	—	—	—	—	—	—	7,801	—	—	161,764
	Stock Options(4)	2/13/2023	2/13/2023	—	—	—	—	—	—	—	64,569	21.97	242,732
	Founder PSUs(5)	10/2/2023	8/25/2023	—	—	—	—	37,647	75,294	—	—	—	874,163
	Founder Stock Options(6)	10/2/2023	8/25/2023	—	—	—	—	—	—	—	198,186	20.32	764,998
	Dec 2023 PSUs(7)	12/7/2023	12/4/2023	—	—	—	—	29,553	59,106	—	—	—	774,584
	Dec 2023 RSUs(8)	12/7/2023	12/4/2023	—	—	—	—	—	—	11,821	—	—	245,995
	Dec 2023 Stock Options(9)	12/7/2023	12/4/2023	—	—	—	—	—	—	—	108,529	20.81	368,999

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Ellie Bing Xie	Annual Incentive(1)			252,875	505,750	1,011,500	—	—	—	—	—	—	—
	2023 - 2025 PSUs(2)	2/13/2023	2/13/2023	—	—	—	15,943	31,885	63,770	—	—	—	624,810
	RSUs(3)	2/13/2023	2/13/2023	—	—	—	—	—	—	12,386	—	—	256,856
	Stock Options(4)	2/13/2023	2/13/2023	—	—	—	—	—	—	—	102,484	21.97	385,263
	Founder PSUs(5)	10/2/2023	8/25/2023	—	—	—	—	31,294	62,588	—	—	—	726,647
	Founder Stock Options(6)	10/2/2023	8/25/2023	—	—	—	—	—	—	—	164,742	20.32	635,904
	Dec 2023 PSUs(7)	12/7/2023	12/4/2023	—	—	—	—	11,052	22,104	—	—	—	289,673
	Dec 2023 RSUs(8)	12/7/2023	12/4/2023	—	—	—	—	—	—	4,420	—	—	91,980
	Dec 2023 Stock Options(9)	12/7/2023	12/4/2023	—	—	—	—	—	—	—	40,588	20.81	137,999
Carlton Lawson	Annual Incentive(1)			282,676	565,352	1,130,703	—	—	—	—	—	—	—
	2023 - 2025 PSUs(2)	2/13/2023	2/13/2023	—	—	—	17,454	34,907	69,814	—	—	—	684,039
	RSUs(3)	2/13/2023	2/13/2023	—	—	—	—	—	—	13,557	—	—	281,128
	Stock Options(4)	2/13/2023	2/13/2023	—	—	—	—	—	—	—	112,197	21.97	421,773
	Founder PSUs(5)	10/2/2023	8/25/2023	—	—	—	—	32,032	64,064	—	—	—	743,783
	Founder Stock Options(6)	10/2/2023	8/25/2023	—	—	—	—	—	—	—	168,624	20.32	650,889
	Dec 2023 PSUs(7)	12/7/2023	12/4/2023	—	—	—	—	12,493	24,986	—	—	—	327,442
	Dec 2023 RSUs(8)	12/7/2023	12/4/2023	—	—	—	—	—	—	4,997	—	—	103,988
	Dec 2023 Stock Options(9)	12/7/2023	12/4/2023	—	—	—	—	—	—	—	45,882	20.81	155,999
Meredith Stevens	Annual Incentive(1)			252,875	505,750	1,011,500	—	—	—	—	—	—	—
	2023 - 2025 PSUs(2)	2/13/2023	2/13/2023	—	—	—	12,413	24,825	49,650	—	—	—	486,463
	RSUs(3)	2/13/2023	2/13/2023	—	—	—	—	—	—	9,645	—	—	200,016
	Stock Options(4)	2/13/2023	2/13/2023	—	—	—	—	—	—	—	79,801	21.97	299,989
	Founder PSUs(5)	10/2/2023	8/25/2023	—	—	—	—	31,294	62,588	—	—	—	726,647
	Founder Stock Options(6)	10/2/2023	8/25/2023	—	—	—	—	—	—	—	164,742	20.32	635,904
	Dec 2023 PSUs(7)	12/7/2023	12/4/2023	—	—	—	—	21,143	42,286	—	—	—	554,158
	Dec 2023 RSUs(8)	12/7/2023	12/4/2023	—	—	—	—	—	—	8,457	—	—	175,990
	Dec 2023 Stock Options(9)	12/7/2023	12/4/2023	—	—	—	—	—	—	—	77,647	20.81	264,000
(1)Amounts represent the potential range of annual cash incentive amounts for 2023 performance. Actual amount earned for fiscal year 2023 performance is reported under the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table. Cash amounts for Mr. Lawson have been converted from CHF to USD based on the fiscal year-end exchange rate of 1 CHF to 1.1892 USD.
(2)Amounts represent the potential payout of PSU awards granted by the J&J CBC in February 2023. Although this award was granted as a PSU with threshold and maximum payouts of 50% and 200% of target, as reflected in the table above on an as-converted basis, these J&J PSUs converted into Kenvue RSUs at the target level in connection with the Separation, in accordance with the Employee Matters Agreement, as described further in Note (3) to the Summary Compensation Table. Consequently, these awards are no longer subject to payout based on performance and will vest on the third anniversary of the grant date.

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Executive Compensation
(3)Amounts represent annual RSU awards granted by the J&J CBC in February 2023. These J&J RSU awards converted into Kenvue RSUs in connection with the Separation, in accordance with the Employee Matters Agreement, as described further in Note (3) to the Summary Compensation Table. These annual RSU awards vest in three equal annual installments, beginning on the first anniversary of the grant date.
(4)Amounts represent annual stock option awards granted by the J&J CBC in February 2023. These J&J stock option awards converted into Kenvue stock options in connection with the Separation, in accordance with the Employee Matters Agreement, as described further in Note (3) to the Summary Compensation Table. These annual stock option awards vest in three equal annual installments, beginning on the first anniversary of the grant date.
(5)Amounts represent the potential payout of Founder Shares PSUs granted by the Kenvue CHCC, as described under “Compensation Discussion & Analysis – Separation-Related Compensation Decisions”. Founder Shares PSUs vest subject to TSR relative to the Kenvue Performance Peer Group over a three-year performance period.
(6)Amounts represent Founder Shares Stock Options granted by the Kenvue CHCC, as described under “Compensation Discussion & Analysis – Separation-Related Compensation Decisions”. Founder Shares Stock Options vest in full on the third anniversary of the grant date.
(7)Amounts represent the potential payout of annual PSU awards granted by Kenvue. As a result of the Separation, our executive officers received a portion of their annual long-term incentive grant from J&J in February 2023 and the remainder from Kenvue in December 2023, as described under "Compensation Discussion & Analysis - Annual Long-Term Incentive Grants". The December 2023 annual PSUs granted by Kenvue vest subject to TSR relative to the Kenvue Performance Peer Group over a three-year performance period.
(8)Amounts represent annual RSU awards granted by Kenvue. As a result of the Separation, our executive officers received a portion of their annual long-term incentive grant in February 2023 and the remainder in December 2023, as described under "Compensation Discussion & Analysis - Annual Long-Term Incentive Grants". These annual RSU awards vest in three equal annual installments, beginning on the first anniversary of the grant date.
(9)Amounts represent annual stock option awards granted by Kenvue. As a result of the Separation, our executive officers received a portion of their annual long-term incentive grant in February 2023 and the remainder in December 2023, as described under "Compensation Discussion & Analysis - Annual Long-Term Incentive Grants". These annual stock option awards vest in three equal annual installments, beginning on the first anniversary of the grant date.
(10)Grant date fair value computed in accordance with FASB ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity awards as of December 31, 2023, for each of our NEOs. With respect to awards granted prior to the Separation, the values below give effect to the conversion from J&J equity to Kenvue equity.

			Option Awards				Stock Awards
Name	Award	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Thibaut Mongon	Stock Options(3)	2/10/2020	432,986	—	20.44	2/10/2030	—	—	—	—
	RSUs (converted PSUs)(4)	2/8/2021	—	—	—	—	179,515	3,864,958	—	—
	RSUs(3)	2/8/2021	—	—	—	—	23,432	504,491	—	—
	Stock Options(3)	2/8/2021	—	514,646	22.23	2/8/2031	—	—	—	—
	RSUs (converted PSUs)(4)	2/14/2022	—	—	—	—	139,170	2,996,330	—	—
	RSUs(3)	2/14/2022	—	—	—	—	23,195	499,388	—	—
	Stock Options(3)	2/14/2022	—	458,189	22.40	2/14/2032	—	—	—	—
	RSUs (converted PSUs)(4)	2/13/2023	—	—	—	—	156,417	3,367,658	—	—
	RSUs(5)	2/13/2023	—	—	—	—	25,314	545,010	—	—
	Stock Options(5)	2/13/2023	—	418,970	21.97	2/13/2033	—	—	—	—
	Founder PSUs(6)	10/2/2023	—	—	—	—	—	—	167,245	3,600,785
	Founder Stock Options(7)	10/2/2023	—	880,424	20.32	10/2/2033	—	—	—	—
	Dec 2023 PSUs(8)	12/7/2023	—	—	—	—	—	—	105,718	2,276,109
	Dec 2023 RSUs(9)	12/7/2023	—	—	—	—	21,143	455,209	—	—
	Dec 2023 Stock Options(9)	12/7/2023	—	194,117	20.81	12/7/2033	—	—	—	—

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Executive Compensation

Paul Ruh	RSUs (converted PSUs)(4)	2/8/2021	—	—	—	—	27,877	600,192	—	—
	RSUs(3)	2/8/2021	—	—	—	—	8,734	188,043	—	—
	Stock Options(3)	2/8/2021	—	95,899	22.23	2/8/2031	—	—	—	—
	RSUs (converted PSUs)(4)	2/14/2022	—	—	—	—	22,758	489,980	—	—
	RSUs(3)	2/14/2022	—	—	—	—	9,105	196,031	—	—
	Stock Options(3)	2/14/2022	—	89,913	22.40	2/14/2032	—	—	—	—
	RSUs (converted PSUs)(4)	2/13/2023	—	—	—	—	20,091	432,559	—	—
	RSUs(5)	2/13/2023	—	—	—	—	7,801	167,956	—	—
	Stock Options(5)	2/13/2023	—	64,569	21.97	2/13/2033	—	—	—	—
	Founder PSUs(6)	10/2/2023	—	—	—	—	—	—	37,647	810,540
	Founder Stock Options(7)	10/2/2023	—	198,186	20.32	10/2/2033	—	—	—	—
	Dec 2023 PSUs(8)	12/7/2023	—	—	—	—	—	—	59,106	1,272,552
	Dec 2023 RSUs(9)	12/7/2023	—	—	—	—	11,821	254,506	—	—
	Dec 2023 Stock Options(9)	12/7/2023	—	108,529	20.81	12/7/2033	—	—	—	—
Ellie Bing Xie	Stock Options(3)	2/13/2017	35,144	—	15.62	2/13/2027	—	—	—	—
	Stock Options(3)	2/12/2018	42,263	—	17.49	2/11/2028	—	—	—	—
	Stock Options(3)	2/11/2019	56,168	—	17.82	2/11/2029	—	—	—	—
	Stock Options(3)	2/10/2020	86,594	—	20.44	2/10/2030	—	—	—	—
	RSUs (converted PSUs)(4)	2/8/2021	—	—	—	—	28,781	619,655	—	—
	RSUs(3)	2/8/2021	—	—	—	—	9,016	194,114	—	—
	Stock Options(3)	2/8/2021	—	98,988	22.23	2/8/2031	—	—	—	—
	RSUs (converted PSUs)(4)	2/14/2022	—	—	—	—	28,803	620,129	—	—
	RSUs(3)	2/14/2022	—	—	—	—	11,520	248,026	—	—
	Stock Options(3)	2/14/2022	—	113,797	22.40	2/14/2032	—	—	—	—
	RSUs (converted PSUs)(4)	2/13/2023	—	—	—	—	31,885	686,484	—	—
	RSUs(5)	2/13/2023	—	—	—	—	12,386	266,671	—	—
	Stock Options(5)	2/13/2023	—	102,484	21.97	2/13/2033	—	—	—	—
	Founder PSUs(6)	10/2/2023	—	—	—	—	—	—	31,294	673,760
	Founder Stock Options(7)	10/2/2023	—	164,742	20.32	10/2/2033	—	—	—	—
	Dec 2023 PSUs(8)	12/7/2023	—	—	—	—	—	—	22,104	475,899
	Dec 2023 RSUs(9)	12/7/2023	—	—	—	—	4,420	95,163	—	—
	Dec 2023 Stock Options(9)	12/7/2023	—	40,588	20.81	12/7/2033	—	—	—	—

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Carlton Lawson	Stock Options(3)	2/10/2020	31,173	—	20.44	2/10/2030	—	—	—	—
	RSUs (converted PSUs)(4)	2/8/2021	—	—	—	—	9,949	214,202	—	—
	RSUs(3)	2/8/2021	—	—	—	—	3,119	67,152	—	—
	Stock Options(3)	2/8/2021	—	34,225	22.23	2/8/2031	—	—	—	—
	RSUs (converted PSUs)(4)	2/14/2022	—	—	—	—	29,618	637,676	—	—
	RSUs(3)	2/14/2022	—	—	—	—	11,846	255,044	—	—
	Stock Options(3)	2/14/2022	—	117,012	22.40	2/14/2032	—	—	—	—
	RSUs (converted PSUs)(4)	2/13/2023	—	—	—	—	34,907	751,548	—	—
	RSUs(5)	2/13/2023	—	—	—	—	13,557	291,882	—	—
	Stock Options(5)	2/13/2023	—	112,197	21.97	2/13/2033	—	—	—	—
	Founder PSUs(6)	10/2/2023	—	—	—	—	—	—	32,032	689,649
	Founder Stock Options(7)	10/2/2023	—	168,624	20.32	10/2/2033	—	—	—	—
	Dec 2023 PSUs(8)	12/7/2023	—	—	—	—	—	—	24,986	537,949
	Dec 2023 RSUs(9)	12/7/2023	—	—	—	—	4,997	107,585	—	—
	Dec 2023 Stock Options(9)	12/7/2023	—	45,882	20.81	12/7/2033	—	—	—	—

Meredith Stevens	RSUs (converted PSUs)(4)	2/8/2021	—	—	—	—	30,099	648,031	—	—
	RSUs(3)	2/8/2021	—	—	—	—	9,431	203,049	—	—
	Stock Options(3)	2/8/2021	—	103,566	22.23	2/8/2031	—	—	—	—
	RSUs (converted PSUs)(4)	2/14/2022	—	—	—	—	24,484	527,141	—	—
	RSUs(3)	2/14/2022	—	—	—	—	9,794	210,865	—	—
	Stock Options(3)	2/14/2022	—	96,721	22.40	2/14/2032	—	—	—	—
	RSUs (converted PSUs)(4)	2/13/2023	—	—	—	—	24,825	534,482	—	—
	RSUs(5)	2/13/2023	—	—	—	—	9,645	207,657	—	—
	Stock Options(5)	2/13/2023	—	79,801	21.97	2/13/2033	—	—	—	—
	Founder PSUs(6)	10/2/2023	—	—	—	—	—	—	31,294	673,760
	Founder Stock Options(7)	10/2/2023	—	164,742	20.32	10/2/2033	—	—	—	—
	Dec 2023 PSUs(8)	12/7/2023	—	—	—	—	—	—	42,286	910,418
	Dec 2023 RSUs(9)	12/7/2023	—	—	—	—	8,457	182,079	—	—
	Dec 2023 Stock Options(9)	12/7/2023	—	77,647	20.81	12/7/2033	—	—	—	—
(1)The awards are valued based on the closing price of Kenvue common stock on the NYSE on December 29, 2023, of $21.53.
(2)Assumes target-level payout of Founder Shares PSU awards and maximum-level payout of December 2023 Annual PSU awards, each based on interim performance through December 31, 2023. Maximum-level payout of December 2023 PSU awards is equal to 200% of target-level payout.
(3)Option and RSU awards granted before 2023 vest in full on the third anniversary of the grant date.
(4)PSUs granted prior to the Separation were converted into RSUs upon the Separation, and this reflects the as-converted number of RSUs. These awards vest in full on the third anniversary of the grant date.
(5)These option and RSU awards vest in equal annual installments on each February 13 of 2024, 2025 and 2026.

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(6)These PSUs vest on October 2, 2026, to the extent they are earned based on a three-year performance goal.
(7)These option awards vest in full on October 2, 2026.
(8)These PSUs vest on December 1, 2026, to the extent they are earned based on a three-year performance goal.
(9)These option and RSU awards vest in equal annual installments on each December 1 of 2024, 2025 and 2026.
Options Exercised and Stock Vested
The following table shows the amount of J&J common stock acquired, prior to the Separation in 2023, upon option awards exercised, and PSUs and RSUs vested, for each of our NEOs. After the Separation in 2023, there were no Kenvue options exercised nor Kenvue PSUs or RSUs vested for our NEOs in 2023.

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Thibaut Mongon	—	—	15,995	2,591,510
Paul Ruh	18,721	253,123	5,124	830,242
Ellie Bing Xie	7,472	457,267	3,200	518,496
Carlton Lawson	—	—	1,151	186,497
Meredith Stevens	13,094	268,392	3,584	580,716
Pension Benefits
The following table provides information regarding Mr. Lawson's pension benefits under the UK Pension Plan and the Swiss Pension Plan as of December 31, 2023. In each case, local law required that Kenvue assume these plans from J&J with respect to Kenvue employees in the Separation. The below table does not include 2023 pension benefits under any pension plans that remained with J&J and for which J&J remains solely responsible for any pension payments and we did not otherwise assume any liability.

Name	Plan Name	Number of Years Credited Service	Normal Retirement Age	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Carlton Lawson	UK Pension Plan	1.92	65	110,000	—
	Swiss Pension Plan	2.42	65	430,000	—
Kenvue calculated the present values in the table for Mr. Lawson assuming: (1) for the Consumer UK Pension Plan (the “UK Pension Plan”), a 4.64% discount rate and the mortality assumptions provided under the SAPS S3 with weighting adjustments using CMI2022 core projections with 1.25% per annum long-term improvement; and (2) for JNTL Consumer Health I&II (Switzerland) – Personal (the “Swiss Pension Plan”), a 1.298% discount rate.
•UK Pension Plan Formula: This formula describes a monthly annuity amount payable for life once the employee is deemed to have “retired” from Kenvue (generally separation from Kenvue, or if later, attainment of a specified age).
•Retirement Age: At age 65 employees can begin receiving unreduced pension payments. If an employee begins receiving his or her pension before age 65, the pension is reduced for early commencement.
•Monthly Annuity Amount: The annualized annuity amount is calculated as 1/90th of plan earnings for each year of service. This annual amount is then paid in monthly installments.
•Plan Earnings: Earnings include base salary only.
•Benefits Paid as an Annuity: Pension benefits must be taken in the form of an annuity. Payments are indexed by the Retail Price Index, subject to a cap of 2.5% annually (assumed to result in an increase of 2% p.a. on average).

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•Swiss Pension Plan Formula: This cash balance plan formula describes a lump sum payable at retirement.
•Retirement Age: The normal retirement age under the Swiss Pension Plan is age 65; however, employees can retire as early as age 58. If an employee begins receiving his or her pension before age 65, the pension is reduced for early commencement.
•Lump Sum Amount: Each year the employee’s account balance is increased with retirement credits that vary depending on the employee’s age and elected contribution amount. The cash balance account is accumulated with interest at a rate equal to inflation plus 1.5%. The cash balance account at retirement is multiplied by a conversion rate to determine the annuity payable at retirement.
•Eligible Earnings: Earnings include base salary only.
•Form of Benefit Payment: The pension benefit can be payable as a lump sum or annuity under the Swiss Pension Plan.
Non-qualified Deferred Compensation

Name	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE(3)
Thibaut Mongon	41,119	13,809	—	149,781
Paul Ruh	15,162	5,708	—	71,918
Ellie Bing Xie	11,873	5,482	—	57,356
Carlton Lawson	—	—	—	—
Meredith Stevens	11,860	5,301	—	84,275
(1)Includes Kenvue contributions to the NEOs’ Excess Savings Plan accounts.
(2)Includes earnings on the Excess Savings Plan. The earnings or losses on the Excess Savings Plan balances are equal to the return that would have resulted if the NEO's balance was invested in the default Target Date Fund, as determined by birth year, under Kenvue's 401(k) Savings Plan.
(3)Includes the Excess Savings Plan balances. Kenvue’s 401(k) Savings Plan provides a matching contribution of 4.5% of base salary to employees who contribute at least 6% of base salary. The base salary covered under this plan is limited by the IRS’ covered compensation limit, which was $330,000 in 2023. The Excess Savings Plan credits an unfunded account for each participating NEO with 4.5% of the amount of the base salary over the IRS limit. Certain of the amounts reflected were previously reported in our Summary Compensation Table for fiscal year 2022.
•Earnings: The accounts were credited with earnings equal to the return on each NEO’s default Target Date Fund, as determined by birth year.
•Distribution: Account balances will be paid out in a lump sum, six months after termination, unless the participant made an irrevocable deferral or installment election before December 15, 2008.

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Executive Compensation
Potential Payments Upon Termination or Change of Control
Payments and benefits received by the NEOs upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of December 31, 2023. The actual amounts to be paid out can only be determined at the time of the NEO’s departure from the Company.
None of our NEOs were retirement-eligible as of December 31, 2023.
Earned but Unpaid Compensation
Upon any termination of employment as of year-end 2023, employees would receive their 2023 annual incentive and vested non-qualified deferred compensation. If a named executive officer had terminated as of year-end 2023, he or she would have received:
•Earned but unpaid annual incentives for 2023. An employee must be employed through the end of the year to be eligible for a full (not pro-rated) annual incentive payout. However, in case of involuntary termination for cause, these amounts would be forfeited. See non-equity incentive plan compensation in the “Summary Compensation Table” above for the annual incentive amounts actually paid for 2023.
•Vested non-qualified deferred compensation balances. See aggregate balance at last fiscal year-end in the “Non-qualified Deferred Compensation” table above.
•Pension benefits upon retirement. See “Pension Benefits” section above.
Executive Severance Pay Plan
The Executive Severance Pay Plan provides for the payment of severance and other benefits to certain eligible employees, including the Company’s executive officers. The Severance Plan provides that in the event of an involuntary termination by the Company without “cause”, or termination by an executive officer for “good reason” (each as defined in the Severance Plan) (each, a “Severance Event”), the Company will provide:
•in the case of the Chief Executive Officer, cash severance equal to two times the sum of the CEO’s annual base salary and target annual incentive, payable in equal installments over 24 months; and
•in the case of each other executive officer, cash severance equal to one and a half times the sum of his or her annual base salary and target annual incentive, payable in equal installments over 18 months.
In addition, if an executive officer experiences a Severance Event in the 24-month period following a “change of control” (as defined in the Kenvue Long-Term Incentive Plan), the Company will provide:
•in the case of the CEO, cash severance equal to two and a half times the sum of the CEO’s annual base salary and target annual incentive, payable in a lump sum; and
•in the case of each other executive officer, cash severance equal to two times the sum of his or her annual base salary and target annual incentive, payable in a lump sum.
The Severance Plan also provides for the continuation of health insurance coverage for all executive officers (at active employee rates) for 52 weeks and eligibility for outplacement assistance benefits. Additionally, the Severance Plan provides for a “best-net cutback” if any executive officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (or any similar state or local law). Pursuant to the “best-net cutback” provision, if an executive officer would be subject to an excise tax, then the executive’s double trigger change of control payments and benefits will be reduced as necessary to maximize such executive’s after-tax payout (after taking into account the excise tax).
As a condition to receiving the severance compensation and benefits described above, a participant will be required to sign, and not revoke, a customary release of claims in favor of the Company and its affiliates and remain in compliance with any restrictive covenant obligations.

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Executive Compensation
Long-Term Incentive Awards
Unvested equity awards are generally treated as follows:

Nature of Termination	PSUs	Stock Options	RSUs
Retirement	Pro-rata payout (not accelerated) based on actual performance	•Within one year of grant date: pro-rata vesting at next vesting date •More than one year following grant date: full continued vesting	•Within one year of grant date: pro-rata vesting at next vesting date •More than one year following grant date: full continued vesting
Involuntary Not For Cause or For Good Reason	Pro-rata payout (not accelerated) based on actual performance	Pro-rata vesting at next vesting date	Pro-rata vesting at next vesting date
Involuntary For Cause	Forfeit	Forfeit	Forfeit
Resignation	Forfeit	Forfeit	Forfeit
Death/Disability	Accelerated full vesting at target	Accelerated full vesting	Accelerated full vesting
Change of Control (Double Trigger)(1)	Accelerated full vesting at greater of target or actual performance	Accelerated full vesting	Accelerated full vesting
(1)For double trigger vesting: (1) the change of control must be consummated, and (2) either the participant must be involuntarily terminated other than for cause (or must terminate with “good reason”) within two years of the change of control, or awards are neither assumed nor substituted by the successor company in the change of control transaction.
J&J awards which converted to Kenvue equity in connection with the Separation are treated as follows:

Nature of Termination	Stock Options	RSUs(1)
Retirement	Full continued vesting	Full continued vesting
Specified Divestiture or Reduction in Force	Pre-2023 awards - Pro-rata portion vests on termination date 2023 awards - Forfeit	Pre-2023 awards - Pro-rata portion vests on regular vesting schedule 2023 awards granted as RSUs - Forfeit
Involuntary Not For Cause	Forfeit	Forfeit
Involuntary For Cause	Forfeit	Forfeit
Resignation	Forfeit	Forfeit
Death/Disability	Accelerated full vesting	Accelerated full vesting
Change of Control (Double Trigger)(2)	Accelerated full vesting	Accelerated full vesting
(1)PSUs granted by J&J converted into Kenvue RSUs upon the Separation. The termination provisions of these awards are the same as the RSU awards, except that all converted PSU awards receive pro-rata vesting in the event of a specified divestiture, or reduction in force, as those terms are defined in the award agreements.
(2)For double trigger vesting: (1) the change of control must be consummated, and (2) either the participant must be involuntarily terminated other than for cause (or must terminate with “good reason”) within two years of the change of control, or awards are neither assumed nor substituted by the successor company in the change of control transaction.

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Executive Compensation
Founder Shares awards are treated as follows:

Nature of Termination	PSUs	Stock Options
Involuntary Due to Divestiture, Reduction in Force, or Mandatory Retirement or For Good Reason	Within six months of grant date: forfeit More than six months following grant date: Pro-rata payout (not accelerated) based on actual performance	Within six months of grant date: forfeit More than six months following grant date: Pro-rata vesting at vesting date
Involuntary For Cause	Forfeit	Forfeit
Death/Disability	Accelerated full vesting at target	Accelerated full vesting
Change of Control (Double Trigger)(1)	Accelerated full vesting at greater of target or actual performance	Accelerated full vesting
All other termination scenarios	Forfeit	Forfeit
(1)For double trigger vesting: (1) the change of control must be consummated, and (2) either the participant must be involuntarily terminated other than for cause (or must terminate with “good reason”) within two years of the change of control, or awards are neither assumed nor substituted by the successor company in the change of control transaction.
The following table outlines the value of payments and benefits that the NEOs would receive under various termination scenarios as of December 31, 2023, excluding any earned but unpaid compensation. As none of our NEOs were retirement-eligible as of December 31, 2023, payments and benefits that would be received upon retirement are not addressed.

Name	Type of Payment	Involuntary Termination Without Cause or Termination for Good Reason ($)	Resignation, or Involuntary Termination With Cause ($)	Death ($)	Disability ($)	Change of Control (Double Trigger) ($)
Thibaut Mongon	Cash Severance	6,750,000(1)	—	—	—	8,437,500(2)
	Cash Engagement Award	1,500,000(3)	—	—	—	—
	Healthcare Coverage	26,673(4)	—	8,821(4)	—	26,673(4)
	Long-Term Incentives	39,813(5)	—	18,176,961(6)	18,176,961(6)	18,176,961(6)
	Total	8,316,486	—	18,185,782	18,176,961	26,641,134
Paul Ruh	Cash Severance	2,040,000(7)	—	—	—	2,720,000(8)
	Cash Engagement Award	1,000,000(3)	—	—	—	—
	Healthcare Coverage	26,673(4)	—	8,821(4)	—	26,673(4)
	Long-Term Incentives	22,260(5)	—	4,094,028(6)	4,094,028(6)	4,094,028(6)
	Total	3,088,933	—	4,102,849	4,094,028	6,840,701

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Ellie Bing Xie	Cash Severance	1,651,125(7)	—	—	—	2,201,500(8)
	Cash Engagement Award	750,000(3)	—	—	—	—
	Healthcare Coverage	13,929(4)	—	4,149(4)	—	13,929(4)
	Long-Term Incentives	8,325(5)	—	3,870,511(6)	3,870,511(6)	3,870,511(6)
	Total	2,423,379	—	3,874,660	3,870,511	6,085,940
Carlton Lawson	Cash Severance	1,845,708(7)	—	—	—	2,460,944(8)
	Cash Engagement Award	750,000(3)	—	—	—	—
	Healthcare Coverage	—	—	—	—	—
	Long-Term Incentives	9,410(5)	—	3,520,783(6)	3,520,783(6)	3,520,783(6)
	Total	2,605,118	—	3,520,783	3,520,783	5,981,727
Meredith Stevens	Cash Severance	1,651,125(7)	—	—	—	2,201,500(8)
	Cash Engagement Award	750,000(3)	—	—	—	—
	Healthcare Coverage	18,659(4)	—	4,702(4)	—	18,659(4)
	Long-Term Incentives	15,926(5)	—	3,897,517(6)	3,897,517(6)	3,897,517(6)
	Total	2,435,710	—	3,902,219	3,897,517	6,117,676
(1)This amount reflects cash severance equal to two times the sum of the CEO’s annual base salary and target annual incentive.
(2)This amount reflects cash severance equal to two and a half times the sum of the CEO’s annual base salary and target annual incentive.
(3)This amounts reflects the second tranche of the Engagement Award.
(4)This amount reflects health insurance coverage for each NEO (at active employee rates) for 52 weeks.
(5)This amount reflects pro-rata vesting of the December 2023 equity awards. The value is based on the number of RSUs, PSUs and stock options that would have vested if termination occurred on the last business day of fiscal year 2023 (December 29, 2023), multiplied by the closing price of our common stock on the NYSE on that date ($21.53). The number of PSUs assumes vesting at target performance.
(6)The amount reflects full accelerated vesting of all outstanding equity awards. The value is based on the number of RSUs, PSUs and stock options that would have vested if termination occurred on the last business day of fiscal year 2023 (December 29, 2023), multiplied by the closing price of our common stock on the NYSE on that date ($21.53). The number of PSUs assumes vesting at target performance.
(7)This amount reflects cash severance equal to one and a half times the sum of each NEO's annual base salary and target annual incentive.
(8)This amount reflects cash severance equal to two times the sum of each NEO’s annual base salary and target annual incentive.
Terminations due to a reduction in force (“RIF”) or specified divestiture
In the event of a termination due to a RIF or specified divestiture (each as defined in the award agreements) as of December 31, 2023, the following awards would receive pro-rata vesting: (1) J&J PSUs, stock options, and RSUs granted in 2021 and 2022, and converted to Kenvue equity in 2023, (2) J&J PSUs granted in 2023 and converted to Kenvue RSUs in 2023, and (3) Kenvue PSUs, stock options, and RSUs granted on December 7, 2023. As of December 31, 2023, the total values of such pro-rated long-term incentive awards were: Mr. Mongon - $7,428,300; Mr. Ruh - $1,338,405; Ms. Xie - $1,537,532; Mr. Lawson - $1,059,608; and Ms. Stevens - $1,455,113.

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Executive Compensation
Pay Versus Performance
Pay Versus Performance Disclosure
The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our executives and our financial performance for 2023. For purposes of this discussion, our CEO is also referred to as our principal executive officer or “PEO” and our other Named Executive Officers are referred to as our “Non-PEO NEOs”:

Fiscal Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Value of an initial $100 Investment:		Net Income ($ Millions)(6)	Operational Sales ($ Millions)(7)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
2023	$19,722,593	$16,974,909	$5,837,043	$5,295,491	$81.56	$97.45	$1,664	$15,688
(1)NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2023	Thibaut Mongon	Paul Ruh, Ellie Bing Xie, Carlton Lawson, Meredith Stevens
(2)Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
(3)Compensation Actually Paid (CAP) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation for 2023 includes the end-of-year value of awards granted within the year and the change in fair value from the Separation through the end of the fiscal year for unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (SCT):

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid	PEO Fiscal Year 2023 ($)	NEO Average Fiscal Year 2023 ($)
Summary Compensation Table Total	$19,722,593	$5,837,043
(Minus): Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	$(14,932,319)	$(3,422,068)
(Minus): Change in Pension Value	$0	$(69,750)
Plus: Pension Service Cost and Associated Prior Service Cost	$0	$45,189
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	$15,317,046	$3,516,973
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	$(2,263,636)	$(434,595)
Plus: Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0
Plus/(Minus): Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(868,775)	$(177,301)
(Minus): Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
Plus: Value of Dividends or Other Earnings Paid on Option and Stock Awards Not Otherwise Reflected in Total Compensation	$0	$0
Compensation Actually Paid	$16,974,909	$5,295,491
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes. The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of the options granted on or between February 8, 2021 and December 7, 2023 used an expected term between 4.2 years and 6.2 years in 2023, as compared to an expected term between 6.0 years and 7.0 years used to calculate the grant date fair value of these stock options.

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(4)Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on May 4, 2023, the date our common stock commenced regular-way trading on the New York Stock Exchange, through the end of the fiscal year, assuming reinvestment of dividends.
(5)Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the S&P 500 Consumer Staples Sector for the period beginning on May 4, 2023, through the end of the fiscal year, assuming reinvestment of dividends.
(6)The dollar amounts reported represent the Net income reflected in the Company’s audited financial statements for the fiscal year.
(7)Operational sales is a non-GAAP financial measure used for purposes of the annual incentive plan. Operational sales means our reported GAAP net sales for the fiscal year ended December 31, 2023, excluding the impact of changes in foreign currency exchange rates.
Pay Versus Performance Relationship Description
We completed our Separation and became a fully independent publicly traded company on August 23, 2023. We believe the compensation actually paid to our PEO and Non-PEO NEOs in 2023 reflects our pay-for-performance philosophy. As described in the CD&A, a significant portion of annual target compensation awarded to NEOs is compensation at risk because it depends on the Company’s performance against pre-established performance goals under our annual and long-term incentive programs. The relationship between the financial measures in the table above and compensation actually paid will expand as we build history as a standalone public company.
2023 CAP to our PEO of $17.0 million is lower than the Summary Compensation Table figure of $19.7 million, and the average CAP for our Non-PEO NEOs of $5.3 million is lower than the Summary Compensation Table average of $5.8 million. The primary driver of these differences is that our stock price declined from IPO in May 2023 to December 31, 2023. Net income for 2023 was $1,664 million and Operational sales(1) for 2023 were $15,688 million.
Most Important Performance Measures
The following is an unranked list of the financial performance measures we consider most important in linking company performance and compensation actually paid to our NEOs for the most recently completed fiscal year:
•Operational sales(1);
•Adjusted operational net income(1); and
•Free cash flow(1)
Further information on our performance measures is described in our Compensation Discussion & Analysis above.
(1) Operational sales, Adjusted operational net income and Free cash flow are non-GAAP financial measures for purposes of measuring incentive performance; see the Appendix for definitions of non-GAAP financial measures.

2024 Proxy Statement	73

Proposal 3

In accordance with Section 14A of the Exchange Act, we are seeking a non-binding advisory vote from our shareholders on how often we should hold an advisory vote to approve executive compensation, commonly referred to as the “say-on-pay” vote.

After careful consideration, our Board recommends holding an advisory say-on-pay vote annually. Our Board believes that holding a say-on-pay vote annually is the most appropriate option because it gives us more frequent feedback from our shareholders on our executive compensation philosophy, objectives, and programs, as well as the compensation paid to our named executive officers. The next vote with respect to the frequency of future say-on-pay votes is expected to occur at the 2030 Annual Meeting.

For this proposal, pursuant to our bylaws, for an option of every ONE YEAR, TWO YEARS, or THREE YEARS to be considered to have been selected by our shareholders, the option must receive the majority of votes from the voting power of capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Although this advisory vote is non-binding, our Board and our Compensation & Human Capital Committee will review and consider the voting results. Notwithstanding our Board’s present recommendation and the voting results, our Board may in the future decide to conduct advisory say-on-pay votes on a different frequency and may vary its practice based on future discussions with shareholders and/or changes to our executive compensation practices and programs.

The Board of Directors unanimously recommends that future advisory votes on named executive officer compensation be conducted every ONE YEAR.

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Audit Matters

Proposal **4**

Our Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for 2024 and recommends that shareholders vote to ratify the appointment. Although we are not required by law or our Amended and Restated Bylaws to obtain such ratification from our shareholders, we believe it is good practice to do so. If our shareholders do not ratify the appointment of PwC, our Audit Committee may reconsider its appointment. Our Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in the best interests of Kenvue and our shareholders.

PwC has served as our independent registered public accounting firm since 2021. A representative of PwC is expected to be present at our Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.

2024 Proxy Statement	75

Audit Matters
Fees & Services
We did not pay any fees for professional services to our independent registered public accounting firm in 2022. Prior to the IPO, J&J paid any audit, audit-related, tax, or other fees related to our business. Fees for professional services provided by our independent registered public accounting firm for the past fiscal year were as follows:

Service Description	2023 fees (in thousands)
Audit Fees	$19,470
Audit Related Fees	$1,825
Tax Fees	$230
All Other Fees	$15
Total Fees	$21,540
Audit Fees. These amounts consist of fees and expenses for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of Kenvue’s annual financial statements and review of quarterly financial statements. These amounts also include fees for services that are normally incurred in connection with regulatory filings, such as statutory audits, comfort letters, consents, and review of documents filed with the SEC, as well as service fees related to specific transactions and events that occurred in each period.
Audit Related Fees. These amounts consist of system pre-implementation reviews and other audit-related costs.
Tax Fees. These amounts consist of fees for tax compliance, tax planning, and tax advice. Corporate tax services include a variety of permissible services, including technical tax advice related to U.S. and international matters.
Other Fees. These amounts consist of the aggregate fees for other services performed or provided by PwC not included in the categories above.
Pre-Approval Policies and Procedures
The Audit Committee has established pre-approval policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee in order to assure that the provision of such services does not impair the independence of the independent registered public accounting firm. The Audit Committee approved all audit and non-audit services provided in 2023 in accordance with the Audit Committee’s policy and procedures. Additional information may be found in the Audit Committee Report that follows and the Audit Committee charter available on the Company’s website at investors.kenvue.com.

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Audit Matters
Audit Committee Report
Our Audit Committee is comprised entirely of independent directors who meet the independence requirements of the NYSE and the SEC. Our Audit Committee operates pursuant to a charter that is available on the investor relations section of our website at investors.kenvue.com.
The principal purpose of our Audit Committee is to assist our Board in its oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. Our Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. Our Audit Committee’s function is more fully described in its charter.
Management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our Consolidated Financial Statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
In performing its responsibilities, our Audit Committee has:
•reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2023;
•discussed with our independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”); and
•received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the reviews and discussions referred to above, our Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Vasant Prabhu (Chair)
Richard E. Allison, Jr.
Tamara S. Franklin
Seemantini Godbole

2024 Proxy Statement	77

Security Ownership of Certain Beneficial Owners, Directors & Management
The following tables set forth, as of March 25, 2024, the number of shares and percentage of Kenvue common stock beneficially owned by:
•each person or group known by Kenvue to beneficially own more than 5% of Kenvue common stock;
•each of Kenvue’s directors and named executive officers; and
•all directors and executive officers of Kenvue as a group.

Name of Beneficial Owner	Current Shares Beneficially Owned(1)(2)	Rights to Acquire Beneficial Ownership of Shares(3)	Total Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Thibaut Mongon	112,205	1,087,291	1,199,496	*
Carlton Lawson	18,280	102,801	121,081	*
Paul Ruh	26,799	117,427	144,226	*
Meredith (Meri) Stevens	32,078	130,168	162,246	*
Ellie Bing Xie	20,678	353,323	374,001	*
Larry J. Merlo	12,086		12,086	*
Richard E. Allison, Jr.	33,367		33,367	*
Peter M. Fasolo	9,632		9,632	*
Tamara S. Franklin	7,769		7,769	*
Seemantini Godbole	7,769		7,769	*
Melanie L. Healey	7,920		7,920	*
Betsy D. Holden	7,769		7,769	*
Vasant Prabhu	7,769		7,769	*
Michael E. Sneed	18,556		18,556	*
Joseph J. Wolk	8,307		8,307	*
All directors and Executive Officers as a Group (21 persons)			3,169,635	*
Johnson & Johnson One Johnson & Johnson Plaza New Brunswick, NJ 08933			182,329,550(4)	9.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355			148,880,588(5)	7.8%
FMR LLC 245 Summer Street Boston, MA 02210			110,932,412(6)	5.8%
T.Rowe Price Associates, LLC 100 E. Pratt Street Baltimore, MD 21202			109,327,432(7)	5.7%

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Security Ownership of Certain Beneficial Owners, Directors & Management

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	105,648,002(8)	5.5%
State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	99,454,373(9)	5.2%
*    Denotes less than 1%
(1)The shares described as owned are shares of Kenvue common stock directly or indirectly owned by each listed person and by members of his or her household, and are held individually, jointly or pursuant to a trust arrangement.
(2)Includes Deferred Share Units credited to non-employee directors under Kenvue’s Amended and Restated Deferred Fee Plan for Directors.
(3)Includes shares underlying options exercisable on March 25, 2024, options that become exercisable within 60 days thereafter and RSUs that vest within 60 days thereafter.
(4)Based on information contained in a Schedule 13G filed with the SEC on January 24, 2024, by Johnson & Johnson. The filing indicated that as of December 31, 2023, Johnson & Johnson had sole voting power and sole dispositive power over all of these shares.
(5)Based on information contained in a Schedule 13G filed with the SEC on February 13, 2024, by The Vanguard Group. The filing indicated that as of December 29, 2023, The Vanguard Group had sole voting power for zero shares, shared voting power for 1,984,230 shares, shared dispositive power for 5,540,255 shares and sole dispositive power for 143,340,333 shares.
(6)Based on information contained in a Schedule 13G filed with the SEC on February 9, 2024, by FMR LLC, certain of its affiliates and subsidiaries, and other companies. The filing indicated that as of December 29, 2023, FMR LLC had sole voting power for 84,646,788 shares, shared voting power for zero shares and sole dispositive power for 110,932,412 shares.
(7)Based on information contained in a Schedule 13G filed with the SEC on February 14, 2024, by T. Rowe Price Associates, Inc. The filing indicated that as of December 31, 2023, T. Rowe Price Associates, Inc. had sole voting power 54,235,302 shares, shared voting power for zero shares and sole dispositive power for 109,320,371 shares.
(8)Based on information contained in a Schedule 13G filed with the SEC on January 31, 2024, by Blackrock Inc. The filing indicated that as of December 31, 2023, Blackrock Inc. had sole voting power for 97,247,654 shares, shared voting power for zero shares and sole dispositive power for 105,648,002 shares.
(9)Based on information contained in a Schedule 13G filed with the SEC on January 30, 2024, by State Street Corporation. The filing indicated that as of December 31, 2023, State Street Corporation had sole voting power for zero shares, shared voting power for 70,021,656 shares, sole dispositive power for zero shares and shared dispositive power for 99,397,993 shares.

2024 Proxy Statement	79

Certain Relationships and Related Person Transactions
Policy on Related Person Transactions
The Kenvue Board has adopted a written Policy on Transactions with Related Persons. Kenvue’s Policy on Transactions with Related Persons requires a reasonable prior review and oversight by the Nominating, Governance & Sustainability Committee of any transaction or series of transactions exceeding $120,000 in which Kenvue is a participant and any related person has a direct or indirect material interest (other than solely as a result of being a director or trustee or less than 10% owner of another entity). Related persons include Kenvue’s directors and executive officers and their immediate family members and persons sharing their households, as well as persons controlling more than 5% of Kenvue’s outstanding shares of common stock.
Once a potential related person transaction has been identified, the Nominating, Governance & Sustainability Committee will review all of the relevant facts and circumstances and approve or disapprove entry into the transaction. The Nominating, Governance & Sustainability Committee will prohibit such a transaction if it determines it to be inconsistent with the interests of Kenvue and its shareholders. The Nominating, Governance & Sustainability Committee will take into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Kenvue’s Policy on Transactions with Related Persons was not in effect at the time Kenvue entered into the agreements described below under “—Agreements Entered into in Connection with the Separation.” Each of the agreements between Kenvue and J&J that was entered into prior to the completion of the IPO, and any transactions contemplated thereby, were deemed to be pre-approved upon the adoption of Kenvue’s Policy on Transactions with Related Persons.
Relationship Between Kenvue and J&J
On November 12, 2021, J&J announced its intention to separate its Consumer Health segment (the “Consumer Health Business”). Kenvue was incorporated in Delaware on February 23, 2022 in connection with the Separation and was formed to ultimately hold, directly or indirectly, and conduct certain operational activities in anticipation of the planned Separation of, the Consumer Health Business. Prior to the completion of the IPO, Kenvue was a wholly owned subsidiary of J&J and all of Kenvue’s outstanding shares of common stock were owned by J&J. Following completion of the IPO, Kenvue assumed responsibility for all of its standalone public company costs, including the costs of corporate services provided by J&J and its affiliates prior to the Separation.
Agreements Entered into in Connection with the Separation
Kenvue and J&J entered into a separation agreement (the “Separation Agreement”) on May 3, 2023. The Separation Agreement contains key provisions relating to Kenvue’s Separation from J&J and the disposition of the shares of Kenvue common stock owned by J&J following the completion of the IPO. In connection with the Separation, Kenvue also entered into various other agreements with J&J that, together with the Separation Agreement, provide for certain transactions to effect the transfer of the assets and liabilities of the Consumer Health Business to Kenvue and resulted in the Separation of Kenvue’s business from J&J. These agreements, together with the Separation Agreement, govern various interim and ongoing relationships between Kenvue and J&J following the completion of the IPO. The material terms of the Separation Agreement and the other agreements Kenvue entered into with J&J in connection with the Separation are summarized below. Copies of the Separation Agreement, Tax Matters Agreement, Employee Matters Agreement, Intellectual Property Agreement, Trademark Phase-Out License Agreement, Transition Services Agreement, Transition Manufacturing Agreement and Registration Rights Agreement (each as defined below) have been incorporated by reference as exhibits to Kenvue’s Annual Report on Form 10-K filed with the SEC on March 1, 2024. The following descriptions are qualified in their entirety by reference to the full text of such agreements.

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Certain Relationships and Related Person Transactions
Separation Agreement
On May 3, 2023, Kenvue entered into the Separation Agreement with J&J. The Separation Agreement sets forth Kenvue’s agreements with J&J regarding the principal actions to be taken in connection with the Separation. The Separation Agreement also sets forth other agreements that govern aspects of Kenvue’s relationship with J&J following the completion of the IPO.
Transfer of Assets and Assumption of Liabilities
The Separation Agreement identified certain transfers of assets and assumptions of liabilities that were necessary to effect the Separation. The Separation Agreement provided that such transfers and assumptions would result in Kenvue generally holding (1) all assets primarily related to or used or held for use primarily in connection with Kenvue’s business and (2) all liabilities to the extent relating to, arising out of or resulting from the past or current operation or conduct of Kenvue’s business. However, the Separation Agreement also provided that certain assets and liabilities would be allocated between Kenvue and J&J without regard to such general rule.
In addition, Kenvue and J&J agreed to use reasonable best efforts to divide, partially assign, modify or replicate the other party’s rights and obligations under and in respect of any contract or agreement that relates in any material respect to both Kenvue’s business and J&J’s business. The Separation Agreement also provided for the settlement or extinguishment of certain liabilities and other obligations between Kenvue and J&J. See below under “—Intercompany Arrangements”.
Internal Transactions
The Separation Agreement provided for certain internal transactions related to the Separation that occurred prior to completion of the IPO.
Intercompany Arrangements
All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between Kenvue, on the one hand, and J&J, on the other hand, terminated effective as of the consummation of the Separation, except specified agreements and arrangements that were either (1) intended to survive the Separation or (2) between a Deferred Local Business (as defined below under “—Deferred Markets”), on the one hand, and J&J, on the other hand.
Representations and Warranties
In general, neither Kenvue nor J&J made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation Agreement, any other agreement Kenvue entered into with J&J in connection with the Separation or any representation letter delivered in connection with the Separation, all assets were transferred on an “as is,” “where is” basis.

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Certain Relationships and Related Person Transactions
Deferred Markets
The Separation Agreement provides that, in order to ensure compliance with applicable law, to obtain necessary governmental approvals and other consents and for other business reasons, Kenvue and J&J would defer the transfer of certain assets and assumptions of liabilities of Kenvue’s businesses in certain jurisdictions (each, a “Deferred Local Business”), including China and Russia. Until such time as a Deferred Local Business has been transferred to Kenvue, the Separation Agreement generally provides that (1) J&J will hold and operate such Deferred Local Business on Kenvue’s behalf, (2) J&J will use reasonable best efforts to treat and operate, insofar as reasonably practicable and to the extent permitted by applicable law, each such Deferred Local Business in the ordinary course of business in all material respects consistent with past practice and (3) Kenvue will use reasonable best efforts to provide all support reasonably necessary or reasonably requested by J&J with respect to the operation of each such Deferred Local Business. In addition, Kenvue and J&J agreed to use reasonable best efforts to take all actions to permit and effect the transfer of each Deferred Local Business as promptly following the completion of the IPO as reasonably practicable.
With respect to most Deferred Local Businesses, Kenvue and J&J entered into net economic benefit arrangements, pursuant to which, among other things, J&J will transfer to Kenvue the net profits from the operation of each such Deferred Local Business (or, in the event the operations of any such Deferred Local Business result in net losses to J&J, Kenvue will reimburse J&J for the amount of such net losses of any such Deferred Local Business). Upon the transfer of certain Deferred Local Businesses, Kenvue will be required to compensate J&J for certain increases in the value of such Deferred Local Businesses between the transfer of the assets of the Consumer Health Business and the transfer of such Deferred Local Businesses (or, in the event of certain value decreases, J&J will be required to compensate Kenvue).
As of the date of this proxy statement, the transfer of certain Deferred Local Businesses, including Russia and China, have not been completed. The transfers of the Deferred Local Businesses are subject to the satisfaction of conditions, certain of which are beyond Kenvue’s or J&J’s control, including governmental approvals or other consents. As a result, Kenvue cannot assure you when such Deferred Local Businesses will ultimately be transferred to Kenvue, if ever.
Delayed or Improper Transfers
Kenvue and J&J agreed to use reasonable best efforts to effect any transfers contemplated by the Separation Agreement that were not consummated prior to the completion of the IPO as promptly as practicable following the completion of the IPO. In addition, Kenvue and J&J agreed to use respective reasonable best efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained as promptly following the completion of the IPO as practicable.
Cash Distribution
Kenvue paid J&J, as partial consideration for the Consumer Health Business, all of Kenvue’s cash and cash equivalents, including (1) all of the net proceeds that Kenvue received from the sale of shares of Kenvue common stock in the IPO, and (2) all of the net proceeds that Kenvue received from certain financing arrangements that Kenvue entered into in connection with the Separation (the “Debt Financing Transactions”), together with any interest accrued thereon following Kenvue’s receipt of such proceeds; provided that Kenvue retained $1.17 billion in cash and cash equivalents, after giving effect to the IPO, the Debt Financing Transactions and the settlement or termination of certain intercompany accounts payable or accounts receivable between Kenvue and J&J.

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Certain Relationships and Related Person Transactions
Exchange of Information
Kenvue and J&J agreed to provide each other, following the completion of the IPO, with information relating to periods prior to the completion of the IPO which is reasonably necessary to comply with reporting, disclosure, filing, notification or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings or to satisfy audit, accounting, regulatory, litigation and other similar requirements. Kenvue and J&J also agreed to provide each other, following the completion of the IPO, with information to the extent relating to J&J and its business or assets or Kenvue and Kenvue’s business and assets, respectively.
Distribution or Other Disposition
J&J has the sole and absolute discretion, subject to applicable law, to determine the terms of, and whether and when to proceed with, any subsequent distribution or other disposition of the shares of Kenvue common stock owned by J&J following the completion of (1) the IPO in May 2023 and (2) J&J’s tax-free disposition of 80.1% of the outstanding common stock of Kenvue in August 2023 (the "Distribution"). Kenvue is required to cooperate with J&J to effect any such subsequent distribution or other disposition. See "—Registration Rights Agreement" below.
Release of Claims
Kenvue and J&J each agreed, subject to certain exceptions, to release the other party and its affiliates, successors and assigns and all persons that, at or prior to the completion of the IPO, have been the other party’s shareholders, directors, officers, agents or employees, and their respective heirs, executors, administrators, successors and assigns, from any and all claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the completion of the IPO.
Indemnification
Kenvue and J&J each agreed to indemnify the other party and each of the other party’s current and former directors, officers and employees, and each of the heirs, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Separation and Kenvue’s and J&J’s respective businesses. The amount of each party’s indemnification obligations will be reduced by any insurance proceeds or other third-party proceeds the party being indemnified receives. The Separation Agreement also specifies procedures regarding claims subject to indemnification.
Management of Legal Actions
The Separation Agreement governs the management and direction of pending and future legal actions in which Kenvue or J&J is named as a party. In general, neither Kenvue nor J&J may resolve any legal action without the prior written consent of the other party if such resolution (1) contains any finding or admission of any violation of law by such other party, (2) would result in any non-monetary remedy against such other party or (3) does not include a full and unconditional release of such other party (to the extent such other party is a named party in the legal action).
Insurance
With respect to any claim related to or arising from an occurrence prior to the completion of the IPO, Kenvue continues to have access to coverage under J&J’s existing commercial insurance policies provided by third-party insurers, subject to exceptions set forth in the Separation Agreement. The Separation Agreement also specifies procedures regarding claims subject to coverage under these insurance policies. Kenvue does not have access to any insurance policies or reinsurance policies issued, reinsured or reimbursed by J&J’s captive insurer, J&J or any affiliate of J&J or any other self-insurance or similar program or mechanism maintained by J&J. With respect to any claim accruing following the completion of the IPO, Kenvue is generally responsible for obtaining continuing insurance coverage.

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Certain Relationships and Related Person Transactions
Dispute Resolution
Kenvue and J&J will attempt in good faith to resolve disputes arising under the Separation Agreement by negotiation among Kenvue’s respective senior officers. Any dispute unable to be resolved through this process may be referred to non-binding mediation for resolution. If Kenvue and J&J are unable to resolve a dispute through negotiation or mediation, then either Kenvue or J&J may submit the dispute to the Court of Chancery of the State of Delaware or, in certain circumstances, to an alternative court in the State of Delaware.
Tax Matters Agreement
On May 3, 2023, Kenvue entered into a tax matters agreement (the “Tax Matters Agreement”) with J&J. The Tax Matters Agreement governs Kenvue’s and J&J’s respective rights, responsibilities and obligations following the completion of the IPO with respect to all tax matters, including tax liabilities, tax attributes, tax returns and tax contests.
Allocation of Taxes
With respect to taxes other than those incurred in connection with the Separation and the Distribution, the Tax Matters Agreement provides that Kenvue will generally indemnify J&J for (1) any taxes of Kenvue for all periods after the Distribution and (2) any taxes of Kenvue or J&J for periods prior to the Distribution to the extent attributable to the Consumer Health Business. J&J will generally indemnify Kenvue for (1) any taxes of J&J for all periods after the Distribution and (2) any taxes of Kenvue or J&J for periods prior to the Distribution to the extent attributable to the business and operations conducted by J&J other than the Consumer Health Business.
With respect to certain taxes incurred in connection with the Separation and the Distribution, Kenvue is generally required to indemnify J&J for any taxes resulting from the failure of certain steps of the Separation and the Distribution to qualify for their intended tax treatment, where such taxes result from (1) untrue representations and breaches of covenants that Kenvue made and agreed to in connection with the Separation and the Distribution (including representations Kenvue made in connection with opinions of J&J’s U.S. tax advisors and covenants containing the restrictions described below that are designed to preserve the tax-free nature of the Separation and the Distribution), (2) the application of certain provisions of U.S. federal income tax law to the Separation and the Distribution or (3) any other actions or omissions that Kenvue knows or reasonably should expect would give rise to such taxes. Kenvue is also generally required to indemnify J&J for any increases in the amount of foreign taxes and transfer taxes that are otherwise expected to be incurred in connection with the Separation and the Distribution to the extent that such increases arise due to actions or omissions by Kenvue that would reasonably be expected to result in such additional taxes.
Neither Kenvue’s obligations nor J&J’s obligations under the Tax Matters Agreement will be limited in amount or subject to any cap. In addition, as a member of J&J’s consolidated U.S. federal income tax group, Kenvue has joint and several liability with J&J to the IRS for the consolidated U.S. federal income taxes of the J&J group relating to the taxable periods in which Kenvue was part of the group.

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Certain Relationships and Related Person Transactions
Preservation of the Tax-Free Status of Certain Steps of the Separation and the Distribution
J&J has received a private letter ruling from the IRS substantially to the effect that, among other things, certain steps of the Separation together with the Distribution will qualify as a transaction that is tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. The Distribution was conditioned on, among other things, the continuing effectiveness and validity of J&J’s private letter ruling from the IRS and favorable opinions of J&J’s U.S. tax advisors. The private letter ruling and opinions of J&J’s U.S. tax advisors rely on certain facts, assumptions, representations and undertakings from Kenvue and J&J regarding the past and future conduct of the companies’ respective businesses and other matters.
Pursuant to the Tax Matters Agreement, Kenvue agreed to covenants that impose certain restrictions on Kenvue designed to preserve the tax-free nature of the Separation and the Distribution. Kenvue is barred from taking any action, or failing to take any action, where such action or failure to act would be inconsistent with the tax-free status of these transactions, for all time periods. In addition, during the time period ending two years after the date of the Distribution, these covenants will restrict certain actions, including share issuances, business combinations, sales of assets and similar transactions. Kenvue may take these actions only under certain limited situations permitted by the IRS and/or J&J. Regardless of whether Kenvue is so permitted to take such action, under the Tax Matters Agreement, Kenvue will generally be required to indemnify J&J for any taxes that result from the taking of any such action.
Employee Matters Agreement
On May 3, 2023, Kenvue entered into an employee matters agreement (the “Employee Matters Agreement”) with J&J. The Employee Matters Agreement addresses certain employment, compensation and benefits matters.
Allocation of Liabilities
Except as specifically provided in the Employee Matters Agreement, Kenvue has generally assumed responsibility for all employee liabilities related to the Consumer Health Business and J&J generally remains responsible for all employee liabilities related to J&J’s remaining businesses, in each case, regardless of when such liabilities arose.
Collective Bargaining Agreements
Upon completion of the IPO, Kenvue and J&J agreed to cooperate and consult in good faith to provide notice to, engage in consultation with and take any similar action which may be required with respect to any employee representative body covering Kenvue’s employees.
Health and Welfare Plans
Pursuant to the Employee Matters Agreement, Kenvue has established health and welfare plans for the benefit of Kenvue’s employees, including health and dental plans, but excluding post-retirement health and welfare plans. Generally, Kenvue’s employees have ceased to be eligible for benefits under J&J’s U.S. health and welfare plans. However, Kenvue’s eligible employees in the United States, Puerto Rico or Canada will receive up to 15 years of service credit for continuous service with Kenvue immediately following the date the Distribution occurred (the “Distribution Date”) for purposes of determining eligibility for benefits under the J&J post-retirement health plans maintained for former employees who served in the United States, Puerto Rico or Canada (as applicable), subject to the terms of such plans as in effect from time to time.

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Certain Relationships and Related Person Transactions
Defined Benefit Pension Plans
The Employee Matters Agreement provides that J&J will generally retain all liabilities and assets under its defined benefit pension plans, including any non-qualified plans, unless otherwise required by law. In the case of U.S. and Canadian plans, Kenvue’s employees generally ceased active participation in such plans as of the Distribution Date. Kenvue’s U.S.-based employees received service credit under such plans until December 31, 2023 for all purposes (but based on estimated pension-eligible compensation levels as of the Distribution Date). Kenvue’s U.S. and Canada-based employees (other than those based in Quebec) will receive up to 15 years of service credit for continuous service with Kenvue following the Distribution Date for purposes of vesting and early retirement subsidies (but not for purposes of eligibility or benefit accrual). Kenvue will reimburse J&J for the estimated cost of such service credit, as well as the service credit provided under the post-retirement health plans.
Defined Contribution Plans
Pursuant to the Employee Matters Agreement, Kenvue has established a 401(k) plan, which assumed the account balances of Kenvue’s employees under J&J’s 401(k) plans, as well as an unfunded U.S. nonqualified defined contribution plan, which has substantially similar terms and conditions as J&J’s Excess Savings Plan. Kenvue’s unfunded U.S. nonqualified defined contribution plan has assumed the liabilities related to Kenvue’s employees under J&J’s U.S. nonqualified defined contribution plan. To the extent permitted by law, any J&J non-U.S. tax-qualified defined contribution plan was treated similarly to the 401(k) plans.
J&J Equity Awards
Pursuant to the Employee Matters Agreement, upon the Distribution Date, J&J equity awards held by Kenvue’s employees were generally converted into equivalent Kenvue equity awards with adjustments to the number of awards and option exercise prices to preserve the award’s value. In connection with such conversion, the performance criteria applicable to any outstanding performance-based awards was deemed satisfied at the target level, unless two years had been completed in the performance period, in which case performance was deemed satisfied at the level of actual performance for such years. All other vesting terms and conditions that apply to outstanding awards prior to the conversion were not affected by the conversion. The Employee Matters Agreement also provided for the establishment of Kenvue's equity incentive plan.
Annual Incentive Awards
Pursuant to the Employee Matters Agreement, Kenvue’s employees participated in J&J’s 2023 annual incentive programs until the Distribution Date. Upon the Distribution Date, Kenvue assumed any obligations under J&J’s 2023 annual incentive programs with respect to Kenvue’s employees.
Intellectual Property Agreement
On May 3, 2023, Kenvue entered into an intellectual property agreement (the “Intellectual Property Agreement”) with J&J. Pursuant to the Intellectual Property Agreement, J&J transferred to Kenvue certain intellectual property rights, including certain intellectual property owned by J&J immediately prior to the completion of the IPO, that were primarily related to or used or held for use primarily in connection with Kenvue’s business or operations. The Intellectual Property Agreement also governs the parties’ respective use of certain intellectual property that was not primarily or exclusively related to either party’s business or operations and that has been jointly owned by Kenvue and J&J since the completion of the IPO. Subject to the terms and conditions of the Intellectual Property Agreement, Kenvue also accepted and assumed all liabilities (1) relating to, arising out of or resulting from the transferred intellectual property and (2) in connection with the jointly owned intellectual property, to the extent relating to, arising out of or resulting from the operation or conduct of Kenvue’s business.

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Certain Relationships and Related Person Transactions
Term
The term of the Intellectual Property Agreement is perpetual and can be terminated only by mutual agreement of the parties.
Cross-Licenses
Pursuant to the Intellectual Property Agreement, each of Kenvue and J&J (in such capacity, the “licensor”) granted to the other party (in such capacity, the “licensee”) certain personal, irrevocable (subject to certain exceptions), non-exclusive, worldwide, royalty-free and non-transferable (subject to certain exceptions) licenses, subject to the terms and conditions of certain third-party licenses, to use certain intellectual property rights in patents, copyrights and know-how. The Intellectual Property Agreement also includes additional intellectual property cross-licenses, including mutual personal, irrevocable (subject to certain exceptions), non-exclusive, royalty-free and non-transferable (subject to certain exceptions) licenses to use certain data pertaining to business records and personal information (collectively, “Data”) worldwide (excluding any jurisdiction to the extent an action to be taken would violate any applicable privacy and data security requirements in such jurisdiction). In both cases, the licensee (1) may use these licenses solely in connection with the operation of its business as operated as of the completion of the IPO and any reasonable and natural extensions thereof and (2)may sublicense the intellectual property or Data rights within the scope of the license granted and in furtherance of activities conducted by, for or on behalf of the licensee. The implementation of the request, transfer, extraction, traceability, retention and deletion of Data is governed by the Data Transfer and Sharing Agreement, which is described below under “—Data Transfer and Sharing Agreement.”
Each party agrees that, until the fifth anniversary of the completion of the IPO, it will not challenge any of the intellectual property licensed to it under the Intellectual Property Agreement.
The licenses to use certain intellectual property rights in trademarks are governed by the Trademark Agreements. See “—Trademark Agreements.”
Trademark Agreements
In connection with the Separation, Kenvue and J&J entered into a series of trademark phase-out license agreements, a Johnson’s license agreement, a trademark coexistence agreement and various additional trademark license agreements (collectively, the “Trademark Agreements”) that collectively govern Kenvue’s and J&J’s respective rights, responsibilities and obligations with respect to intellectual property rights in trademarks.
Trademark Phase-Out License Agreement
On April 3, 2023, Kenvue entered into a trademark phase-out license agreement (the “Trademark Phase-Out License Agreement”) with J&J. Pursuant to the Trademark Phase-Out License Agreement, J&J granted Kenvue a non-exclusive, non-sublicensable (subject to certain exceptions), non-assignable (subject to certain exceptions), royalty-free, fully paid up worldwide license to use certain trademarks owned by J&J (the “Licensed J&J Marks”), consisting primarily of marks related to “Johnson & Johnson” and “J&J”, as well as certain marks related to “Janssen” and “CILAG”, on a transitional basis following the completion of the IPO. J&J retains exclusive ownership of the Licensed J&J Marks, including any goodwill that might be acquired by Kenvue’s use of such marks.
Term
The term of the Trademark Phase-Out License Agreement will be no more than 10 years following the completion of the IPO, and Kenvue’s license to use the Licensed J&J Marks for certain specified purposes will terminate within shorter periods. Kenvue’s use of the Licensed J&J Marks on internal or external product packaging and labels will terminate within five years from the completion of the IPO, and Kenvue’s use of the Licensed J&J Marks in bottle or product molds and as embossed or debossed on tablets will terminate in the next replacement cycle for such items in the ordinary course of business, but not longer than eight years from the completion of the IPO. Each of these termination dates is subject to extension for an additional three years and an additional two years, respectively, if, at such termination date, Kenvue continues to make use of the Licensed J&J Marks despite commercially reasonable efforts to terminate such use. Kenvue’s use of the Licensed J&J Marks for certain corporate, administrative and digital purposes will terminate within one year from the completion of the IPO, and Kenvue’s use of the Licensed J&J Marks on various physical assets (excluding product packaging and labels) will terminate within two years from the completion of the IPO; provided that, in each case, if the use of the Licensed J&J Marks in such materials is incorporated in a legal entity name, then the phase-out period of one year or two years, as applicable, will not start until the name of such legal entity is changed; provided further that in no event shall any such phase-out period extend more than five years following the completion of the IPO.

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Use
The license granted pursuant to the Trademark Phase-Out License Agreement extends only to Kenvue’s existing uses, and certain intended uses, of the Licensed J&J Marks as of the date of the Trademark Phase-Out License Agreement. Kenvue is required to adhere to certain quality standards in using the Licensed J&J Marks. Subject to certain exceptions, Kenvue is not permitted to (1) use or register in any jurisdiction any trademarks confusingly similar to, or consisting in whole or in part of, any of the Licensed J&J Marks or (2) register any of the Licensed J&J Marks in any jurisdiction, without, in each case, the prior written consent of J&J.
Registration, Maintenance and Enforcement
Pursuant to the Trademark Phase-Out License Agreement, J&J, at its cost, is required to use commercially reasonable efforts to prosecute, maintain and renew, as applicable, the Licensed J&J Marks. The Trademark Phase-Out License Agreement also sets forth various other rights, obligations and cooperative duties of J&J and Kenvue related to the prosecution, maintenance and renewal of the Licensed J&J Marks. J&J retains the first right, but not obligation, to enforce and protect the Licensed J&J Marks at its cost, but if J&J declines to do so, Kenvue may enforce and protect such marks at Kenvue’s cost.
Additional Trademark Phase-Out License Agreements
To facilitate certain aspects of the Separation, certain Kenvue subsidiaries and certain J&J subsidiaries have entered into separate trademark phase-out license agreements (the “Additional Trademark Phase-Out License Agreements”) governing such Kenvue subsidiaries’ use of certain ancillary marks primarily related to “Janssen” and “CILAG”. The Additional Trademark Phase-Out License Agreements contain substantially the same terms as the Trademark Phase-Out License Agreement. Unless otherwise indicated or the context otherwise requires, references to the “Trademark Phase-Out License Agreement” include the Additional Trademark Phase-Out License Agreements.
Johnson’s License Agreement
On April 3, 2023, Kenvue entered into a Johnson’s license agreement (the “Johnson’s License Agreement”) with J&J. Pursuant to the Johnson’s License Agreement, J&J has granted Kenvue an irrevocable, exclusive (even as to J&J), sublicensable, non-assignable (subject to certain exceptions), royalty-free, fully paid up license to use certain trademarks relating to the “Johnson’s” brand (the “Licensed Johnson’s Marks”) that are owned by J&J and the ownership of which cannot be transferred to Kenvue because local law in the relevant jurisdictions requires that there be unity of ownership between the Licensed Johnson’s Marks and trademarks being retained by J&J.
Term
The term of the licenses granted to Kenvue pursuant to the Johnson’s License Agreement is perpetual, and termination is not an available remedy for either party’s breach of the Johnson’s License Agreement.

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Use
The licenses granted to Kenvue pursuant to the Johnson’s License Agreement extend only to “Johnson’s” branding in use as of the date of the Trademark Coexistence Agreement and to limited expanded uses of “Johnson’s” branding. Kenvue is required to adhere to certain quality standards in using the Licensed Johnson’s Marks.
Registration, Maintenance and Enforcement
Pursuant to the Johnson’s License Agreement, J&J is required to use commercially reasonable efforts to prosecute, maintain and renew, as applicable, the Licensed Johnson’s Marks, and Kenvue is responsible for the costs of J&J’s efforts. With respect to the Licensed Johnson’s Marks, Kenvue has the first right, but not obligation, to enforce and protect such marks at Kenvue’s cost, and if Kenvue declines to do so, J&J may enforce and protect such marks at its cost.
Trademark Coexistence Agreement
On April 3, 2023, Kenvue entered into a trademark coexistence agreement (the “Trademark Coexistence Agreement”) with J&J. The Trademark Coexistence Agreement established certain global parameters regarding (1) Kenvue’s registration and use of trademarks related to the “Johnson’s” brand (the “Johnson’s Trademarks”) and (2) J&J’s registration and use of trademarks related to the “J&J” company name and brand (the “J&J Trademarks” and, collectively with the Johnson’s Trademarks, the “Coexisting Trademarks”). These parameters are intended to avoid confusion among consumers regarding the Coexisting Trademarks. Kenvue’s use of the Johnson’s Trademarks is limited to goods and services offered under the Johnson’s brand as of the date of the Trademark Coexistence Agreement, certain related uses and certain additional consumer health goods and services (collectively, the “Johnson’s Goods”), while J&J’s use of the J&J Trademarks in connection with the Johnson’s Goods is limited solely to indications of corporate identity. The Trademark Coexistence Agreement remains in effect as long as the parties, or their successors or assigns, are using, or intend to use, the Coexisting Trademarks. In 2023, sales of “Johnson’s” products globally comprised less than 10% of Kenvue’s Net sales.
Additional Trademark License Agreements
Kenvue entered into various additional trademark license agreements with J&J. Pursuant to these agreements, Kenvue and J&J (in such capacity, the “licensor”) have granted to the other party (in such capacity, the “licensee”) licenses to certain trademarks and, where applicable, related know-how owned by the licensor. Kenvue does not expect these additional trademark license agreements between Kenvue and J&J, individually or in the aggregate, to comprise a material portion of Kenvue’s trademark portfolio nor to have a material impact on Kenvue’s business, results of operations or financial condition.
Transition Services Agreement
On May 3, 2023, Kenvue entered into a transition services agreement (the “Transition Services Agreement”) with J&J. Pursuant to the Transition Services Agreement, J&J provides Kenvue with specified services (the “J&J Services”), including certain information technology, supply chain, human resources, medical safety, finance, regulatory, sales and marketing, research and development, real estate, legal operations, government affairs, distribution and tax services, for a transitional period following the completion of the IPO. The Transition Services Agreement is intended to help ensure an orderly transition following the completion of the IPO and facilitate cooperation between J&J and Kenvue to exit, transition, migrate and integrate each J&J Service to Kenvue as soon as reasonably practicable.

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Services
J&J is required to provide J&J Services in compliance with applicable laws, in a professional and workmanlike manner and at a quality level and in a manner consistent with its practice during the year preceding the completion of the IPO. J&J may, at its option, delegate any of its obligations to perform J&J Services to third-party service providers, but J&J will remain responsible for ensuring that the J&J Services are provided to Kenvue in accordance with the terms of the Transition Services Agreement. From time to time, Kenvue may request that J&J provide an additional service to Kenvue and, if such service is reasonably necessary for the operation of Kenvue’s business and was provided to Kenvue’s business during the year preceding the completion of the IPO, J&J will be required to use commercially reasonable efforts to provide such additional service to Kenvue.
Fees
The Transition Services Agreement specifies the fees for the J&J Services, which generally are fixed amounts based on J&J’s expected costs plus a markup and will be adjusted for inflation on an annual basis. However, for a limited number of J&J Services, including distribution services, the applicable fees vary and are calculated based on usage, typically as a function of sales. In addition to any such fees, Kenvue is also required to bear certain additional costs. Kenvue does not expect the aggregate net fees and costs associated with the J&J Services under the Transition Services Agreement to be materially different than the aggregate historical costs that J&J has allocated to Kenvue for these services and, therefore, Kenvue does not expect these fees and costs to have a material impact on Kenvue’s business, results of operations or financial condition. In 2023, in connection with these services, Kenvue incurred aggregate costs representing less than 2% of Kenvue’s Net sales.
Term and Termination
The term for most J&J Services is expected to terminate within 24 months following the completion of the IPO. However, a limited number of J&J Services will be provided to Kenvue for a longer period of time, not expected to exceed 72 months, generally in cases where the applicable service relates to (1) regulatory or supply chain functions that cannot be fully transitioned to Kenvue prior to the receipt of requisite regulatory approvals or marketing authorization transfers, (2) product stability testing where the testing cannot be moved mid-cycle, (3) internal controls testing related to J&J Services that extend beyond the 24-month period or (4) management of certain active pharmaceutical ingredients. The service term for any J&J Service may be extended under certain conditions, so long as such extension does not extend beyond 24 months following the completion of the IPO or, with respect to such limited number of services, such longer period. Kenvue will generally be required to pay an increased service fee to J&J during any extension period. In addition, if J&J and Kenvue are unable to transition any J&J Service due to a failure to obtain requisite regulatory approvals, the Service Period Deadline for such J&J Service shall be extended to 30 days following receipt of such requisite regulatory approvals. The Transition Services Agreement will expire upon the expiration of the term for all J&J Services. Kenvue may terminate any J&J Service upon advance written notice to J&J.
Liabilities and Indemnification
J&J generally has no liability to Kenvue for liabilities arising from Kenvue’s implementation, execution or use of the J&J Services. Kenvue is generally required to indemnify J&J, its affiliates, any third-party service providers and its and their respective directors, officers, employees, affiliates, agents and representatives for all liabilities arising from the provision of the J&J Services under the Transition Services Agreement. However, J&J does have liability for, and is required to indemnify Kenvue, Kenvue’s affiliates and Kenvue’s and their respective directors, officers, employees, affiliates, agents and representatives for, liabilities arising from J&J’s or its third-party service providers’ fraud, intentional misconduct or gross negligence. J&J’s liability in such cases is limited to the aggregate amount of fees and payments it receives pursuant to the Transition Services Agreement.
Transition Assistance
In connection with the transition of the J&J Services to Kenvue, the Transition Services Agreement also provides that, at Kenvue’s request, J&J may assist Kenvue in establishing Kenvue’s own standalone functions (including the development of Kenvue’s own IT systems) pursuant to one or more statements of work to be agreed on from time to time by Kenvue and J&J. Kenvue has entered or will enter into certain statements of work with J&J related to the development of Kenvue’s IT systems, for which Kenvue incurred costs in 2023 representing approximately 1.0% of Kenvue’s Net sales, with such costs being in addition to the fees incurred by Kenvue in connection with J&J’s provision of the J&J Services. Kenvue expects the scope of work to be performed pursuant to such statements of work, and any resulting costs incurred by Kenvue, to decline after 2023, and for all such work to be completed during the term of the J&J Services.

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Transition Manufacturing Agreement
On May 3, 2023, Kenvue entered into a transition manufacturing agreement (the “Transition Manufacturing Agreement”) with J&J. Pursuant to the Transition Manufacturing Agreement, J&J manufactures and supplies to Kenvue certain products, or components thereof (each, a “Product”), including certain Tylenol®, Zyrtec®, Motrin® and Benadryl® products and other OTC products, on a transitional basis following the completion of the IPO. J&J is required to (1) adhere to certain quality standards in performing its manufacturing and supply services and (2) use commercially reasonable efforts to acquire, at its sole cost, all raw materials required for the manufacture and supply of the Products. In 2023, the Products collectively comprised less than 10% of Kenvue’s Net sales.
Pricing
The Transition Manufacturing Agreement sets forth the initial prices Kenvue will pay J&J for each Product. These prices will be adjusted annually to reflect changes in the cost of raw materials, third-party manufactured products, fees of third-party manufacturers incurred by J&J and certain of J&J’s conversion costs. Kenvue is responsible for paying all sales taxes imposed in connection with the supply of goods or services under the Transition Manufacturing Agreement.
Demand Forecasts
Kenvue is required to provide J&J with periodic binding and non-binding forecasts of Kenvue’s anticipated demand for each Product, and Kenvue is generally required to submit purchase orders in line with Kenvue’s binding forecasts.
Changes
Kenvue and J&J may agree to discretionary changes to a Product’s specifications, raw materials or manufacturing process. Kenvue and J&J will also cooperate to implement changes to any Product necessitated by the unavailability of a raw material or applicable legal requirements.
Term and Termination
The term of manufacturing services under the Transition Manufacturing Agreement varies with respect to each Product and manufacturing facility and ranges from 3 months to 60 months with respect to Tylenol® Products, 21 months to 60 months with respect to Zyrtec® Products, 21 months to 60 months with respect to Motrin® Products and 12 months to 60 months with respect to Benadryl® Products. In certain cases, the term for a Product may be extended for up to three additional periods of 12 months each if the transition is delayed due to circumstances beyond Kenvue’s reasonable control. Kenvue expects that most Products will have transitioned within three years following the completion of the IPO.
The Transition Manufacturing Agreement will expire following the expiration of the term for all Products and satisfaction of all manufacturing service obligations related to the Products (including quality assurance and ongoing stability testing services). Kenvue may terminate the Transition Manufacturing Agreement, or the supply of any particular Product thereunder, upon advance written notice to J&J, provided that Kenvue bear the costs of any inefficiencies incurred in connection with such termination. J&J may, under certain circumstances, terminate the supply of a Product after written notice to Kenvue that the manufacture or supply of such Product has become prohibited by law and if J&J and Kenvue are unable to determine mutually acceptable changes to such Product to comply with applicable law.
Liabilities and Indemnification
Kenvue’s recourse against J&J for any defect in the Products is generally limited to having the defective Product replaced or receiving a refund at Kenvue’s option, and Kenvue’s recourse against J&J is generally limited, on a facility-by-facility basis, to the aggregate amount of fees and payments it receives for Products manufactured at a facility. Kenvue is generally required to indemnify J&J, its affiliates and its and their respective directors, officers, employees, agents and representatives against damages incurred from third-party claims arising from the sale or use of the Products, from J&J’s manufacturing or supplying Kenvue with Products pursuant to the Transition Manufacturing Agreement or from Kenvue’s fraud, intentional misconduct or gross negligence in connection with performance of Kenvue’s obligations under the Transition Manufacturing Agreement. However, J&J is required to indemnify Kenvue, Kenvue’s affiliates and Kenvue’s and their respective directors, officers, employees, agents and representatives against damages incurred from third-party claims arising from J&J’s fraud, intentional misconduct or gross negligence in connection with its performance under the Transition Manufacturing Agreement.

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Certain Relationships and Related Person Transactions
Registration Rights Agreement
On May 3, 2023, Kenvue and J&J entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which Kenvue has granted to J&J certain registration rights with respect to the shares of Kenvue common stock owned by J&J. J&J may transfer these rights in certain limited circumstances, including in connection with an equity-for-debt exchange to a third-party lender (collectively with J&J, “Holders”), and such Holders will thereafter be bound by the terms of the Registration Rights Agreement.
Demand Registration
Holders will be able to request registration under the Securities Act of 1933, as amended, of all or any portion of their shares of Kenvue common stock covered by the Registration Rights Agreement, and Kenvue will be obligated, subject to limited exceptions, to register such shares as requested by such Holders. Holders will be able to designate the terms of each offering effected pursuant to a demand registration and will be able to request that Kenvue complete up to three demand registrations in any 12-month period.
Kenvue is not required to honor a demand registration if Kenvue has effected a registration within the preceding 60 days. In addition, if Kenvue reasonably determines in good faith that filing a registration statement would be significantly disadvantageous to Kenvue, Kenvue may, no more than once during any 12-month period, delay filing such registration statement until the earlier of 45 days after Kenvue makes such determination or seven days after the disadvantageous condition no longer exists.
Piggy-Back Registration
If Kenvue at any time intends to file on Kenvue’s behalf or on behalf of any of Kenvue’s other security holders a registration statement in connection with a public offering of any of Kenvue’s securities on a form and in a manner that would permit the registration for offer and sale of shares of Kenvue common stock held by Holders, Holders will have the right to include their shares of Kenvue common stock in that offering, subject to certain limitations.
Indemnification
The Registration Rights Agreement contains customary indemnification and contribution provisions by Kenvue for the benefit of Holders and, in limited situations, by Holders for the benefit of Kenvue with respect to the information provided by such Holders included in any registration statement, prospectus or related document.
Reverse Transition Services Agreement
On May 3, 2023, Kenvue entered into a reverse transition services agreement (the “Reverse Transition Services Agreement”) with J&J prior to the completion of the IPO. Pursuant to the Reverse Transition Services Agreement, Kenvue provides J&J with specified services (the “Kenvue Services”), including certain information technology, supply chain, medical safety, finance, regulatory, sales and marketing, real estate and distribution services, for a transitional period following the completion of the IPO. The Reverse Transition Services Agreement is intended to help ensure an orderly transition following the completion of the IPO and facilitates cooperation between J&J and Kenvue to exit, transition, migrate and integrate each Kenvue Service to J&J as soon as reasonably practicable.
Services
Kenvue is required to provide Kenvue Services in compliance with applicable laws, in a professional and workmanlike manner and at a quality level and in a manner consistent with Kenvue’s practice during the year preceding the completion of the IPO. Kenvue may, at Kenvue’s option, delegate any of Kenvue’s obligations to perform Kenvue Services to third-party service providers, but Kenvue will remain responsible for ensuring that the Kenvue Services are provided to J&J in accordance with the terms of the Reverse Transition Services Agreement. From time to time, J&J may request that Kenvue provide an additional service to J&J and, if such service is reasonably necessary for the operation of J&J’s business and was provided to J&J’s business during the year preceding the completion of the IPO, Kenvue will be required to use commercially reasonable efforts to provide such additional service to J&J.

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Fees
The Reverse Transition Services Agreement specifies the fees for the Kenvue Services, which will generally be fixed amounts based on Kenvue’s expected costs plus a markup and be adjusted for inflation on an annual basis. However, for a limited number of Kenvue Services, including distribution services, the applicable fees will vary and be calculated based on usage, typically as a function of sales. In addition to such fees, J&J is also required to bear certain additional costs. Kenvue does not expect the aggregate net fees and costs associated with the Kenvue Services under the Reverse Transition Services Agreement to have a material impact on Kenvue’s business, results of operations or financial condition. In 2023, in connection with these services, J&J credited to Kenvue an aggregate amount representing less than 0.5% of Kenvue’s Net sales.
Term and Termination
The term for most Kenvue Services is expected to terminate within 24 months following the completion of the IPO. However, a limited number of Kenvue Services will be provided to J&J for a longer period of time, not to exceed 84 months, generally in cases where the applicable service relates to (1) regulatory or supply chain functions that cannot be fully transitioned to J&J prior to the receipt of requisite regulatory approvals or marketing authorization transfers or (2) internal controls testing related to Kenvue Services that extend beyond the 24-month period. The service term for any Kenvue Service may be extended under certain conditions, so long as such extension does not extend beyond 24 months following the completion of the IPO or, with respect to such limited number of services, such longer period (each, a “Kenvue Service Period Deadline”). J&J will generally be required to pay an increased service fee to Kenvue during any extension period. In addition, if Kenvue and J&J are unable to transition any Kenvue Service due to a failure to obtain requisite regulatory approvals, the Kenvue Service Period Deadline for such Kenvue Service shall be extended to 30 days following receipt of such requisite regulatory approvals.
The Reverse Transition Services Agreement will expire upon the expiration of the term for all Kenvue Services. J&J may terminate any Kenvue Service upon advance written notice to Kenvue.
Liabilities and Indemnification
Kenvue will generally have no liability to J&J for liabilities arising from J&J’s implementation, execution or use of the Kenvue Services. J&J will generally be required to indemnify Kenvue, Kenvue’s affiliates, any third-party service providers and Kenvue’s and their respective directors, officers, employees, affiliates, agents and representatives for all liabilities arising from the provision of the Kenvue Services under the Reverse Transition Services Agreement. However, Kenvue will have liability for, and will be required to indemnify J&J, its affiliates and its and their respective directors, officers, employees, affiliates, agents and representatives for, liabilities arising from Kenvue’s or Kenvue’s third-party service providers’ fraud, intentional misconduct or gross negligence. Kenvue’s liability in such cases shall be limited to the aggregate amount of fees and payments Kenvue receives pursuant to the Reverse Transition Services Agreement.
Reverse Transition Manufacturing Agreement
On July 3, 2023, Kenvue entered into a reverse transition manufacturing agreement (the “Reverse Transition Manufacturing Agreement”) with J&J. Pursuant to the Reverse Transition Manufacturing Agreement, Kenvue manufactures and supplies to J&J certain products, or components thereof (each, a “J&J Product”), on a transitional basis. Kenvue is required to (1) adhere to certain quality standards in performing Kenvue’s manufacturing and supply services and (2) use commercially reasonable efforts to acquire, at Kenvue’s sole cost, all raw materials required for the manufacture and supply of the J&J Products.
Pricing
The Reverse Transition Manufacturing Agreement sets forth the initial prices that J&J will pay Kenvue for each J&J Product. These prices will be adjusted annually to reflect changes in the cost of raw materials, third party manufactured products, fees of third party manufacturers incurred by Kenvue and certain of its conversion costs. J&J is responsible for paying all sales taxes imposed in connection with the supply of goods or services under the Reverse Transition Manufacturing Agreement.

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Demand Forecasts
J&J is required to provide Kenvue with periodic binding and non-binding forecasts of its anticipated demand for each J&J Product, and J&J is generally required to submit purchase orders in line with its binding forecasts.
Changes
Kenvue and J&J may agree to discretionary changes to a J&J Product’s specifications, raw materials or manufacturing process. Kenvue and J&J will also cooperate to implement changes to any J&J Product necessitated by the unavailability of a raw material or applicable legal requirements.
Term and Termination
The term of manufacturing services under the Reverse Transition Manufacturing Agreement varies with respect to each J&J Product and ranges from 12 months to 60 months. In certain cases, the term for a J&J Product may be extended for up to three additional periods of 12 months each if the transition is delayed due to circumstances beyond J&J’s reasonable control. J&J expects that most J&J Products will have transitioned within 60 months.
The Reverse Transition Manufacturing Agreement will expire following the expiration of the term for all J&J Products and satisfaction of all manufacturing service obligations related to the J&J Products (including quality assurance and ongoing stability testing services). J&J has the right to terminate the Reverse Transition Manufacturing Agreement, or the supply of any particular J&J Product thereunder, upon advance written notice to Kenvue, provided that J&J bears the costs of any inefficiencies incurred in connection with such termination. Kenvue has the right, under certain circumstances, to terminate the supply of a J&J Product after written notice to J&J that the manufacture or supply of such J&J Product has become prohibited by law and if J&J and Kenvue are unable to determine mutually acceptable changes to such J&J Product to comply with applicable law.
Liabilities and Indemnification
J&J’s recourse against Kenvue for any defect in the J&J Products is generally limited to having the defective J&J Product replaced or receiving a refund at J&J’s option and J&J’s recourse against Kenvue is generally limited to the aggregate amount of fees and payments Kenvue receives for J&J Products manufactured at the facility. J&J is generally required to indemnify Kenvue, its affiliates and Kenvue and its affiliates’ respective directors, officers, employees, agents and representatives against damages incurred from third-party claims arising from the sale or use of the J&J Products, from Kenvue’s manufacturing or supplying J&J with J&J Products pursuant to the Reverse Transition Manufacturing Agreement or from J&J’s fraud, intentional misconduct or gross negligence in connection with performance of J&J’s obligations under the Reverse Transition Manufacturing Agreement. However, Kenvue is required to indemnify J&J, its affiliates and its and their respective directors, officers, employees, agents and representatives against damages incurred from third-party claims arising from Kenvue’s fraud, intentional misconduct or gross negligence in connection with Kenvue’s performance under the Reverse Transition Manufacturing Agreement.
Quality Agreement
Pursuant to the Transition Services Agreement, Transition Manufacturing Agreement, Reverse Transition Services Agreement and Reverse Transition Manufacturing Agreement, Kenvue and J&J entered into a quality agreement, which governs the exchange of information related to quality and regulatory compliance with regard to products as needed for Kenvue’s and J&J’s respective quality and regulatory compliance obligations, as well as for Kenvue’s and J&J’s respective pharmacovigilance obligations, during the transition period.

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Data Transfer and Sharing Agreement
On May 3, 2023, Kenvue entered into a data transfer and sharing agreement (the “Data Transfer and Sharing Agreement”) with J&J. The Data Transfer and Sharing Agreement sets forth protocols that govern the request, transfer, extraction, traceability, retention and deletion of certain Data primarily related to or used or held for use primarily in connection with either party’s business or operations in the other party’s possession as of the completion of the IPO, certain Data created by J&J solely for Kenvue or on Kenvue’s behalf in relation to the services under the Transition Services Agreement in J&J’s possession as of or after the completion of the IPO, certain Data created by Kenvue solely for J&J or on J&J’s behalf in relation to the services under the Reverse Transition Services Agreement in Kenvue’s possession as of or after the completion of the IPO and certain Data requested by Kenvue or J&J pursuant to the Separation Agreement. The Data Transfer and Sharing Agreement also established a joint data committee, comprised of representatives from Kenvue and J&J, that is responsible for providing general oversight and strategic planning to facilitate the efficient and orderly extraction and transfer of such Data or alternative access to certain shared Data, where transfers are not practicable. The term of the Data Transfer and Sharing Agreement is perpetual.
Other Agreements with J&J
Real Estate Agreements
J&J’s owned real property and leased space has been allocated to J&J or Kenvue, as the case may be, in a manner that is consistent with the different business uses and needs of J&J and Kenvue. To the extent owned property or leased space is to be shared by J&J and Kenvue on a long-term basis or associated real estate services need to be provided by one party to the other, Kenvue has entered, and will continue to enter, into various lease, sublease and license agreements with J&J that will govern each party’s rights and obligations with respect to any such owned or leased property, shared space or service provided. In addition, certain facilities will, pursuant to transition services agreements, be shared between J&J and Kenvue for a limited period of time following the completion of the IPO.
Royalty Monetization Agreements
In connection with the October 2021 corporate restructuring of Johnson & Johnson Consumer Inc. (“Old JJCI”), Old JJCI and its affiliates entered into purchase and sale agreements (the “Royalty Monetization Agreements”) with Royalty A&M LLC (“RAM”), an indirect wholly owned subsidiary of J&J, pursuant to which Old JJCI and its affiliates transferred to RAM their rights to receive four streams of royalties from certain third parties representing an aggregate value of $367.1 million. The royalty streams generally derive from third-party sales of certain branded products, primarily Lactaid® sold in the United States. RAM’s rights to these royalty streams commenced with royalties payable in October 2021 and terminate with royalties payable for third-party Lactaid® branded sales after December 2028 and for other products between December 2027 and November 2031 (each, a “Royalty Conclusion Date”). As a result of the Old JJCI corporate restructuring, the former rights of Old JJCI and its affiliates with respect to these underlying royalty streams were transferred to a second entity named Johnson & Johnson Consumer Inc., a New Jersey company (“New JJCI”) and its affiliates. New JJCI’s operations, assets and liabilities, including these underlying royalty streams, were transferred to Kenvue in connection with the Separation. Following each Royalty Conclusion Date, the underlying royalty arrangements, unless perpetual in nature, will be due for renewal between each third party and Kenvue. In addition, prior to the applicable Royalty Conclusion Date for each royalty stream, or within 12 months thereafter, RAM will maintain a right of first negotiation to purchase from Kenvue the rights to the royalties (or any portion thereof) that are payable to Kenvue from such stream following such Royalty Conclusion Date.

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Information About the Annual Meeting
Attending the Annual Meeting
How can I attend the Annual Meeting?
You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KVUE2024, where you will be able to listen to the meeting live, submit questions, and vote online. We have decided to hold a virtual meeting because it improves shareholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
The Annual Meeting will start at 9:00 a.m. Eastern Time on May 23, 2024. We recommend that you log in a few minutes early to ensure you are logged in when the meeting starts. Online check-in will begin at 8:45 a.m. Eastern Time. To enter the meeting, you will need the 16-digit control number, which is included in the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) or on your proxy card if you are a shareholder of record, or included with your voting instruction card and voting instructions received from your broker, bank, trustee, or other holder of record if you hold your shares of common stock in “street name.”
Will I be able to ask questions and participate in the virtual Annual Meeting?
After voting has taken place and the formal meeting has adjourned, we will hold a brief question and answer session. Only shareholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions. You will be able to submit questions prior to the Annual Meeting by visiting www.proxyvote.com or at the Annual Meeting by joining the virtual Annual Meeting and typing your question in the box provided.
To help ensure that we have a productive and efficient meeting, we ask that you limit your submission to one brief question that is relevant to the Annual Meeting or Kenvue’s business. Questions may be grouped by topic by Kenvue management with a representative question read aloud and answered. In addition, questions may be deemed to be out of order if they are, among other things, irrelevant to our business, repetitious of statements already made, or in furtherance of the speaker’s own personal, political, or business interests. We do not intend to post questions received during the Annual Meeting on our website.
Voting Procedures
Who may vote at the Annual Meeting?
Only shareholders of record of our common stock as of the close of business on our record date, March 25, 2024, are entitled to receive notice of and to vote at the Annual Meeting and at any postponement or adjournment of the meeting. As of the record date, there were 1,914,648,443 shares of our common stock outstanding and entitled to vote at the Annual Meeting, and each share of our common stock is entitled to one vote.
How do I vote?
If you hold your shares in a brokerage account in your broker’s name (“street name”), you will receive voting instructions provided by your broker, bank, trustee or nominee. If you would like to vote your shares at the virtual Annual Meeting, you will need to obtain a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.
If you are a registered shareholder (your Kenvue shares are registered in your own name with our transfer agent, Computershare Trust Company, N.A.,) then you can vote any one of four ways:
•Via the Internet Prior to the Annual Meeting. You may vote by visiting www.proxyvote.com and entering the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form.
•By Telephone. You may vote by calling 800-690-6903, the toll-free number found in the proxy card, voting instruction form or provided on the website listed on the Notice of Internet Availability.

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•By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card (if you are a shareholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the envelope provided.
•Via the Internet During the Annual Meeting. Even if you plan to attend the Annual Meeting, you are encouraged to vote beforehand by Internet, telephone or mail. You may also vote during the Annual Meeting (up until the closing of the polls) by visiting www.virtualshareholdermeeting.com/KVUE2024, entering the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form and following the instructions available on the website.
Telephone and internet voting will close at 11:59 p.m. Eastern Time on May 22, 2024, except with respect to shares held in a Kenvue employee savings plan, which must be submitted by 5:00 p.m. Eastern Time on May 20, 2024. See “Can employees who participate in the Kenvue Savings Plan vote?” below for voting instructions regarding shares held under a Kenvue employee savings plan.
What happens if I do not give specific voting instructions when I deliver my proxy?
•Shareholder of Record. The persons named as proxies will vote your shares in accordance with your instructions. Except as noted below with respect to shares held in the Kenvue Savings Plan, if your properly executed proxy does not contain voting instructions, the persons named as proxies will vote your shares in accordance with the voting recommendations of the Board.
•Beneficial Owner of Shares Held in Street Name. If you are the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, under stock exchange rules, it will nevertheless be entitled to vote your shares with respect to “routine” matters, but it will not be permitted to vote your shares with respect to “non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal.
Proposal 4 (ratification of the appointment of the independent registered public accounting firm) is a matter the Company believes will be considered “routine”.
Proposal 1 (election of directors), Proposal 2 (advisory approval of executive compensation), and Proposal 3 (advisory vote regarding the frequency of future advisory votes on named executive officer compensation) are matters the Company believes will be considered “non-routine”.
If you are a beneficial owner and do not give voting instructions to your bank or brokerage firm on certain matters, the Company believes your bank or broker may vote your shares with respect to Proposal 4, but not Proposals 1-3.
Can employees who participate in the Kenvue Savings Plan vote?
Yes. If you are an employee who participates in the Kenvue Savings Plan, you can vote the shares (if any) that are deemed to be in your account as of the close of business on March 25, 2024.
To do so, you must sign and return the proxy card or vote by the Internet or telephone, as instructed in the proxy materials you received in connection with these shares in the Kenvue Savings Plan. Voting instructions must be received no later than 5:00 p.m. Eastern Time on May 20, 2024, so that the trustee (who votes the shares on behalf of the participants of the Kenvue Savings Plan) has adequate time to tabulate the voting instructions. The trustee will vote those shares you instruct. If you do not provide voting instructions, the trustee will vote your Kenvue Savings Plan shares in the same proportion as the Kenvue Savings Plan shares of other participants for which the trustee has received proper voting instructions, if the voted shares are at five percent (5%) or above of allocated shares. If the voted shares in that plan are less than five percent (5%) of allocated shares, the Trustee may vote any undirected shares in its discretion.
What constitutes a quorum in order to hold and transact business at the Annual Meeting?
The presence in person or by proxy of the holders of record of a majority of voting power of the outstanding capital stock entitled to vote at the meeting constitutes a quorum to call the Annual Meeting. Votes “for” and “against,” “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established. If a share of the Company’s common stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for all other business conducted at the meeting and any adjournments of the meeting unless a new record date is or must be set for the adjourned meeting. If a quorum is not present at the opening of the meeting, the meeting may be adjourned from time to time by the chair of the meeting or by a vote of a majority of the voting power present in person or represented by proxy at the meeting.

2024 Proxy Statement	97

Information About the Annual Meeting
What is the voting requirement to approve each of the proposals?
Assuming the existence of a quorum at the Annual Meeting:
•Each director nominated pursuant to Proposal 1 must receive a vote “for” their election from a majority of the votes cast;
•For Proposal 3 regarding the advisory vote regarding the frequency of future advisory votes on NEO compensation, a frequency option (i.e., every one year, two years or three years) that receives the majority of votes from voting power of capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be considered to be the frequency that has been selected by shareholders; and
•For Proposal 2 and Proposal 4, the affirmative vote of a majority of the voting power of capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve each such proposal.
Abstentions and broker non-votes are not treated as votes either for or against a matter. Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1). Abstentions will have the effect of votes “against” the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2), the advisory vote regarding the frequency of future advisory votes on NEO compensation (Proposal 3), and the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 4). Broker non-votes will have no effect on the proposals to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2) and the advisory vote regarding the frequency of future advisory votes on NEO compensation (Proposal 3). Because the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 4) is a routine matter pursuant to the NYSE’s Rule 452, brokers have discretion to vote uninstructed shares on this matter and as such we do not expect broker non-votes on Proposal 4.
Can I revoke my proxy or change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet prior to or during the Annual Meeting or by telephone, by completing, signing, dating and returning a new proxy card or voting instruction form with a later date. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again.
Who will count the votes?
We have retained representatives of Broadridge Financial Solutions, Inc. as the inspectors of election to tabulate the votes and certify the vote results.
Where can I find the voting results of the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within the time period prescribed by SEC rules.
How are proxies solicited and what is the cost?
We are providing these proxy materials in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting. We bear all expenses incurred in connection with the solicitations of proxies. We have engaged Morrow Sodali LLC to solicit proxies for an estimated fee of $20,000, plus expenses. In addition to the solicitation of proxies by mail and electronically, Kenvue intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. Our directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person. They will not receive any additional compensation for these activities.

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2024 Proxy Materials
Why am I receiving these proxy materials?
Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board’s solicitation of proxies for use at our Annual Meeting of Shareholders. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.
Why did I receive a Notice of Internet Availability in the mail instead of printed proxy materials?
In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to selected shareholders by providing access to these documents over the Internet. Accordingly, on or about April 10, 2024, we sent a Notice of Internet Availability to most of our shareholders.
These shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials by calling the toll-free number or emailing the address found on the Notice of Internet Availability. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help save natural resources and reduce the cost to print and distribute the proxy materials.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability provides you with instructions regarding how to:
•view our proxy materials for the Annual Meeting on the Internet;
•vote your shares after you have viewed our proxy materials;
•request a printed copy of the proxy materials; and
•instruct us to send our future proxy materials to you electronically by email.
What is “householding”?
We have adopted a practice approved by the SEC called ‘‘householding.’’ This means that shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice and our 2023 Annual Report to Shareholders and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees, and the environmental impact. Each shareholder who participates in householding will continue to be able to access or receive a separate proxy card.
Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge at 1- 866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you would like to receive a separate 2023 Annual Report to Shareholders or proxy statement, please send an email to chair@kenvue.com.

2024 Proxy Statement	99

Additional Information
Shareholder Proposals, Director Nominations by Shareholders and Other Items of Business
Address to submit a shareholder proposal or director nomination:
Proposals and other items of business must be addressed to the Corporate Secretary of Kenvue at the address of our principal office: 199 Grandview Road, Skillman, New Jersey 08558.

Type of Proposal	Deadline	Submission Requirements
Shareholder Proposal Pursuant to Rule 14a-8 To be included in our Proxy Statement and proxy card for the 2025 Annual Meeting of Shareholders	December 11, 2024	Must comply with Rule 14a-8 under the Exchange Act
Advance Notice Provisions for Item of Business Other Than Director Nominations	Between November 11, 2024 and December 11, 2024	Must include the information specified under our Amended and Restated Bylaws
Advance Notice Provisions for Director Nominations	Between November 11, 2024 and December 11, 2024, with any additional information required by Rule 14a-19 of the Exchange Act due by March 14, 2025	Must comply with Rule 14a-19 under the Exchange Act Must include the information specified under our Amended and Restated Bylaws
Our Amended and Restated Bylaws can be found at investors.kenvue.com/governance governance-documents.

100	2024 Proxy Statement

Additional Information
Information Requests
Our Form 10-K is available free of charge on our investor website at investors.kenvue.com. No other information on our website is incorporated by reference in or considered to be a part of this document. You may also request a free copy of our Form 10-K by sending an email to Kenvue_IR@Kenvue.com.
Other Matters
The Board knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
Cautions Concerning Forward-Looking Statements
This proxy statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates.
A list and descriptions of risks, uncertainties and other factors can be found in Kenvue’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q and other filings, available at www.kenvue.com or on request from Kenvue. Kenvue and its affiliates undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

2024 Proxy Statement	101

Appendix - Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to supplement the financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). There are limitations to the use of the non-GAAP financial measures presented herein. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Accordingly, the non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. The Company cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. The Company believes these measures help improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. In addition, the Company believes these measures are also among the primary measures used externally by the Company’s investors, analysts, and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in our industry. These measures are also used to evaluate senior management and are a factor in determining their performance under our incentive programs.
Below are definitions and the reconciliation to the most closely related GAAP measures for the non-GAAP measures used in this proxy statement.
Adjusted diluted earnings per share: We define our reported Adjusted diluted earnings per share as Adjusted net income divided by the weighted average number of diluted shares outstanding. Management views this non-GAAP measure as useful to investors as it provides a supplemental measure of the Company’s performance over time.
For purposes of measuring incentive performance, Adjusted diluted earnings per share is also adjusted to eliminate the impact of any unbudgeted significant acquisition, divestiture, accounting or tax law change, special items and intangible amortization expense.
Adjusted gross profit margin: We define our reported Adjusted gross profit margin as U.S. GAAP Gross profit margin adjusted for amortization of intangible assets, operating model optimization initiatives and restructuring expense, conversion of stock-based awards, and Founders Shares. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.
For purposes of measuring incentive performance, Adjusted gross profit margin also excludes the impact of currency exchange rate changes, and any unbudgeted significant acquisition, divestiture, or accounting change.
Adjusted net income: We define our reported Adjusted net income as U.S. GAAP Net income adjusted for amortization and impairment of intangible assets, Separation-related costs, operating model optimization initiatives and restructuring expense, conversion of stock-based awards, Founder Shares, unrealized gain on securities, litigation expense, the impact of the deferred transfer of certain assets and liabilities from Johnson & Johnson in certain jurisdiction (the "Deferred Markets"), interest income earned on the related party note receivable from Johnson & Johnson, and their related tax impacts (i.e. special items). Adjusted net income excludes the impact of items that may obscure trends in our underlying performance. Management believes this non-GAAP measure is useful to investors as the Company uses Adjusted net income for strategic decision-making, forecasting future results, and evaluating current performance.

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Appendix - Non-GAAP Financial Measures
For purposes of measuring incentive performance, Adjusted net income also excludes the impact of any currency exchange rate changes, and any significant unbudgeted acquisition, divestiture, or accounting or tax law change.
Free cash flow: We define our reported Free cash flow as U.S. GAAP Net cash flows from operating activities adjusted for Purchases of property, plant, and equipment. Management believes this non-GAAP measure is useful to investors as it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered a necessary component of our ongoing operations.
For purposes of measuring incentive performance, Free cash flow also excludes the impact of any unbudgeted significant acquisition, divestiture or accounting or tax law change.
Organic net sales: For purposes of measuring incentive performance, we define Organic net sales as U.S. GAAP Net sales excluding the impact of any currency exchange rate changes, and any significant unbudgeted acquisition, divestiture, or accounting change.
Non-GAAP Financial Measures Reconciliation

(Dollars in Millions)	Fiscal Twelve Months Ended December 31, 2023
Net income	$1,664
Adjustments:
Separation-related costs	468
Operating model optimization initiatives and restructuring expense	32
Unrealized gain on securities	7
Amortization and impairment of intangible assets	322
Conversion of stock-based awards	55
Litigation expense	25
Founders Shares	9
Impact of Deferred Markets (minority interest expense)	10
Interest income from related party note	(33)
Tax Adjustments:
Tax impact on special item adjustments	(176)
Adjusted net income (non-GAAP)	$2,383

(Dollars in Billions)	Fiscal Twelve Months Ended December 31, 2023
Net cash flows from operating activities	3.2
Purchases of property, plant, and equipment	(0.5)
Free cash flow (non-GAAP)	2.7

2024 Proxy Statement	103

2024 Proxy Statement

KENVUE INC.
199 GRANDVIEW ROAD
SKILLMAN, NJ 08558

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2024 (or up until 5:00 p.m. Eastern Time on May 20, 2024 for shares held in a KENVUE INC. company employee savings plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your proxy materials and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KVUE2024**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2024 (or up until 5:00 p.m. Eastern Time on May 20, 2024 for shares held in a KENVUE INC. company employee savings plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING ATTENDANCE
The Annual Meeting of Shareholders will be held virtually at www.virtualshareholdermeeting.com/KVUE2024. Shareholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting by logging in at www.proxyvote.com. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V39695-P04607

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KENVUE INC.

The Board of Directors recommends a vote FOR all Director nominees listed:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Richard E. Allison, Jr.	☐	☐	☐
1b. Peter M. Fasolo	☐	☐	☐
1c. Tamara S. Franklin	☐	☐	☐
1d. Seemantini Godbole	☐	☐	☐
1e. Melanie L. Healey	☐	☐	☐
1f. Betsy D. Holden	☐	☐	☐
1g. Larry J. Merlo	☐	☐	☐
1h. Thibaut Mongon	☐	☐	☐
1i. Vasant Prabhu	☐	☐	☐
1j. Michael E. Sneed	☐	☐	☐
1k. Joseph J. Wolk	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Approve, on a non-binding advisory basis, the compensation of Kenvue Inc.'s named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of Kenvue Inc.'s named executive officers.	☐	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. Ratify the appointment of PricewaterhouseCoopers LLP as Kenvue Inc.'s independent registered public accounting firm for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

V39696-P04607

Proxy – KENVUE INC.

This proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders that will be held virtually at www.virtualshareholdermeeting.com/KVUE2024 on May 23, 2024 at 9:00 a.m. Eastern Time

The signatory hereto hereby appoints Matthew Orlando and Paul Ruh and each or either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of KENVUE INC. that the signatory hereto is entitled to vote at the Annual Meeting of Shareholders of KENVUE INC. to be held virtually on May 23, 2024 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/KVUE2024, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of Shares in KENVUE INC. Employee Savings Plans: If you hold shares in a KENVUE INC. company employee savings plan, this Proxy covers those shares held for you in your savings plan, as well as any other shares registered in your name. By signing and returning this Proxy (or voting by telephone or via the internet), you will authorize the Trustee of your savings plan to vote your savings plan shares as you have directed.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side